UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Advanced Emissions Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2890	27-5472457
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8100 SouthPark Way, Unit B, Littleton, Colorado 80120

(303) 734-1727

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark H. McKinnies

8100 SouthPark Way, Unit B, Littleton, Colorado 80120

(303) 734-1727

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Julie A. Herzog, Esq.

SCHUCHAT, HERZOG & BRENMAN, LLC

1900 Wazee Street, Suite 300

Denver, CO 80202

(303) 295-9700

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, par value $0.001 per share	7,604,370	$13.66	$103,875,694	$12,060

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(f)(1) and 457(c) of the Securities Act of 1933, as amended, based on the average high and low prices of ADA-ES, Inc. common stock on the NASDAQ Capital Market on March 11, 2011.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The proxy statement/prospectus that forms a part of this Registration Statement consists of (i) a proxy statement relating to the Annual Meeting of Shareholders of ADA-ES, Inc. (“ADA-ES” or the “Company”) and (ii) a prospectus relating to the common stock of Advanced Emissions Solutions, Inc. (“AES”).

Reference is made to the No-Action Letter issued to the Company by the Staff of the Office of Chief Counsel of the Division of Corporation Finance (the “Staff”) of the Securities and Exchange Commission (available March [14], 2011) and the Staff’s concurrence with the Company’s conclusion, among other things, that (i) the Reorganization (as defined herein) constitutes a “succession” for purposes of Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that AES is deemed a “smaller reporting company” for purposes of Rule 12b-2 of the Exchange Act, (ii) actions taken by AES with respect to its assumption of obligations of the Company under certain stock-based benefit plans do not constitute actions that require disclosure of information under Item 10 of Schedule 14A of Regulation A promulgated under the Exchange Act and (iii) certain financial information required by Form S-4 may be omitted from this proxy statement/prospectus to the extent such information may be omitted pursuant to Instruction 4 of Item 14 of Schedule 14A under the Exchange Act.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 14, 2011

PROXY STATEMENT/PROSPECTUS

A REORGANIZATION IS PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Fellow Shareholder:

On behalf of the board of directors, we are pleased to invite you to the 2011 Annual Meeting of Shareholders of ADA-ES, Inc. (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. (local time) on May 25, 2011 at the Pinehurst Country Club, located at 6255 W. Quincy Avenue, Denver, Colorado, 80235.

At the Annual Meeting, in addition to electing nine directors, you will be asked to consider and vote on a proposal to reorganize our company into a holding company pursuant to which our present company will become a subsidiary of a new Delaware corporation named Advanced Emissions Solutions, Inc., which we refer to in this proxy statement/prospectus as “AES” and you will become a stockholder of this new Delaware holding company. We refer to this proposal in the proxy statement/prospectus as the “reorganization proposal.” You will also be asked to approve three additional proposals. The first is to ratify the Audit Committee’s selection of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The second is to approve Amendment No. 1 to the Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”) to increase the number of authorized shares under the 2007 Plan. The third is to approve the Amended and Restated 2010 Non-Management Compensation and Incentive Plan (the “2010 Plan”) including approval of shares of common stock reserved for issuance under the 2010 Plan.

Upon completion of the reorganization, Advanced Emissions Solutions, Inc. will, in effect, replace our present company as the publicly held corporation. Advanced Emissions Solutions, Inc. and its subsidiaries will conduct all of the operations we currently conduct. Implementing the holding company structure will provide us with strategic, operational and financing flexibility and incorporating the new holding company in Delaware will allow us to take advantage of the flexibility, predictability and responsiveness that Delaware corporate law provides.

In the reorganization, your existing shares of ADA-ES common stock will be converted automatically into shares of AES common stock. You will own the same number of shares of AES common stock as you now own of ADA-ES common stock, and your shares will represent the same ownership percentage of AES as you have of ADA-ES. In addition, the reorganization generally will be tax-free for ADA-ES shareholders. Your rights as a stockholder of AES will be similar to your rights as a shareholder of ADA-ES, including rights as to voting and dividends, except as described herein.

We expect the shares of AES common stock to trade under the ticker symbol “ADES” on the NASDAQ Capital Market, which is the same symbol that ADA-ES is currently traded under. On March 11, 2011, the last trading day before the announcement of the reorganization proposal, the closing price per ADA-ES share was $14.00. On April [    ], 2011, the most recent trading day for which prices were available, the closing price per ADA-ES share was $[            ].

In order to implement the reorganization proposal, we need shareholders to adopt and approve the related reorganization agreement. Our board of directors has carefully considered the merger agreement, which provides for the merger of ADA-ES and a subsidiary of AES called ADA MergerCo and the related transactions described in this proxy statement/prospectus, and believes that it is advisable, fair to and in the best interest of our shareholders, and recommends that you vote FOR the reorganization proposal and FOR the other proposals described in this proxy statement/prospectus. Because adoption of the reorganization proposal requires the affirmative vote of holders of a majority of the outstanding shares entitled to vote at the Annual Meeting, your vote is important, no matter how many or how few shares you may own. Whether or not you plan to attend the Annual Meeting, please take the time to vote by completing, signing and mailing the enclosed proxy card in the postage- paid envelope provided or by voting by telephone or over the internet.

Your board of directors and management look forward to greeting those of you who are able to attend the Annual Meeting. The accompanying notice of meeting and this proxy statement/prospectus provide specific information about the Annual Meeting and explain the various proposals. Please read these materials carefully. In particular, you should consider the discussion of risk factors beginning on page 9 before voting on the reorganization proposal.

Thank you for your continued support of and interest in ADA-ES.

Dr. Michael Durham

President and Chief Executive Officer

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated April [4], 2011 and is being first mailed to ADA-ES shareholders on or about April [8], 2011.

ADA-ES, INC.

8100 SouthPark Way, Unit B

Littleton, Colorado 80120

(303) 734-1727

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 25, 2011

To Our Shareholders:

The Annual Meeting of Shareholders of ADA-ES, Inc. (“ADA-ES” or the “Company”), a Colorado corporation, will be held at 9:00 a.m. (local time) on May 25, 2011 at the Pinehurst Country Club, located at 6255 W. Quincy Avenue, Denver, Colorado, or at any postponement or adjournment thereof, for the following purposes:

1.	To consider and vote upon a proposal (the “reorganization proposal” or the “reorganization”) approving the Agreement and Plan of Merger, dated as of March 14, 2011 (the “Reorganization Agreement”), by and among ADA-ES, Advanced Emissions Solutions Inc., a Delaware corporation and a wholly-owned subsidiary of ADA-ES (“AES” or the “Delaware Company”) and ADA Merger Corp., a Colorado corporation (“MergerCo”) and a subsidiary of the Delaware Company;

2.	To elect nine directors of the Company;

3.	To ratify the Audit Committee’s selection of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

4.	To approve Amendment No. 1 to the Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”) to increase the number of authorized shares under the 2007 Plan, including approval of the shares of common stock for issuance under the 2007 Plan;

5.	To approve the Amended and Restated 2010 Non-Management Compensation and Incentive Plan (the “2010 Plan”) including approval of shares of common stock reserved for issuance under the 2010 Plan; and

6.	To consider and vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Shareholders of record at the close of business on March 29, 2011 are entitled to notice of and to vote at the Annual Meeting.

Our shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by telephone or Internet, or by completing, signing and dating the enclosed proxy card and returning it promptly in the accompanying postage prepaid (if mailed in the U.S.) return envelope.

Please call on our toll-free number (888-822-8617) if you require directions or have other questions concerning the meeting.

By Order of the Board of Directors,

Mark H. McKinnies

Secretary

April [8], 2011

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about ADA-ES from our Annual Report on Form 10-K for the year ended December 31, 2010 and from other documents that are not included in or being delivered with this proxy statement/prospectus. The incorporated information that is not included in or being delivered with this proxy statement/ prospectus is available to you without charge upon your written or oral request. You can obtain any document that is incorporated by reference in this proxy statement/prospectus, excluding all exhibits that have not been specifically incorporated by reference, on the investor relations page of our website at www.adaes.com or by requesting it in writing or by telephone from us at the following address or telephone number:

ADA-ES, Inc.

8100 SouthPark Way, Unit B

Littleton, CO 80120

Telephone: (888) 822-8617

If you would like to request any documents, please do so no later than five business days before the date you must make your investment decision or by May 18, 2011 in order to receive them before the annual meeting.

In addition, if you have any questions about the proposals, you may contact:

Georgeson Inc.

199 Water Street, 26th floor

New York, NY 10038

Shareholders call toll-free: 866-729-6811

Banks and brokers call collect: 212-440-9800

You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus is a part to vote on the proposals being presented at the Annual Meeting. No person has been authorized to provide you with information that is different from what is contained in this document or in the incorporated documents.

This proxy statement/prospectus is dated April [4] , 2011. You should not assume the information contained in this proxy statement/prospectus is accurate as of any date other than this date, and neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of the AES common stock in the reorganization implies that information is accurate as of any other date.

SUMMARY OF THIS PROXY STATEMENT/PROSPECTUS

ADA-ES, INC.

8100 SouthPark Way, Unit B

Littleton, CO 80120

Telephone: (303) 734-1727

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 25, 2011

This Proxy Statement is furnished to the shareholders of ADA-ES, Inc. (the “Company”), a Colorado corporation, in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”), to be voted at our ANNUAL MEETING OF SHAREHOLDERS to be held on Wednesday, May 25, 2011, at the Pinehurst Country Club, located at 6255 W. Quincy Avenue, Denver, Colorado and any postponements or adjournments thereof. This Proxy Statement and accompanying form of proxy is first being mailed or given to our shareholders on or about April 8, 2011. The shares represented by all proxies that are properly executed and submitted will be voted at the Meeting in accordance with the instructions indicated thereon, and if no instructions are given, then to the extent permitted by law, in the discretion of the proxy holder. Throughout this Proxy Statement, the terms “we,” “us” “our” and “our Company” refer to ADA-ES, Inc., and unless the context indicates otherwise, our consolidated subsidiaries.

VOTING RIGHTS AND VOTE REQUIRED

Our Board has fixed the close of business on March 29, 2011, as the record date (the “Record Date”) for determination of shareholders entitled to notice of and to vote at the meeting. On the Record Date, [            ] shares of our Common Stock were issued and outstanding, each of which entitles the holder thereof to one vote on all matters that may come before the Annual Meeting. We do not have any class of voting securities outstanding other than our Common Stock. An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. If a quorum exists, actions or matters other than the election of the Board and the reorganization proposal are approved if the votes cast in favor of the action exceed the votes cast opposing the action unless a greater number is required by the Colorado Business Corporation Act or our Articles of Incorporation. The required vote for the reorganization proposal is the affirmative vote of holders of at least a majority of the outstanding shares entitled to vote at the Annual Meeting. Abstentions will not affect the election of directors or the vote on the reorganization proposal.

If as of the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then that firm or organization is the shareholder of record for purposes of voting at the Annual Meeting and you are considered the beneficial owner of shares held in “street name.” If you are a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares held in your account. If you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may vote your shares on routine matters or they may elect not to vote your shares. The proposal to ratify the appointment of our independent registered public accounting firm for the current fiscal year is considered a “routine matter,” but the other proposals being voted on at the Annual Meeting are not considered “routine matters” and brokers will not be entitled to vote on those proposals absent specific instructions and authorization from the beneficial owners of the shares. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” A broker non-vote occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker non-votes on a particular proposal are considered present for purposes of determining a quorum, but will not be treated as shares present and entitled to vote on any proposal other than the ratification of our public accounting firm and accordingly will have no effect on such vote.

We invite beneficial owners to attend the Annual Meeting. If you are a beneficial owner and not a shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent and bring such proxy to the Annual Meeting. If you want to attend the meeting, but not vote, you must provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to March 29, 2011, a copy of the voting instruction card provided by your broker or other agent or other similar evidence of ownership.

A minimum of one-third of the shares of Common Stock issued and outstanding must be represented at the meeting in person or by proxy in order to constitute a quorum. Cumulative voting is not allowed for any purpose. Assuming a quorum is present, the nine nominees receiving the highest number of votes cast will be elected as directors.

Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by proxies will be voted:

•	FOR the approval of the reorganization proposal and to approve the Reorganization Agreement;

•

FOR the persons nominated by the Board for directors, being Robert N. Caruso, Michael D. Durham, John W. Eaves, Derek C. Johnson, Ronald B. Johnson, W. Phillip Marcum, Mark H. McKinnies, Jeffrey C. Smith and Richard J. Swanson;

•

FOR the ratification of the Audit Committee’s selection of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011;

•	FOR the approval of Amendment No. 1 to the Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”) including approval of shares of common stock reserved for issuance under the 2007 Plan; and

•

FOR the approval of the Amended and Restated 2010 Non-Management Compensation and Incentive Plan (the “2010 Plan”), including approval of shares of common stock reserved for issuance under the 2010 Plan

We do not know of any other matter or motion to be presented at the meeting. If any other matter or motion should be presented at the meeting upon which a vote must be properly taken, to the extent permitted by law, the persons named in the accompanying form of proxy intend to vote such proxy in accordance with that person’s judgment, including any matter or motion dealing with the conduct of the meeting.

Voting by Mail, via the Internet or by Telephone

Shareholders whose shares are registered in their own names may vote by mailing a completed proxy card, via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope and your shares will be voted at the Annual Meeting in the manner you direct. If no directions are specified, such proxies will be voted as described above.

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares over the Internet or by telephone rather than by mailing a completed voting instruction card provided by the bank or brokerage firm. Please check the voting instructions card provided by your bank or brokerage house for availability and instructions. If Internet or telephone voting is unavailable from your bank or brokerage house, please complete and return the enclosed voting instruction card in the self-addressed postage paid envelope provided.

Any shareholder who completes a proxy or votes via the Internet or by telephone may revoke the action at any time before it is exercised by delivering written notice of such revocation to the Company (c/o Mark H. McKinnies, Secretary), 8100 SouthPark Way, Unit B, Littleton, Colorado, 80120, by submitting a new proxy executed at a later date, or by attending the Annual Meeting and voting in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2011

Copies of this proxy statement /prospectus and our Annual Report for the fiscal year ended December 31, 2010 are also available on our website www.adaes.com.

EXPENSES OF SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board, and the cost of such solicitation will be borne by the Company. Georgeson Inc. will distribute proxy materials to beneficial owners, may solicit proxies by personal interview, mail, telephone, and electronic communications, and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of ADA’s common stock held on the record date by such persons. The Company will pay Georgeson Inc. $7,500 for its proxy solicitation services plus related fees for any additional services and will reimburse Georgeson Inc. for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, telephone, and electronic communications by directors, officers and other employees of the Company without additional compensation.

QUESTIONS AND ANSWERS

ABOUT THE REORGANIZATION PROPOSAL

What is the reorganization proposal?

We are asking you to approve an agreement and plan of merger (the “Reorganization Agreement”) that would result in your owning shares in a new Delaware holding company. Under the Reorganization Agreement, ADA-ES, Inc., a Colorado corporation, will merge with ADA Merger Corp., a Colorado corporation, with ADA-ES surviving the merger as a wholly owned subsidiary of Advanced Emissions Solutions, Inc., a Delaware corporation.

Upon completion of the reorganization, AES will, in effect, replace our present company as the publicly held corporation. AES and its subsidiaries will conduct all of the operations we currently conduct. As a result of the reorganization, the current shareholders of ADA-ES will become stockholders of AES with the same number and percentage of shares of AES as they hold of ADA-ES prior to the reorganization. The Reorganization Agreement, which sets forth the plan of reorganization and is the primary legal document that governs the reorganization, is attached as Annex I to this proxy statement/prospectus. You are encouraged to read the Reorganization Agreement carefully.

Why are you forming a holding company?

We are forming a holding company in Delaware to:

•	better align our corporate structure with our business operations;

•

provide us with greater strategic, business and administrative flexibility, which may allow us to acquire or form other businesses, if and when appropriate and feasible, that may be owned and operated by us, but which could be separate from our current businesses; and

•	take advantage of the benefits of Delaware corporate law.

To review the reasons for our reorganization in greater detail, see “Reasons for the Reorganization; Recommendation of our Board.”

What will happen to my stock?

In the reorganization, your shares of common stock will automatically be converted into the same number of shares of common stock of AES. As a result, you will become a stockholder of AES and will own the same number and percentage of shares of AES common stock that you now own of ADA-ES common stock. We expect that AES common stock will be listed on the NASDAQ Capital Market under the same symbol as ADA-ES’s current symbol which is “ADES.”

How will being an AES stockholder be different from being an ADA-ES shareholder?

After the reorganization, you will own the same number and percentage of shares of AES common stock that you owned of ADA-ES common stock immediately prior to the reorganization. You will own shares of a Delaware holding company that owns our operating businesses. In addition, as a stockholder of AES, your rights will be governed by Delaware corporate law and the charter documents of the Delaware corporation. Your rights as a stockholder of AES will be similar to your rights as a shareholder of ADA-ES, including rights as to voting and dividends, except as described in “Description of AES Capital Stock,” “Description of ADA-ES Capital Stock” and “Comparative Rights of Holders of AES Capital Stock and ADA-ES Capital Stock” below.

Will the management or the business of the company change as a result of the reorganization?

No. The management and business of our company will remain the same after the reorganization.

What will the name of the public company be following the reorganization?

The name of the public company following the reorganization will be “Advanced Emissions Solutions, Inc.”

Will the public company’s CUSIP number change as a result of the reorganization?

Yes. Following the reorganization the public company’s CUSIP number will be [                    ].

Will I have to turn in my stock certificates?

No. Do not turn in your stock certificates. We will not require you to exchange your stock certificates as a result of the reorganization. After the reorganization, your ADA-ES common stock certificates will represent the same number of shares of AES common stock.

Will the reorganization affect my U.S. federal income taxes?

The proposed reorganization is intended to be a tax-free transaction under U.S. federal income tax laws. We expect that you will not recognize any gain or loss for U.S. federal income tax purposes upon your receipt of AES common stock in exchange for your shares of ADA-ES common stock in the reorganization; however, the tax consequences to you will depend on your own situation. You should consult your own tax advisors concerning the specific tax consequences of the reorganization to you, including any state, local or foreign tax consequences of the reorganization. For further information, see “Material U.S. Federal Income Tax Consequences.”

How will the reorganization be treated for accounting purposes?

For accounting purposes, our reorganization into a holding company structure will be treated as a merger of entities under common control. The accounting treatment for such events is similar to the former “pooling of interests method.” Accordingly, the consolidated financial position and results of operations of ADA-ES will be included in the consolidated financial statements of AES on the same basis as currently presented.

What vote is required to approve the reorganization proposal?

The required vote is the affirmative vote of holders of at least a majority of the outstanding shares entitled to vote at the Annual Meeting.

What percentage of the outstanding shares do directors and executive officers hold?

On the Record Date, directors, executive officers and their affiliates beneficially owned approximately [    ]% of our outstanding shares of common stock.

If the shareholders approve the reorganization, when will it occur?

We plan to complete the reorganization on or about June 1, 2011, provided that our shareholders approve the reorganization and all other conditions to completion of the reorganization are satisfied.

Do I have dissenters’ (or appraisal) rights?

No, holders of ADA-ES common stock do not have dissenters’ rights under Colorado law as a result of the reorganization proposal.

What is the authorized capital of AES and ADA-ES?

ADA-ES’s amended and restated articles of incorporation currently authorizes the issuance of 50,000,000 shares of common stock and 50,000,000 shares of preferred stock. AES’s certificate of incorporation, which would govern the rights of the Company’s stockholders as a result of the reorganization, currently authorizes the issuance of 50,000,000 shares of common stock and 25,000,000 shares of preferred stock. Upon completion of the reorganization, the number of shares of AES common stock that will be outstanding will be equal to the number of shares of ADA-ES common stock outstanding immediately prior to the reorganization.

Whom do I contact if I have questions about the reorganization proposal?

You may contact our proxy solicitor:

Georgeson Inc.

199 Water Street, 26th floor

New York, NY 10038

Shareholders call toll-free: 866-729-6811

Banks and brokers call collect: 212-440-9800

or us:

ADA-ES, Inc.

8100 SouthPark Way, Unit B

Littleton, CO 80120

Telephone: (888) 822-8617

Attn: Secretary

SUMMARY OF THE REORGANIZATION PROPOSAL

This section highlights key aspects of the reorganization proposal, including the Reorganization Agreement, that are described in greater detail elsewhere in this proxy statement/prospectus. It does not contain all of the information that may be important to you. To better understand the reorganization proposal, and for a more complete description of the legal terms of the Reorganization Agreement, you should read this entire document carefully, including the Annexes, and the additional documents to which we refer you. You can find information with respect to these additional documents in “Where You Can Find More Information.”

The Principal Parties

ADA-ES, Inc.

8100 SouthPark Way, Unit B

Littleton, CO 80120

Telephone: (888) 822-8617

ADA-ES is a leader in clean coal technology and the associated equipment and specialty chemicals, serving the coal-fueled power plant industry. Our proprietary environmental technologies and equipment and specialty chemicals enable power plants to enhance existing air pollution control equipment, minimize mercury, CO2 and other emissions, maximize capacity, and improve operating efficiencies, to meet the challenges of existing and pending emission control regulations. With respect to mercury emissions:

•	We supply activated carbon (“AC”) injection systems, mercury measurement instrumentation, and related services.

•	We are also a joint venture participant in ADA Carbon Solutions (“ADA-CS”), which has commenced operations at its state-of-the-art AC production facility.

•

Under an exclusive development and licensing agreement with Arch Coal, Inc., we are developing and commercializing an enhanced Powder River Basin (“PRB”) coal with reduced emissions of mercury and other metals.

•

Through our consolidated subsidiary, Clean Coal Solutions, LLC (“CCS”), we provide our patented refined coal technology, CyClean, to enhance combustion of and reduce emissions from burning PRB coals in cyclone boilers.

In addition, we are developing CO2 emissions capture technologies under projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

In connection with the reorganization, ADA-ES will merge with MergerCo, with ADA-ES surviving the merger as a wholly owned subsidiary of AES. After the reorganization, ADA-ES will continue to engage in the business currently conducted by ADA-ES, and all of ADA-ES’s contractual, employment and other business relationships will generally continue unaffected by the reorganization.

We are a Colorado corporation. Our headquarters are located at 8100 SouthPark Way, Unit B Littleton, CO 80120, and the telephone number at this location is (888) 822-8617. Information about us is available on our website at www.adaes.com. The contents of our website is not incorporated by reference herein and is not deemed to be part of this proxy statement/prospectus.

Advanced Emissions Solutions, Inc.

8100 SouthPark Way, Unit B

Littleton, CO 80120

Telephone: (888) 822-8617

Advanced Emissions Solutions, Inc., or “AES,” a Delaware corporation, was formed as a wholly owned subsidiary of ADA-ES in order to effect the reorganization. Prior to the reorganization, AES will have no assets or operations other than those incident to its formation.

ADA Merger Corp.

8100 SouthPark Way, Unit B

Littleton, CO 80120

Telephone: (888) 822-8617

ADA Merger Corp., or “MergerCo,” a Colorado corporation was formed as a wholly owned subsidiary of AES in order to effect the reorganization. Prior to the reorganization, MergerCo will have no assets or operations other than those incident to its formation.

What You Will Receive in the Reorganization

In the reorganization, each outstanding share of common stock of ADA-ES will be converted automatically into one share of common stock of AES. In addition, each outstanding option to purchase shares of ADA-ES common stock, if not exercised before the completion of the reorganization, will become an option to acquire, at the same exercise price, an identical number of shares of AES common stock. Each outstanding restricted stock award (or any performance award payable in restricted stock) will become an award of restricted stock (or a performance award payable in restricted stock) in an identical number of shares of AES common stock. Finally, participants in the Company’s equity incentive plans and 401(k) plan will be entitled to receive shares of AES common stock in accordance with the terms of the plans, and shares of common stock of ADA-ES currently held in the plans will be converted into shares of common stock of AES.

On the Record Date, there were outstanding [            ] shares of ADA-ES common stock and [            ] unvested shares of ADA-ES restricted stock, as well as options representing [            ] shares of ADA-ES common stock.

Conditions to Completion of the Reorganization

The completion of the reorganization depends on the satisfaction or waiver of a number of conditions, including, but not limited to, the following:

•

absence of any stop order suspending the effectiveness of the registration statement, of which this proxy statement/prospectus forms a part, relating to the shares of AES common stock to be issued in the reorganization;

•	approval of the Reorganization Agreement by ADA-ES’s shareholders;

•	receipt of approval for listing on the NASDAQ Capital Market of shares of AES common stock to be issued in the reorganization;

•	absence of any order or proceeding that would prohibit or make illegal completion of the reorganization; and

•	receipt by ADA-ES and AES of a legal opinion with respect to the material U.S. federal income tax consequences of the reorganization.

Termination of the Reorganization Agreement

We may terminate the Reorganization Agreement, even after approval by our shareholders, if our Board determines to do so for any reason.

Board of Directors and Executive Officers of AES Following the Reorganization

The board of directors of AES presently consists of the same persons comprising the ADA-ES Board. Upon consummation of the Reorganization, the AES board of directors will be the same as the directors elected by the shareholders of ADA-ES at the Annual Meeting. AES expects that its executive officers following the reorganization will be the same as those of ADA-ES immediately prior to the reorganization.

Markets and Market Prices

AES common stock is not currently traded or listed on any stock exchange or market. ADA-ES common stock is traded under the symbol “ADES” on the NASDAQ Capital Market, and we expect AES common stock to trade on the NASDAQ Capital Market under the same symbol “ADES” following the reorganization. On March 11, 2011, the last trading day before the announcement of the reorganization proposal, the closing price per ADA-ES share was $14.00. On April [2], 2011, the most recent trading day for which prices were available, the closing price per ADA-ES share was $[            ].

Certain Financial Information

We have not included pro forma financial comparative per share information concerning ADA-ES that gives effect to the reorganization because, immediately after the completion of the reorganization, the consolidated financial statements of AES will be the same as ADA-ES’s consolidated financial statements immediately prior to the reorganization, and the reorganization will result in the conversion of each share of ADA-ES common stock into one share of AES common stock. In addition, we have not provided financial statements of AES because, prior to the reorganization, it will have no assets, liabilities or operations other than those incident to its formation.

RISK FACTORS

In considering whether to vote in favor of the reorganization proposal, you should consider all of the information we have included in this proxy statement/prospectus, including its Annexes, and all of the information included in the documents we have incorporated by reference, including our Annual Report on Form 10-K for the year ended December 31, 2010 and the risk factors described in the other documents incorporated by reference. In addition, you should pay particular attention to the risks described below.

Our Board may choose to defer or abandon the reorganization.

Completion of the reorganization may be deferred or abandoned, at any time, by action of our Board, whether before or after the Annual Meeting. While we currently expect the reorganization to take place on or about June 1, 2011, assuming that the reorganization proposal is approved at the Annual Meeting, the Board may defer completion or may abandon the reorganization because of any determination by our Board that the reorganization would not be in the best interests of ADA-ES or its shareholders or that the reorganization would have material adverse consequences to ADA-ES or its shareholders.

We may not obtain the expected benefits of our reorganization into a holding company.

We believe our reorganization into a holding company will provide us with benefits in the future. These expected benefits may not be obtained if market conditions or other circumstances prevent us from taking advantage of the strategic, business and financing flexibility that we believe it will afford us. As a result, we may incur the costs of creating the holding company without realizing the possible benefits.

As a holding company, AES will depend in large part on dividends from its operating subsidiaries to satisfy its obligations.

After the completion of the reorganization, AES will be a holding company with no business operations of its own. Its only significant assets will be the outstanding capital stock of its subsidiaries, which will initially be ADA-ES and its subsidiaries. As a result, AES will rely on funds from ADA-ES and any subsidiaries that it may form in the future to meet its obligations.

The market for AES shares may differ from the market for ADA-ES shares.

Although it is anticipated that the AES common shares will be authorized for listing on the NASDAQ Capital Market, the market prices, trading volume and volatility of the AES shares could be different from those of the ADA-ES shares.

Anti-takeover provisions in AES’s certificate of incorporation and bylaws may delay or prevent a third party acquisition of AES, which could decrease the value of AES’s common stock.

The certificate of incorporation and bylaws of AES contain provisions that could make it more difficult for a third party to acquire it without the consent of its board of directors. These provisions, the first three of which are currently in effect with respect to ADA-ES, will:

•	limit the business at special meetings to the purpose stated in the notice of the meeting;

•

authorize the issuance of “blank check” preferred stock, which is preferred stock with voting or other rights or preferences that could impede a takeover attempt and that the board of directors can create and issue without prior stockholder approval;

•	establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting; and

•

require the affirmative vote of the “disinterested” holders of a majority of our common stock to approve certain business combinations involving an “interested stockholder” or its affiliates, unless either minimum price criteria and procedural requirements are met, or the transaction is approved by a majority of our “continuing directors” (known as “fair price provisions”).

Although we believe all of these provisions will make a higher third-party bid more likely by requiring potential acquirors to negotiate with the board of directors, these provisions will apply even if an initial offer may be considered beneficial by some stockholders and therefore could delay and/or prevent a deemed beneficial offer from being considered. For more information, see “Description of AES Capital Stock” and “Comparative Rights of Holders of AES Capital Stock and ADA-ES Capital Stock” below.

As a stockholder of a Delaware corporation, your rights after the reorganization will be different from, and may be less favorable than, your current rights as a shareholder of a Colorado corporation.

After the completion of the reorganization, you will become a stockholder of a public company incorporated in Delaware instead of Colorado. As a result, your rights as a stockholder will be governed by Delaware corporate law as opposed to Colorado corporate law. Because they are separate bodies of law, Delaware corporate law will be different from Colorado corporate law. Although many of these differences will not have a significant impact on the rights of stockholders, some of these differences may be more or less favorable to stockholders. Some of the differences between Delaware and Colorado corporate law that may be less favorable to stockholders after the completion of the reorganization include the following:

•	under Delaware corporate law, fewer corporate transactions give rise to dissenters’ rights than under Colorado corporate law; and

•

under Delaware corporate law and AES’s bylaws, holders of 20% of the voting shares of AES will have the right to call a special meeting of stockholders, as opposed to Colorado corporate law, which gives holders of 10% of the voting shares the right to call a special meeting.

These differences may limit the significance of your rights as a stockholder in these contexts. For a discussion of these and other differences between Delaware and Colorado corporate law, see “Description of AES Capital Stock,” “Description of ADA-ES Capital Stock” and “Comparative Rights of Holders of AES Capital Stock and ADA-ES Capital Stock” below.

The proposed reorganization into a holding company may result in substantial direct and indirect costs whether or not completed.

The reorganization may result in substantial direct costs. These costs and expenses are expected to consist primarily of attorneys’ fees, accountants’ fees, filing fees and financial printing expenses and will be substantially incurred prior to the vote of our shareholders. The reorganization may also result in certain indirect costs by diverting the attention of our management and employees from our business and by increasing our administrative costs and expenses. These administrative costs and expenses will include keeping separate records and in some cases making separate regulatory filings for each of AES and ADA-ES. The reorganization may also result in certain state sales taxes and other transfer taxes.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this proxy statement/prospectus and in documents incorporated by reference in this proxy statement/prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which represent our management’s beliefs and assumptions concerning future events. When used in this proxy statement/prospectus and in documents incorporated herein by reference, forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and our expectations, beliefs, intentions or future strategies that are signified by the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “may,” “will,” “should” or the negative of these terms or other comparable terminology. These forward- looking statements include statements regarding the costs, benefits and results related to the reorganization including the holding company structure and the impact of Delaware law; timing and completion of the reorganization; the trading symbol of AES’s stock and on what exchange it will trade after the reorganization; who the directors and executive officers of AES will be after the reorganization; the transfer agent of AES’s stock after the reorganization; the tax implications of the reorganization; the impact, cost, structure and use of the ADA-ES Plans (as defined below) and ADA-ES’s compensation policies both after the reorganization or if the reorganization is not consummated; ADA-ES’s reporting requirements after the reorganization, and the Annual Meeting, including whether a director nominee will accept nomination or election to the Board. These statements are subject to risks, uncertainties and assumptions that could cause our actual results and the timing of certain events to differ materially from those expressed in the forward-looking statements.

You should understand that many important factors, in addition to those discussed or incorporated by reference in this proxy statement/prospectus, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include those described in this proxy statement/prospectus under “Risk Factors,” and those identified in our Annual Report on Form 10-K for the year ended December 31, 2010 and in the other documents incorporated by reference. In light of these risks and uncertainties, the forward-looking results discussed or incorporated by reference in this proxy statement/prospectus may not occur.

PROPOSAL ONE

THE REORGANIZATION PROPOSAL

This section of the proxy statement/prospectus describes the reorganization proposal. Although we believe that the description in this section covers the material terms of the reorganization proposal, this summary may not contain all of the information that is important to you. The summary of the material provisions of the Reorganization Agreement provided below is qualified in its entirety by reference to the Reorganization Agreement, which we have attached as Annex I to this proxy statement/prospectus and which we incorporate by reference into this proxy statement/prospectus. You should carefully read the entire proxy statement/prospectus and the Reorganization Agreement for a more complete understanding of the reorganization proposal. Your approval of the reorganization proposal will constitute your approval and adoption of the Reorganization Agreement, the reorganization, the certificate of incorporation of AES and the bylaws of AES.

Reasons for the Reorganization; Recommendation of our Board

At a meeting of the Board held on January 25, 2011 and in an action by written consent dated March 11, 2011, the Board concluded that the reorganization is advisable, determined that the terms of the Reorganization Agreement are fair to and in the best interest of ADA-ES and its shareholders, adopted the Reorganization Agreement and recommended that the Reorganization Agreement be approved by our shareholders.

During the course of its deliberations, our Board consulted with management and outside legal counsel and considered a number of positive factors, including the following:

•

Possible Future Strategic and Business Flexibility of the Holding Company Structure. We believe the holding company structure could facilitate future expansion of our business by providing a more flexible structure for acquiring other businesses or entering into joint ventures while continuing to keep the operations and risks of our other businesses separate. Although we have no present plans or any arrangements, understandings or agreements to make any acquisitions or enter into any joint ventures, we may do so in the future. In addition, if the cash generated over time by our businesses was determined by our Board to be greater than the amount necessary for the operation or capital needs of those businesses, this cash could be transferred to a separate corporate entity owned by the holding company and invested as our Board believes to be appropriate. Furthermore, implementing the holding company structure may reduce the risk that liabilities of our core businesses and other businesses, if any, that may be operated in the future by separate subsidiaries would be attributed to each other.

•

Possible Future Financing Flexibility of the Holding Company Structure. We believe that a holding company structure may be beneficial to stockholders in the future because it would permit the use of financing techniques that are more readily available to companies that hold a variety of diversified businesses under one corporate umbrella, without any impact on our capital structure. For example, AES, in addition to receiving dividends, as and when permitted, from ADA-ES and future subsidiaries, if any, would be able to obtain funds through its own debt or equity financings, and AES’s direct and indirect subsidiaries and other entities in which it holds an ownership interest would be able to obtain funds from AES or other affiliates or through their own third party financings, which may include the issuance of debt or equity securities. However, we have no current plans to seek additional financing at this time.

•

Predictability, Flexibility and Responsiveness of Delaware Law to Corporate Needs. For many years, Delaware has followed a policy of encouraging incorporation in that state and has adopted comprehensive, modern and flexible corporate laws, which are updated regularly to meet changing business needs. As a result of this deliberate policy to provide a hospitable climate for corporate development, many major public corporations have chosen Delaware for their domicile. In addition, the Delaware courts have developed considerable expertise in dealing with corporate issues relating to public companies. Thus, a substantial body of case law has developed construing Delaware corporate law and establishing legal principles and policies regarding publicly held Delaware corporations. We believe that, for these reasons, Delaware law will provide greater legal predictability with respect to our corporate legal matters than we have under Colorado law. We further believe that Delaware law will provide greater efficiency, predictability and flexibility in our public Company’s legal affairs than is presently available under Colorado law.

•

Attractiveness of Delaware Law to Directors and Officers. We believe that organizing under Delaware law will enhance our ability to attract and retain qualified directors and officers. The corporate law of Delaware, including its extensive body of case law, offers directors and officers of public companies more certainty and stability. Under Delaware law, the parameters of director and officer liability are more clearly defined and better understood than under Colorado law. To date, we have not experienced difficulty in retaining directors or officers, but directors of public companies are exposed to significant potential liability. We therefore believe that providing the benefits afforded directors by Delaware law will enable us to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers. At the same time, we believe that Delaware law regarding corporate fiduciary duties provides appropriate protection for our stockholders from possible abuses by directors and officers. In addition, under Delaware law, directors’ personal liability cannot be eliminated for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	unlawful payment of dividends or unlawful repurchases or redemptions of stock, or

•	any transactions from which the director derived an improper personal benefit.

In addition to the positive factors described above, our Board also considered the following potential negative factor associated with the reorganization proposal:

•

Increased Costs and Expenses Associated with Implementing the Reorganization Proposal and Administering a Holding Company Structure. The reorganization may result in substantial direct costs. These costs and expenses are expected to consist primarily of attorneys’ fees, accountants’ fees, filing fees and financial printing expenses and will be substantially incurred prior to the vote of our shareholders. The reorganization may also result in certain indirect costs by diverting the attention of our management and employees from our business and increasing our administrative costs and expenses. These administrative costs and expenses will include keeping separate records and in some cases making separate regulatory filings for each of AES and ADA-ES and future subsidiaries. The reorganization may also result in certain state sales taxes and other transfer taxes.

After careful consideration, our Board has determined that creation of a holding company offers a substantial net benefit to our shareholders. The Board has approved the reorganization proposal, determined that the terms of the Reorganization Agreement and the reorganization are advisable and in the best interest of our shareholders, and has adopted the Reorganization Agreement. Our Board recommends that our shareholders vote “FOR” adoption of the reorganization proposal at the Annual Meeting.

Reorganization Procedure

ADA-ES currently owns all of the issued and outstanding common stock of AES and AES currently owns all of the issued and outstanding common stock of MergerCo, the subsidiary formed for purposes of completing the proposed reorganization. Following the approval of the Reorganization Agreement by the ADA-ES shareholders and the satisfaction or waiver of the other conditions specified in the Reorganization Agreement (which are described below), ADA-ES will merge with MergerCo, the subsidiary of AES. As a result of this merger:

•	ADA-ES will be the surviving corporation, and the separate corporate existence of MergerCo will cease.

•

Each outstanding share of ADA-ES common stock will automatically convert into one share of AES common stock, as described below, and the current shareholders of ADA-ES will become the stockholders of AES.

•	AES will own all of ADA-ES’s common stock and each share of AES common stock now held by ADA-ES will be cancelled.

The result of the reorganization will be that your current company, ADA-ES, will be merged with MergerCo and ADA-ES will become a subsidiary of AES. AES’s certificate of incorporation is included as Annex II to this proxy statement/prospectus, and a copy of AES’s bylaws is included as Annex III to this proxy statement/prospectus. For more information regarding your rights as a shareholder before and after the reorganization, see “Description of AES Capital Stock,” “Description of ADA-ES Capital Stock” and “Comparative Rights of AES Capital Stock and ADA-ES Capital Stock” below.

In all other respects, your company will remain the same. Upon consummation of the reorganization, the AES board of directors will be the same as the directors elected by the shareholders of ADA-ES at the Annual Meeting. AES expects that its executive officers following the reorganization will be the same as those of ADA-ES immediately prior to the reorganization. In addition, our current business and operations will remain the same.

What ADA-ES Shareholders Will Receive in the Reorganization

Each share of ADA-ES common stock will convert into one share of AES common stock. After the completion of the reorganization, you will own the same number and percentage of shares of AES common stock as you currently own of ADA-ES common stock.

ADA-ES Stock Options and Other Rights to Receive ADA-ES Stock

Each of the outstanding options to acquire shares of ADA-ES common stock in the aggregate will become options to acquire, on the same terms and conditions as before the reorganization, an identical number of shares of AES common stock. Each outstanding restricted stock award (or any performance award payable in restricted stock) will become an award of restricted stock (or a performance award payable in restricted stock) in an identical number of shares of AES common stock. There were outstanding options representing an aggregate of [            ] shares of ADA-ES common stock and outstanding restricted stock (including the number of shares of restricted stock payable under performance awards) representing an aggregate of [            ] shares of ADA-ES common stock on the Record Date. ADA-ES’s existing stock-based compensation plans, which include the 2007 Plan and 2010 Plan, under the 2002 ADA-ES Stock Option Plan, the 2004 Executive Stock Option Plan, the 2005 Directors’ Compensation Plan, the ADA-ES, Inc. Profit Sharing Retirement Plan (collectively the “ADA-ES Plans”), plan participants will be entitled to receive shares of AES common stock rather than shares of ADA-ES common stock, on the same terms otherwise provided for in the respective plans.

Corporate Name Following the Reorganization

The name of the public company following the reorganization will be “Advanced Emissions Solutions, Inc.”

No Exchange of Stock Certificates

In the reorganization, your shares of ADA-ES common stock will automatically convert into shares of AES common stock. Your certificates of ADA-ES common stock, if any, will represent, from and after the reorganization, an equal number of shares of AES common stock, and no action with regard to stock certificates will be required on your part.

Conditions to Reorganization

We will complete the reorganization only if each of the following conditions is satisfied or waived:

•

absence of any stop order suspending the effectiveness of the registration statement, of which this proxy statement/prospectus forms a part, relating to the shares of AES common stock to be issued in the reorganization;

•	approval of the Reorganization Agreement by ADA-ES’s shareholders;

•	receipt of approval for listing on the NASDAQ Capital Market of shares of AES common stock to be issued in the reorganization;

•	absence of any order or proceeding that would prohibit or make illegal completion of the reorganization; and

•	receipt by ADA-ES and AES of a legal opinion with respect to the material U.S. federal income tax consequences of the reorganization.

Effectiveness of Reorganization

The reorganization will become effective on the date we file a statement of merger with the Secretary of State of the State of Colorado or a later date that we specify therein. We will file the statement when the conditions to the reorganization described above have been satisfied or waived. We expect that we will specify in the statement that the reorganization will be effective on or about June 1, 2011.

Termination of Reorganization Agreement

The Reorganization Agreement may be terminated at any time prior to the completion of the reorganization (even after approval by our shareholders) by action of the Board if it determines that for any reason the completion of the transactions provided for therein would be inadvisable or not in the best interest of our company or our shareholders.

Amendment of Reorganization Agreement

The Reorganization Agreement may, to the extent permitted by the Colorado Business Corporation Act (the “CBCA”) and Delaware General Corporation Law (“DGCL”), be supplemented, amended or modified at any time prior to the completion of the reorganization (even after approval by our shareholders), by the mutual consent of the parties thereto.

Material U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences of the reorganization to U.S. holders of ADA-ES common stock. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), current and proposed Treasury regulations and judicial and administrative decisions and rulings as of the date of this proxy statement/prospectus, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or to persons subject to special treatment under U.S. federal income tax laws. In particular, this discussion deals only with shareholders that hold ADA-ES common stock as capital assets within the meaning of the Code. In addition, this discussion does not address the tax treatment of special classes of shareholders, such as banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons holding ADA-ES stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, U.S. expatriates, persons subject to the alternative minimum tax and persons who acquired ADA-ES stock in compensatory transactions. If you are not a U.S. holder (as defined below), this discussion does not apply to you.

As used in this summary, a “U.S. holder” is:

•	an individual U.S. citizen or resident alien;

•	a corporation, partnership or other entity created or organized under U.S. law (federal or state);

•	an estate whose worldwide income is subject to U.S. federal income tax; or

•

a trust if a court within the United States of America is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or certain trusts formed prior to August 20, 1996, if such trust has a valid election in effect to be treated as a domestic trust for U.S. federal income tax purposes.

If a partnership (including, for this purpose, any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of ADA-ES common stock, the U.S. federal income tax consequences to a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. A holder of ADA-ES common stock that is a partnership, and the partners in such partnership, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reorganization.

ALL HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE REORGANIZATION TO THEIR PARTICULAR SITUATION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS.

The obligation of ADA-ES to complete the reorganization is conditioned upon, among other things, ADA-ES and AES having received a legal opinion from Sparkman + Foote LLP, dated as of the completion of the reorganization, that the merger will constitute an exchange of ADA-ES common stock for AES common stock governed by Section 351 of the Code, as well as a reorganization within the meaning of Section 368(a) of the Code, and, therefore, no gain or loss will be recognized by the shareholders of ADA-ES upon the receipt of AES common stock pursuant to the merger. The opinions of counsel will be based on then-existing law and based in part upon representations, made as of the effective time of the reorganization transactions, by AES, ADA-ES and MergerCo, which counsel will assume to be true, correct and complete. If the representations are inaccurate, the opinions of counsel could be adversely affected. Neither AES nor ADA-ES has requested nor will request a private letter ruling from the Internal Revenue Service as to the tax consequences of the reorganization transactions. The opinions of counsel will not be binding upon the Internal Revenue Service or any other taxing authority. Assuming the transactions are treated as described in this paragraph, the material U.S. federal income tax consequences of the transactions will be as follows:

•	No gain or loss will be recognized by AES or ADA-ES as a result of the merger;

•	No gain or loss will be recognized by you upon your receipt of AES common stock solely in exchange for your ADA-ES common stock;

•

The aggregate tax basis of the shares of AES common stock that you receive in exchange for your ADA-ES common stock in the merger will be the same as the aggregate tax basis of your ADA-ES common stock exchanged; and

•	The holding period for shares of AES common stock that you receive in the merger will include the holding period of your ADA-ES common stock exchanged.

The foregoing discussion is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences or any other consequences of the reorganization. In addition, the discussion does not address tax consequences, which may vary with, or are contingent on, your individual circumstances. Moreover, the discussion does not address state, local, foreign or non-income tax consequences or tax return reporting requirements. Accordingly, you are strongly urged to consult with your own tax advisor to determine the particular U.S. federal, state, local or foreign income or other tax consequences to you of the reorganization.

Anticipated Accounting Treatment

For accounting purposes, our reorganization into a holding company structure will be treated as a merger of entities under common control. The accounting treatment for such events is similar to the former “pooling of interests method.” Accordingly, the financial position and results of operations of ADA-ES will be included in the consolidated financial statements of AES on the same basis as currently presented.

Authorized Capital Stock

ADA-ES’s amended and restated articles of incorporation currently authorizes the issuance of 50,000,000 shares of common stock, no par value and 50,000,000 shares of preferred stock, no par value. AES’s certificate of incorporation, which would govern the rights of our stockholders after the reorganization, currently authorizes the issuance of 50,000,000 shares of common stock, par value $0.001 and 25,000,000 shares of preferred stock, par value $0.001. Upon completion of the reorganization, the number of shares of AES common stock that will be outstanding will be equal to the number of shares of ADA-ES common stock outstanding immediately prior to the reorganization.

The number of shares reserved for issuance under the ADA-ES Plans as of March 11, 2011 is 224,161. No other shares are presently reserved for any other purpose.

Listing of AES Common Stock on the NASDAQ Capital Market; De-listing and De-registration of ADA-ES Common Stock

The completion of the reorganization is conditioned on the approval for listing of the shares of AES common stock issuable in the reorganization (and any other shares to be reserved for issuance in connection with the reorganization) on the NASDAQ Capital Market. We expect that the AES common stock will trade under the ticker symbol “ADES.” In addition, AES will become a reporting company under the Exchange Act.

Following the reorganization, ADA-ES’s common stock will no longer be quoted on the NASDAQ Capital Market and will no longer be registered under the Exchange Act. In addition, ADA-ES will cease to be a reporting company under the Exchange Act.

Board of Directors and Executive Officers of AES Following the Reorganization

Presently, the AES board and the ADA-ES Board are comprised of the same persons. We expect that immediately following the reorganization the AES board will be comprised of the directors of ADA-ES elected at the Annual Meeting. Nominees for director are Robert N. Caruso, Michael D. Durham, John W. Eaves, Derek C. Johnson, Ronald B. Johnson, W. Phillip Marcum, Mark H. McKinnies, Jeffrey Smith and Richard Swanson.

We expect that the executive officers of AES following the reorganization will be the same as those of ADA-ES immediately prior to the reorganization.

For information concerning persons expected to become directors of AES, see “Proposal Two—Election of Directors” below.

Independent Registered Public Accounting Firm of AES

The approval by the holders of ADA-ES common stock of the Reorganization Agreement will also constitute ratification of Ehrhardt Keefe Steiner & Hottman PC as described under the caption “Proposal Three—Ratification of the Engagement of the Independent Registered Public Accounting Firm” as the Independent Registered Public Accounting Firm of AES for the fiscal year ending December 31, 2011.

Issuances of AES Common Stock under the ADA-ES Plans

The approval by the holders of ADA-ES common stock of the Reorganization Agreement will also constitute approval of the assumption by AES of the ADA-ES Plans and, where appropriate, the future issuance of shares of AES common stock in lieu of shares of ADA-ES common stock under the ADA-ES Plans, each as amended in connection with the reorganization without further shareholder action.

AES Certificate of Incorporation

The approval by the holders of ADA-ES common stock of the Reorganization Agreement will also constitute approval of the terms of the AES certificate of incorporation in the form attached to this proxy statement/prospectus as Annex II.

Restrictions on the Sale of AES Shares

The shares of AES common stock to be issued in the reorganization will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, subject to existing restrictions on certain affiliates of ADA-ES who are affiliates of AES and subject to any restrictions on shares of restricted stock that have not vested.

Description of AES Capital Stock

AES is incorporated in the State of Delaware. The rights of stockholders of AES will generally be governed by Delaware law and AES’s certificate of incorporation and bylaws. The following is a summary of the material provisions of AES’s certificate of incorporation and bylaws. This summary is not complete and is qualified by reference to Delaware statutory and common law and the full texts of AES’s certificate of incorporation and bylaws, which are attached as Annexes II and III to this proxy statement/prospectus.

General

Upon the completion of the reorganization, the authorized capital of AES will be 75,000,000 shares, consisting of 50,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share. All of the shares issued and outstanding upon completion of the reorganization will be fully paid and nonassessable.

Upon completion of the reorganization, the number of shares of AES common stock that will be outstanding will be equal to the number of shares of ADA-ES common stock outstanding immediately prior to the reorganization (other than shares held in treasury, which will be cancelled).

Common Stock

Dividends and Distributions. Subject to preferences applicable to any shares of AES preferred stock issued in the future, the holders of outstanding shares of AES common stock will be entitled to receive dividends and other distributions out of assets legally available at times and in amounts as the board of directors of AES may determine from time to time. All shares of AES common stock are entitled to participate ratably with respect to dividends or other distributions.

Liquidation Rights. If AES is liquidated, dissolved or wound up, voluntarily or involuntarily, holders of AES common stock are entitled to share ratably in all assets of AES available for distribution to the AES stockholders after the payment in full of any preferential amounts to which holders of any AES preferred stock issued in the future may be entitled.

Voting Rights. Holders of AES common stock are entitled to one vote per share on all matters to be voted upon by stockholders. There are no cumulative voting rights. Stockholders may vote by proxy.

Other. There are no preemption, redemption, sinking fund or conversion rights applicable to the AES common stock.

Preferred Stock

The board of directors of AES may, without further stockholder approval, issue up to 25,000,000 shares of preferred stock in one or more series and fix the number of shares constituting the designation, voting powers (if any), preferences and other rights, as well as the qualifications, limitations and restrictions, of the series. The powers, preferences and rights, and the qualifications, limitations or restrictions, if any, of each series of preferred stock may be different from those of any and all other series. The issuance of AES preferred stock may have the effect of delaying, deferring or preventing a change of control of AES without further action by the stockholders, may discourage bids for AES common stock at a premium over the market price of AES common stock and may adversely affect the market price of, and the voting and other rights of the holders of, AES common stock.

Delaware Anti-Takeover Law and Certain Charter Provisions

AES has opted out of provisions of Section 203 of the “DGCL”, which statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the stockholder became an interested stockholder unless certain criteria are met. Instead, the certificate of incorporation includes what is known as a “fair price” provision. The fair price provision is designed to prevent a purchaser from utilizing two-tier pricing and similar tactics in an attempted takeover. This provision requires the affirmative vote of holders of at least a majority of the outstanding shares of voting stock not owned directly or indirectly by any interested stockholder or any affiliate of an interested stockholder to approve any business combination with any related or interested person. If such business combination has been approved by a majority of continuing directors at a meeting at which a continuing director quorum is present or such business combination involves AES and a subsidiary in which a related person has no direct or indirect interest, subject to certain additional limitations, however, such heightened standard for shareholder approval will not apply and the business combination would require only such affirmative vote as may be required by law or otherwise.

AES’s certificate of incorporation provisions provides the board of directors the authority to issue up to 25,000,000 shares of undesignated preferred stock and to determine the rights, preferences and privileges of these shares, without stockholder approval. In addition, the bylaws provide that only the board of directors and the holders of shares entitled to cast not less than twenty percent (20%) of the votes at a special meeting can call a special meeting, which is a higher percentage than the 10% percent level required under the CBCA. The bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders or upon the unanimous written consent of all stockholders.

In addition, AES’s bylaws require that for a stockholder to nominate a director or bring other business before an annual meeting of stockholders, they must satisfy certain advance notice and disclosure requirements. The stockholder must disclose, among other items, certain information related to the business to be proposed at the meeting, its beneficial ownership in AES and whether it is acting in concert with other stockholders or interested parties. Advance notice of any such business must be delivered to or mailed and received at the principal executive offices of the AES not less than one hundred twenty (120) calendar days in advance of the date specified in the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which of public disclosure of such meeting. AES’s bylaws also specify requirements as to the form and content of a stockholder’s notice. These advance notice provisions may delay a person from bringing matters before a stockholders meeting. The provisions provide enough time for us to begin litigation or take other steps to respond to these matters, or to prevent them from being acted upon, if we find it desirable to do so.

Such provisions described above may have the effect of delaying or preventing a change in control.

Limitation of Director Liability and Indemnification

AES’s certificate of incorporation provides, to the fullest extent permitted by Delaware law, that directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law currently provides that this waiver may not apply to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, however, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The certificate of incorporation of AES further provide that we will indemnify each of our directors and officers to the fullest extent permitted by Delaware law and may indemnify other persons as authorized by the DGCL. These provisions do not eliminate any monetary liability of directors under the federal securities laws.

Transfer Agent

We expect that the transfer agent for AES common stock will be Computershare Investor Services, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

The NASDAQ Capital Market Listing

We expect that AES common stock will be listed on the NASDAQ Capital Market under the trading symbol “ADES.”

Description of ADA-ES, Inc. Capital Stock

ADA-ES, Inc. is incorporated in the State of Colorado. The rights of shareholders of ADA-ES are generally governed by Colorado law and ADA-ES’s amended and restated articles of incorporation and second amended and restated bylaws. The following is a summary of the material provisions of ADA-ES’s amended and restated articles of incorporation and second amended and restated bylaws. This summary is not complete and is qualified by reference to Colorado statutory and common law and the full texts of ADA-ES’s certificate of incorporation and second amended and restated bylaws. A copy of ADA-ES’s amended and restated articles of incorporation is attached as Exhibit 3.1 to the Form 10-QSB filed with the SEC on November 10, 2005. A copy of ADA-ES’s second amended and restated bylaws is attached as Exhibit 3.2 to the Company’s Form 10-Q filed with the SEC on November 12, 2010.

General

ADA-ES is authorized to issue 50,000,000 shares of common stock, no par value per share, and 50,000,000 shares of preferred stock, no par value per share. As of the Record Date, ADA-ES had [            ] shares outstanding shares of common stock outstanding held of record by approximately [1500] shareholders. The outstanding shares of ADA-ES’s stock are fully paid and nonassessable.

Common Stock

Dividends and Distributions. Subject to preferences applicable to any shares of outstanding ADA-ES preferred stock, the holders of outstanding shares of ADA-ES common stock are entitled to receive dividends and other distributions out of assets legally available at times and in amounts as the Board of ADA-ES may determine from time to time. All shares of ADA-ES common stock are entitled to participate ratably with respect to dividends or other distributions.

Liquidation Rights. If ADA-ES is liquidated, dissolved or wound up, voluntarily or involuntarily, holders of ADA-ES common stock are entitled to share ratably in all net assets of ADA-ES available for distribution to the ADA-ES shareholders after the payment in full of any preferential amounts to which holders of any ADA-ES preferred stock may be entitled.

Voting Rights. Holders of ADA-ES common stock are entitled to one vote per share on all matters to be voted upon by shareholders. There are no cumulative voting rights. Shareholders may vote by proxy.

Other. There are no preemption, redemption, sinking fund or conversion rights applicable to the ADA-ES common stock.

Preferred Stock

The Board has authority to issue 50,000,000 shares of ADA-ES preferred stock in one or more series and to fix the voting powers, designations, preferences and participating, optional, relative or other special rights, and qualifications, limitations or restrictions of the ADA-ES preferred stock, without any further vote or action by ADA-ES’s shareholders. No shares of preferred stock are issued or outstanding. The issuance of ADA-ES preferred stock may have the effect of delaying, deferring or preventing a change of control of ADA-ES without further action by the shareholders, may discourage bids for the ADA-ES common stock at a premium over the market price of the ADA-ES common stock and may adversely affect the market price of, and the voting and other rights of the holders of, ADA-ES common stock.

Anti-Takeover Provisions Contained in ADA-ES’s Articles of Incorporation and Bylaws

Certain provisions of ADA-ES’s amended restated articles of incorporation and second amended and restated bylaws make it less likely that ADA-ES’s management would be changed or someone would acquire voting control of the company without the board’s consent. These provisions may delay, deter or prevent tender offers or takeover attempts that ADA-ES shareholders may believe are in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock. These provisions include:

•	the authority of the Board to issue up to 50,000,000 shares of undesignated preferred stock and to determine the rights, preferences and privileges of these shares, without approval; and

•	all shareholder actions must be effected at a duly called meeting of shareholders or by unanimous written consent.

Such provisions may have the effect of delaying or preventing a change in control.

Indemnification of Directors and Officers

ADA-ES’s amended and restated articles of incorporation and second amended and restated bylaws provide that ADA-ES shall indemnify its directors and officers, to the fullest extent permitted by law, for any liability or expense including any obligation with respect to an employee benefit plan and any matters covered by the CBCA, except liability that as to which the CBCA prohibits expressly the elimination or limitation of liability.

Transfer Agent

The transfer agent for ADA-ES common stock is Computershare Investor Services, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

The NASDAQ Capital Market Listing

ADA-ES common stock is listed on the NASDAQ Capital Market under the trading symbol “ADES.”

Comparative Rights of Holders of AES Capital Stock and ADA-ES Capital Stock

At the effective time of the merger, ADA-ES common stock will be converted on a one-for-one basis into AES common stock. As a result, AES’s certificate of incorporation and bylaws and the applicable provisions of the DGCL will govern the rights of the former holders of ADA-ES common stock who receive shares of AES common stock pursuant to the merger. The rights of ADA-ES shareholders are currently governed by the CBCA and common law, ADA-ES’s amended and restated articles of incorporation (the “articles”) and ADA-ES’s second amended and restated bylaws (the “bylaws”). The rights of AES stockholders after the completion of the reorganization will be governed by the DGCL and common law, AES’s certificate of incorporation (the “certificate”) and AES’s bylaws (the “bylaws”). The following summary compares the material rights that ADA-ES shareholders currently have and the rights that they will have as stockholders of AES following the reorganization. This summary is qualified in its entirety by reference to the full text of the articles, certificate, bylaws, CBCA and DGCL. For detailed descriptions of the capital stock of ADA-ES and AES, see “Description of ADA-ES Capital Stock” and “Description of AES Capital Stock” in this proxy statement/prospectus.

COLORADO (ADA-ES)	DELAWARE (AES)

Authorized Shares

The authorized capital stock of ADA-ES consists of 50,000,000 shares of common stock, no par value, and 50,000,000 shares of preferred stock, no par value. No shares of preferred stock have been issued.	The authorized capital stock of AES consists of the 50,000,000 shares of common stock, par value per share of $0.001 and 25,000,000 preferred stock, par value per share of $0.001. One share of common stock is outstanding and held by ADA-ES. No shares of preferred stock have been issued.

Voting Requirements

Holders of common are entitled to one vote per share and vote together as a single class on all matters to be voted upon by shareholders.

Under the CBCA, shareholders have the right to cumulate their votes in the election of directors under specified procedures unless the articles of incorporation or bylaws of specified categories of corporations provide otherwise. The right of shareholders to cumulate votes has been eliminated in ADA-ES’s articles.

Same: Holders of common stock will be entitled to one vote per share and will vote together as a single class on all matters to be voted upon by stockholders.

Same: Under the DGCL, stockholders do not have the right to cumulate their votes in the election of directors unless such right is granted in the certificate of incorporation. AES’s certificate does not provide for cumulative voting.

Voting Required For Election Of Directors

The CBCA provides that the vote of a plurality of the shares entitled to vote for directors is required in order to elect a director.	Same: AES’s bylaws provide that a vote of a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election will be required to elect a director.

Classified Board of Directors

ADA-ES’s articles do not provide for a classified board of directors. Accordingly, under the CBCA, all of ADA-ES’s directors are elected annually.	Same: AES’s certificate does not provide for a classified board of directors. Accordingly, under the DGCL all directors of AES will be elected annually.

Number of Directors

Under the CBCA, the number of directors must be specified in a corporation’s bylaws. ADA-ES’s bylaws provide that the board of directors is to be set by the board within a range of between 1 and 15 members. The CBCA, unlike the DGCL, provides that shareholders may amend a corporation’s bylaws without the approval of the board of directors. Accordingly, under the CBCA, shareholders of ADA-ES have the ability to determine the size of the Board of Directors.	The DGCL permits a corporation’s certificate of incorporation to specify the number of directors if it is not specified in the bylaws. The number of directors is specified in AES’s bylaws and states that the board of directors of AES is to be set by the board within a range of 1 and 15 members.

Blank Check Preferred Stock

ADA-ES’s articles provide for up to 50,000,000 shares of blank check preferred stock.	AES’s certificate provides for up to 25,000,000 shares of blank check preferred stock.

Action By Shareholders Without A Meeting

The CBCA requires unanimous written consent for any shareholder action taken without a meeting, unless a provision is contained in a corporation’s articles of incorporation that allows holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted to take such action by consent. ADA-ES’s articles do not contain such a provision.	Same effect: AES’s certificate and bylaws provide that stockholders may take any action permitted at an annual or special meeting of stockholders by unanimous written consent.

Removal of Directors

Consistent with the CBCA, ADA-ES’s bylaws provide that its stockholders may remove directors of the company with or without cause.	Same: Consistent with the DGCL, AES’s bylaws provide that its stockholders may remove directors of the company with or without cause.

Vacancies on the Board of Directors

Under the CBCA, because ADA-ES’s articles do not provide otherwise, any vacancies on the board of directors may be filled either by the remaining directors or the shareholders.	Same: Under the DGCL and AES’s certificate, vacancies on the board of directors of AES will be filled by the remaining directors.

COMMITTEES OF THE BOARD OF DIRECTORS

ADA-ES’s bylaws provide that the board may designate from among its members, an executive and one or more other committees. With the exception of certain actions set forth in the CBCA, which generally prohibit committees from approving significant transactions or taking significant actions, the committees may exercise the authority granted to them by the board.	AES’s bylaws provide that the board may designate one or more committees, each of which shall consist of one or more members of the board. With the exception of certain actions set forth in the DGCL, which generally prohibit committees from amending the certificate, approving a significant merger or acquisition or declaring dividends, the committees may exercise all of the authority of the board to the extent provided in a resolution of the board.

Shareholders Power to Call Special Meetings

In accordance with the CBCA, a special meeting of shareholders may be called by (i) the board of directors or the person authorized by the bylaws to call such a meeting (in the case of ADA-ES, the President or any member of the board of directors), or (ii) at the request of holders of not less than 10% of the outstanding shares of ADA-ES.	Under the DGCL, special stockholder meetings may be called by (i) the board of directors, or (ii) stockholders to the extent authorized by the company’s certificate of incorporation or bylaws. AES’s bylaws provide that a special meeting of shareholders may be called at the request of holders of not less than 20% of the outstanding shares of AES.

Notice of Shareholder Meetings

Consistent with the CBCA, ADA-ES’s bylaws require that (i) if the authorized shares of ADA-ES are to be increased, at least 30 days’ notice shall be given to the shareholders of record and (ii) if a shareholder meeting is adjourned for more than 120 days (in which case a new record date is to be fixed by the board of directors of ADA-ES), notice shall be given to record holders as of the new record date. In all other cases, shareholders must be given at least 10 days’ notice, but not more than 60 days’ notice, of shareholder meetings.	AES’s bylaws provide for the same notice requirements as ADA-ES’s bylaws (i.e. between no less than 10 but not more than 60 days written notice), except that (i) the set notice period for an increase in the authorized shares was eliminated because the DGCL does not require a set notice period and (ii) the 120-day notice in the case of adjournments was changed to a 30-day notice to be consistent with the DGCL.

Notice of Shareholder Nominations for Directors and Business to be Brought Before Meetings

ADA-ES’s bylaws provide that a shareholder may propose business to be brought before an annual meeting of shareholders only if such proposal is (i) properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (ii) included in the notice of meeting given by or at the direction of the board of directors or (iii) otherwise permitted by Colorado law. In addition, if a special meeting is properly called by shareholders, the Board shall determine the time and place of such special meeting, which shall be held ninety (90) days from the last date of proper demand for such, unless another earlier date is established by the Board.	AES’s bylaws provide that no business may be brought before any meeting of stockholders, including the nomination or election of persons to the board of directors, by a stockholder unless the stockholder satisfies certain advance notice and disclosure requirements. The stockholder must disclose, among other items, certain information related to the business to be proposed at the meeting, its beneficial ownership in AES and whether it is acting in concert with other stockholders or interested parties. Advance notice of any such business must be delivered to or mailed and received at the principal executive offices of the AES not less than one hundred twenty (120) calendar days in advance of the date specified in the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which of public disclosure of such meeting. Notice of a special meeting called by stockholders must comply with similar information disclosure requirements as stated above. In addition, if a special meeting is properly called by stockholders, the board of directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request.

Indemnification/Limitation of Liability

ADA-ES’s articles and bylaws provide that ADA-ES shall indemnify its directors and officers, to the fullest extent permitted by law, for any liability or expense including any obligation to with respect to an employee benefit plan and any matters covered by the CBCA, except liability that as to which the CBCA prohibits expressly the elimination or limitation of liability. In addition, as required by the CBCA, the Company is required to give shareholders, with or before the notice for the next shareholders’ meeting, a notice of all indemnification of, or advancement of expenses to, directors of the ADA-ES in connection with a proceeding by or in the right of the corporation.	AES’s certificate provides that, to the fullest extent permitted by the DGCL, directors of AES shall not be held personally liable to AES or its stockholders for monetary damages for breach of any fiduciary duty as a director. In addition, AES’s certificate and bylaws provide that AES shall indemnify, to the fullest extent permitted by the laws of Delaware, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of AES or serves or served at any other enterprise as a director or officer at the request of AES.

Record Date

Consistent with the CBCA, ADA-ES’s bylaws provide that with respect to all actions requiring the fixing of a record date, the record date is not to be more than seventy (70) days (nor fewer than (10) days in the event of a meeting) before a meeting or action requiring a determination of shareholders.	Consistent with the DGCL, AES’s bylaws provide that the record date is not to be more than 60 days (nor fewer than 10 days in the event of a meeting) before a meeting or action requiring determination of stockholders.

Amending the Charter

The CBCA provides that amendments to a corporation’s articles of incorporation (other than certain ministerial amendments that may be made by the board of directors, without shareholder action) may be proposed by the board of directors or by the holders of shares representing at least 10% of all of the votes entitled to be cast on the amendment.	In accordance with the DGCL, amendments to AES’s certificate generally require that the Board adopt a resolution setting forth the amendment, declaring its advisability and submitting it to a vote of the stockholders (i.e., stockholders are not entitled to enact an amendment to the AES’s certificate without any Board action).

The board must recommend the amendment to the shareholders, unless the amendment is being proposed by the shareholders, or unless the board determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders.

Corporate Records (Form of Records)

Under the CBCA, ADA-ES is required to keep as permanent records minutes of all meetings of the shareholders and the Board of ADA-ES, a record of all actions taken by the shareholders or the Board of ADA-ES without a meeting, a record of all actions taken by a committee of the Board of ADA-ES, and a record of all waivers of notices of meetings of shareholders and of the Board of the or any committee of the Board. In addition, the CBCA requires ADA-ES to keep specific records at its principal office, including the Colorado Articles, the Colorado Bylaws, the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years, all written communications within the past three years to shareholders as a group or to holders of any class or series of shares as a group, a list of the names and business addresses of current directors and officers, a copy of ADA-ES’s most recent Colorado annual corporate report, and all financial statements prepared for periods ending during the last three years that a shareholder has a right to request under the CBCA.	Pursuant to the DGCL, any records maintained by AES in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Examination of Books and Records

Pursuant to the CBCA, any record or beneficial shareholder of the ADA-ES may, upon 5 days’ written demand, inspect certain records, including the articles of incorporation, bylaws, minutes of shareholder meetings or records of all actions taken by consent without a meeting, communications with shareholders during the previous three years, the list of names and business addresses of current directors and officers, the most recent Colorado corporate annual report, and all financial statements prepared during the last three years as that a shareholder has a right to request under the CBCA. In addition, upon 5 days’ written demand, any shareholder may inspect the list of shareholders and certain other corporate records, including (a) excerpts of minutes of any meetings of the Board, a board committee or shareholders of ADA-ES, (b) excerpts of actions taken by the Board, a Board committee	Pursuant to the DGCL, the inspection rights of the stockholders of AES are the same as under Colorado law, except: (i) there is no requirement that a stockholder has been a stockholder for at least 3 months or is a stockholder of at least 5% of all outstanding shares of any class of shares when the demand is made, and (ii) if AES refuses to permit inspection or does not reply to the demand within 5 business days after the demand has been made, the stockholder may apply to the Delaware Court of Chancery for an order to compel such inspection.

or shareholders by consent without a meeting, (c) waivers of notices of any meetings of the Board, a Board committee or shareholders, and (d) accounting records of the corporation, if the shareholder either (i) has been a shareholder for at least 3 months or (ii) is a shareholder of at least 5% of all outstanding shares of any class of shares when the demand is made, provided that the demand is made in good faith and for a “proper purpose”“ ( as defined), the shareholder describes with reasonable particularity the purpose and the records the shareholder desires to inspect, and the records are directly connected with the described purpose.

Business Combination Statute/Fair Price Provisions

The CBCA does not contain any “business combination provisions” which would serve to prevent or delay combinations with “interested shareholders.”

ADA-ES’s articles do not contain any “fair price” provisions.

Section 203 of the DGCL provides for a three-year moratorium on certain business combination transactions with “interested stockholders” (generally, persons who beneficially own 15% or more of the corporation’s outstanding voting stock). AES’s certificate includes “fair price” provisions that will be in lieu of Section 203. Accordingly, AES has opted out of Section 203 of the DGCL in its certificate.

AES’s certificate contains a fair price provision. The fair price provision is designed to prevent a purchaser from utilizing two-tier pricing and similar tactics in an attempted takeover. This provision requires the affirmative vote of holders of at least majority of the outstanding shares of voting stock not owned directly or indirectly by any interested stockholder or any affiliate of an interested stockholder to approve any business combination with any related or interested person. If such business combination has been approved by a majority of continuing directors at a meeting at which a continuing director quorum is present or such business combination involves AES and a subsidiary in which a related person has no direct or indirect interest, subject to certain additional limitations; however, however, such heightened standard of shareholder approval will not apply and the business combination would require only such affirmative vote as may be required by law or otherwise.

Dissenters’ and Appraisal Rights

Pursuant to the CBCA, with certain exceptions that apply to corporations listed on a national securities exchange or the NASDAQ stock market, or that are held by more than 2,000 shareholders of record (including for such purpose both “record”	Under the DGCL, appraisal rights are available only in connection with statutory mergers or consolidations. Even in those cases, unless the certificate of incorporation provides otherwise (and AES’s certificate does not so provide), the DGCL

and “beneficial” holders of shares), as is the case for ADA-ES shareholders are entitled to exercise dissenters’ rights in the event of certain mergers, share exchanges, sales, leases, exchanges or other dispositions of all or substantially all of the property of the corporation and conversions. Shareholders also may dissent in the case of a reverse stock split that reduces the number of shares owned to a fraction of a share or to scrip if such scrip is to be acquired for cash or voided. Dissenters’ rights in Colorado are available to both record holders and beneficial holders, however such rights are not available in connection with the reincorporation proposal.	does not provide appraisal rights for any class or series of stock (i) listed on a national securities exchange or (ii) held of record by more than 2,000 stockholders, except that appraisal rights are available for stockholders who, by the terms of the agreement of merger or consolidation, are required to accept anything other than: (i) shares of the corporation surviving or resulting from the merger or consolidation; (ii) shares of any other corporation which at the effective time of the merger or consolidation are either listed on a national securities exchange or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares; or (iv) any combination of the foregoing shares and cash in lieu of fractional shares.

Derivative Actions

Pursuant to the CBCA, if following final judgment, a court finds that an action by a shareholder by or in the right of the corporation (i.e., a “derivative action”) was brought without reasonable cause, the court shall require the plaintiff to pay the defendants’ reasonable expenses attributable to the defense of such action, exclusive of attorney’s fees. In addition, ADA-ES may, at any time before final judgment, require the plaintiff to give security for the costs and reasonable expenses which may be incurred by ADA-ES or other parties named as defendants in the defense of such action, but not including attorney’s fees, if the shareholder instituting the action holds less than 5% of the outstanding shares of any class of ADA-ES, unless the shares so held have a market value in excess of $25,000. If the court then finds that the action was instituted without reasonable cause, the corporation shall have recourse to such security in the amount determined by the court upon termination of the action.	The DGCL’s requirements for bringing derivative actions are substantially similar to those contained in the CBCA, except that the DGCL does not impose (i) the reasonable cause requirement or (ii) the security requirement imposed by the CBCA.

Franchise Tax

There is no franchise tax in Colorado. There is a nominal annual fee assessed to maintain the good standing of a corporation in the State of Colorado.	The DGCL requires corporations to pay franchise tax annually. The amount of such franchise tax will be significantly more than the nominal annual fee ADA-ES is paying in Colorado.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE REORGANIZATION PROPOSAL AND TO APPROVE THE REORGANIZATION AGREEMENT.

PROPOSAL 2

ELECTION OF DIRECTORS

Our Board of Directors consists of nine members. Our Nominating and Governance Committee recommended to our Board of Directors the slate of nine directors for re-election by our shareholders, and the Board approved the recommendation and the slate of directors. Each director will hold office until the next Annual Meeting of Shareholders and thereafter until a successor is elected and qualified. If the reorganization proposal is approved and the Reorganization Agreement is effected, the directors will serve as the directors of the new holding company AES. Cumulative voting is not permitted in the election of directors. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE INDIVIDUALS NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN FAVOR OF THE ELECTION OF THE FOLLOWING PERSONS NAMED AS OUR NOMINEES FOR DIRECTORS: ROBERT N. CARUSO, MICHAEL D. DURHAM, JOHN W. EAVES, DEREK C. JOHNSON, RONALD B. JOHNSON, W. PHILLIP MARCUM, MARK H. MCKINNIES, JEFFREY C. SMITH and RICHARD J. SWANSON.

All of the nominees are currently members of the Board. Each of the nominees has consented to be named herein and to serve if elected. We do not anticipate that any nominee will become unable or unwilling to accept nomination or election, but if this should occur, the persons named in the proxy intend to vote for the election in his stead of such other person as the Board may recommend. It is the policy and practice of the Company that all directors attend the Meeting. Six of our directors serving at the time of our 2010 Annual Meeting of Shareholders attended that meeting.

The following table sets forth certain information as to each nominee (and current director) of the Company:

Name	Age	Position and Offices	Director Since
Robert N. Caruso	59	Director, Chairman of the Compensation Committee, Member of the Nominating and Governance Committee	2006

Michael D. Durham	61	Director, President and Chief Executive Officer	2003

John W. Eaves (1)	53	Director, Member of the Compensation and Nominating and Governance Committees	2004

Derek C. Johnson (2)	50	Director, Member of the Audit and Nominating and Governance Committees	2006

Ronald B. Johnson	79	Director, Member of the Audit and Compensation Committees	2003

W. Phillip Marcum (3)	67	Chairman of the Board of Directors, Member of the Compensation and Nominating and Governance Committees	2008

Mark H. McKinnies	59	Director, Senior Vice President, Chief Financial Officer and Secretary	2003

Jeffrey C. Smith	59	Director, Chairman of the Nominating and Governance Committee and Member of the Compensation Committee	2003

Richard J. Swanson (4)	75	Director, Chairman of the Audit Committee, Member of the Compensation Committee	2006

(1)

Mr. Eaves is a director of Arch Coal, Inc., a public company located in St. Louis, Missouri (NYSE: ACI). The initial appointment of Mr. Eaves to our Board was made pursuant to a 2003 Subscription and Investment Agreement with Arch Coal, Inc. whereby our management agreed to make available one seat on the Board for an Arch Coal designee and to vote all shares and proxies they are entitled to vote in favor of such designee for so long as Arch Coal continues to hold at least 100,000 shares of our common stock.

(2)	Mr. Johnson has served as a director of Qualmark Corporation, a public company (OTC.PK: QMRK), since 2008.
(3)	Mr. Marcum has served as a chairman of the board of Applied Natural Gas Fuels, Inc., a public company located in Westlake Village, California (OTC: AGAS) since 2008. He has served as a director of Key Energy Services, Inc., a public company located in Houston, Texas (NYSE: KEG) since 1996.
(4)	Mr. Swanson has served as a director and Audit Committee Chairman of Ascent Solar Technologies, Inc., a public company located in Thornton, Colorado (NASDAQ: ASTI) since January 2007.

Other than as set forth in footnote above with respect to Mr. Eaves, there are no arrangements or understandings between any directors or executive officers and any other person or persons pursuant to which they were selected as directors or executive officers.

EXPERIENCE AND QUALIFICATIONS OF DIRECTOR NOMINEES

The Nominating and Governance Committee seeks directors with strong reputations and experience in areas relevant to our strategy and operations, such as mining, environmental and chemical technologies, government regulation and relations and supply chain management. Each of the nominees for election as director holds or has held senior executive positions in complex organizations and has operating experience that meets this objective, as described below. In these positions, the nominees have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development. The Nominating and Governance Committee also believes that each of the nominees has other key attributes that are critical to the composition of an effective Board: integrity and demonstrated impeccable ethical standards, sound judgment, analytical skills, the ability to work together in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on the Board and its Committees.

The specific experience, qualifications and background of each nominee follows:

Mr. Caruso currently serves as a managing partner of B/3 Management Resources, LLC, a management consulting and technical services firm, and has held that position since 1988. Mr. Caruso has served as the general manager of Design Net Engineering, LLC, an aerospace engineering company, since 2006. Mr. Caruso has also served as Vice President of IngeniumCare, LLC, a developer of remote healthcare monitoring systems, since 2003. From 1999 to 2001, Mr. Caruso was Vice President and General Manager of Applied Science & Technology, a public company at the time, providing reactive gas processing systems and specialty power sources to the semiconductor and medical equipment markets. Previously, Mr. Caruso was an executive officer of a division of Adolph Coors Company and held several management positions with the Aluminum Company of America (ALCOA). From June 2008 to April 2010, Mr. Caruso served as Chairman of the Board of American Shipping Company ASA, a Norwegian company with U.S. operations based in Philadelphia, PA (OSL:ASMC). Mr. Caruso has a B.S. in Engineering Mechanics and B.A. in General Arts and Sciences from Pennsylvania State University and an MBA from Wayne State University. Mr. Caruso served as Chairman of the Nominating and Governance Committee from January 1 to October 13, 2010 and has served as Chairman of the Compensation Committee since October 13, 2010.

Director Qualifications:

•

Leadership Experience—Managing Partner of B/3 Management Resources, LLC; General Manager of Design Net Engineering, LLC; Vice President of IngeniumCare, LLC; Vice President and General Manager of Applied Science & Technology; Executive Officer of a division of Adolph Coors Company; Management Positions with ALCOA; Chairman of the Board of American Shipping Company ASA; Director of ADA-ES; MBA from Wayne State University.

•	Industry Experience—Senior manager at large industrial companies of technical projects including engineering product and manufacturing systems at the entities and in the capacities described above.

Dr. Durham was a co-founder in 1985 of ADA Technologies, Inc., an Englewood, Colorado private company which contracts to the federal government and others for development of emission technologies. ADA Environmental Solutions, LLC, our wholly owned subsidiary, was originally spun-out of ADA Technologies in 1996. Dr. Durham has been President, CEO and a director of the Company since 2003 and President of ADA Environmental Solutions, LLC since its formation in 1996. Dr. Durham served as a manager of ADA-CS, our joint venture with Energy Capital Partners and affiliated funds of which we own a 25.9% interest, in 2009. Dr. Durham has a B.S. in Aerospace Engineering from Pennsylvania State University, an M.S. and Ph.D. in Environmental Engineering from the University of Florida and an Executive MBA from the University of Denver. Dr. Durham is a member of the Board of the American Coal Council, a trade association of companies that sell, use and provide services related to coal, a Board member and officer of the Institute of Clean Air Companies, a trade association of companies that provide equipment to measure and control air pollution, and was appointed a member of the National Coal Council, which advises the Secretary of Energy on coal-related issues.

Director Qualifications:

•

Leadership Experience—President, CEO and a director of ADA-ES since 2003; Co-founder of ADA Technologies Inc.; President of ADA Environmental Solutions, LLC; Manager of ADA-CS; Executive MBA from the University of Denver.

•

Industry Experience—M.S. and Ph.D. in Environmental Engineering from the University of Florida; Member of the Board of American Coal Council; Board member and officer of the Institute of Clean Air Companies; Member of the National Coal Council. Senior manager of technical projects and intellectual property development at the entities and in the capacities described above.

Mr. Eaves currently serves as President, Chief Operating Officer and a director of Arch Coal, Inc., one of the nation’s largest and most efficient coal producers. Mr. Eaves previously held the position of Vice President of Marketing for Arch Coal since that company’s formation on July 1, 1997. Prior to that time, he served as President of the marketing subsidiary of Arch Mineral Corporation, one of Arch Coal’s predecessor companies. He also held various positions in sales and administration with Diamond Shamrock Company and Natomas Coal Company. Mr. Eaves holds a B.S. degree from the University of Kentucky and attended an Executive Management Program at the Wharton School of Business and an Advanced Management Program at Harvard Business School.

Director Qualifications:

•

Leadership Experience—President, Chief Operating Officer and a director of Arch Coal; various positions in sales and administration with Diamond Shamrock Company and the Natomas Coal Company; attendance at an Executive Management Program at the Wharton School of Business and an Advanced Management Program at Harvard Business School.

•	Industry Experience—In capacity as President of Arch Coal, understands coal industry and market and related coal industry product development. Arch Coal serves many of the same customers as ADA-ES.

Mr. Derek Johnson serves as the President of Fusion Specialties, a specialty supplier to the retail industry, and has held that position since September 2009 and previously from November 2005 to October 2008. Mr. Johnson previously served as the Vice President of new business development for Kennametal, a public company based in Pittsburgh, PA, a global provider of metalworking solutions using tungsten carbide inserts. Mr. Johnson held this position from October 2008 to August 2009. Since 2008, Mr. Johnson has served as a Director of Qualmark

Corporation (OTC.PK: QMRK), a company that designs, manufactures, and markets proprietary equipment that rapidly and efficiently exposes product design and manufacturing-related defects for the purpose of improving product quality and reliability. From 1984 to 2005, Mr. Johnson was employed in various positions, including as President and Chief Operating Officer, by CoorsTek, a manufacturer of technical products, supplying critical components and assemblies for mining, automotive, semiconductor, aerospace, electronic, power generation, telecommunication and other high-technology applications on a global basis. He has a Higher National Certificate from Kirkcaldy College in Scotland and an Executive MBA from the University of Denver.

Director Qualifications:

•

Leadership Experience—President of Fusion Specialties; Vice President of Kennametal; Director of Qualmark Corporation; President and Chief Operating Officer of CoorsTek; Executive MBA from the University of Denver.

•	Industry Experience—Senior management and experience in the development and manufacturer of technical products in diverse international markets at the entities and in the capacities described above.

Mr. Ronald Johnson has been involved in all phases of the chemical industry, including production, compounding and distribution in domestic and international markets, for 50 years. He held a marketing position in strategic planning with DuPont, a global provider of a wide range of innovative products and services, in its Industrial and Biochemical Department; Gamlen Chemical, an international compounding company as manager of worldwide development; and Univar, a large global chemical distributor from 1968 to 1984. He served as a Board member of Charter National Bank and Trust from 1998 to 2002. Mr. Johnson also served on the Board of Earth Sciences, Inc. from 1999 to 2003. Mr. Johnson has been President of Twin-Kem International, Inc., a distributor of agricultural and industrial chemicals, since 1984, and President of ExecuVest, Inc., an oil & gas exploration company, since 1987. Mr. Johnson was Chairman of the Compensation Committee from January 1 to October 13, 2010.

Director Qualifications:

•

Leadership Experience—Strategic planning position with DuPont; Manager at Gamlen Chemical and Univar. Board member of Charter National Bank and Trust, Earth Sciences, Inc. and ADA-ES; Chairman of ADA-ES Compensation Committee; President of ExecuVest, Inc. and Twin-Kem International, Inc.

•	Industry Experience—Over 50 years of domestic and international experience in the industrial chemicals market at the entities and the capacities described above.

Mr. Marcum was appointed a director of the Company in January 2008. Mr. Marcum has served as a chairman of the board of Applied Natural Gas Fuels, Inc., a liquefied natural gas producer based in Westlake Village, California (OTC: AGAS) since 2008. He served as a director of Key Energy Services (NYSE: KEG), an oilfield services company based in Houston, Texas, since 1996. Prior to his appointment to the Board of Key Energy Services, he was the non-executive Chairman of the Board of WellTech, Inc., an energy production services company, from 1994 until March 1996, when WellTech was merged into Key Energy Services. From January 1991 to April 2007, Mr. Marcum was Chairman of the Board, President and Chief Executive Officer of Metretek Technologies, Inc., currently known as PowerSecure International (NASDAQ: POWR), which develops energy and smart grid solutions for electric utilities, and their commercial, institutional, and industrial customers. He retired in April 2007. Mr. Marcum has been a principal in MG Advisors, LLC since April 2007. He holds a bachelor’s degree in Business Administration from Texas Tech University. Mr. Marcum has served as chairman of the Board since June 2009.

Director Qualifications:

•

Leadership Experience—Chairman of the board Applied Natural Gas Fuels; Director of Key Energy Services; Non-executive Chairman of WellTech; Chairman, President and CEO of Metretek Technologies; Chairman of the Board of ADA-ES.

•	Industry Experience—Extensive experience in oil and gas development stage and public companies at the entities and in the capacities described above.

Mr. McKinnies has served as our Chief Financial Officer and Secretary since 2003 and was appointed as Senior Vice President in September 2005. Mr. McKinnies was employed by Earth Sciences from 1978 through 2000. A CPA, Mr. McKinnies worked for Peat, Marwick, Mitchell & Co., a national accounting firm, before commencing employment at Earth Sciences in 1978. Mr. McKinnies holds a bachelors degree in Accounting from the University of Denver.

Director Qualifications:

•	Leadership Experience—Senior Vice President, Chief Financial Officer and Director of ADA-ES; Manager of ADA-CS and Clean Coal.

•	Industry Experience—Served in various capacities at Earth Sciences (the predecessor of ADA-ES) and at ADA-ES for over 30 years.

•	Finance Experience—CPA and worked at the national accounting firm Peat, Marwick, Mitchell & Co; Accounting degree from University of Denver; CFO of ADA-ES.

Mr. Smith was appointed a director of the Company in August 2003. He has unique experience with the air pollution control industry, the industry in which the Company operates, which has given him keen insight into clean air rules, as well as market dynamics and corporate decision-making within the industry. For over 17 years, as the Executive Director of ICAC, he led strategy discussions on government affairs with top management of scores of companies in the air pollution control industry. He has testified over ten times before the U.S. Congress and dozens of times before state clean air regulators. He has also written testimony on nearly 100 proposed clean air rules. He has spoken at conferences (often as the keynote speaker) focused on clean air rules and policy. Most of these national and international conferences were sponsored by organizations of industrial and utility companies who purchase air pollution controls. He is the author of over a dozen articles on clean air policy, and has been quoted widely in clean air trade journals, as well as The Washington Post, New York Times, and Wall Street Journal. Early in his career Mr. Smith served as an appellate litigation attorney for the U.S. Environmental Protection Agency, for which he received two special bonus awards for negotiation and brief-writing in matters involving the utility and coal industries. Mr. Smith also was a founder and acted as managing partner in ESI International from 1981 until April 2003. ESI is a consulting company that employs attorneys, engineers and scientists, and ESI’s primary client base is companies in the air pollution control field. After leaving ESI in 2005, Mr. Smith had his own consulting firm, the Law Offices of Jeffrey C. Smith, until December 2009, representing members of the air pollution control industry on government affairs. He has been retired for one year. Mr. Smith holds a B.A., magna cum laude, in economics from Duke University, where he was elected to Phi Beta Kappa. He also has a J.D. from The University of Michigan Law School. Mr. Smith is chairman of the Nominating and Governance Committee, a position he has held since October 13, 2010. He served on the Company’s audit committee from January 1 to October 13, 2010 and as our Chairman of the Board from March 2006 until June 2009.

Director Qualifications:

•	Leadership Experience—Executive Director of ICAC; Founder and Managing Partner of ESI and the Law Offices of Jeffrey Smith; Chairman of ADA-ES.

•	Industry Experience—Extensive and varied experience within the air pollution control industry and author of over a dozen articles on clean air policy.

•	Government Experience—Testified before Congress and state regulators. Appellate litigation attorney for the EPA.

Mr. Swanson was appointed a director of the Company in July 2006. Mr. Swanson has been an advisor and performance coach to CEOs and business owners in Colorado for 15 years through an affiliation with Vistage

International, Inc. (formerly the Executive Committee), the world’s leading CEO membership organization. Previously he was with Accenture, an international consulting firm, was the CFO of the Denver Regional Transportation District (“DRTD”), a $200 million company, and was the founder and president of Real Estate Associates, Inc. (“REA”), a commercial real estate investment and development company in Denver, Colorado. He has accomplished corporate turnaround projects, has served on a number of private company boards, and is also a director and Audit Committee Chairman of Ascent Solar Technologies Inc. (NASDAQ: ASTI), a developer and manufacturer of solar technology. He has a B.A. in History from the University of Colorado and an MBA from Harvard Business School. Mr. Swanson is Chairman of the Audit Committee.

Director Qualifications:

•

Leadership Experience—Advisor and performance coach to CEO’s and business owners in Colorado for 15 years through an affiliation with Vistage International, Inc; CFO of the DRTD and founder and president of REA; MBA from Harvard Business School; Director and Audit Committee Chairman of ADA-ES and Ascent Solar Technologies Inc.

•	Finance Experience—Consultant at Accenture and experience in the senior finance positions at the entities and the capacities described above.

No family relationship exists between any directors or executive officers.

CORPORATE GOVERNANCE

Director Independence

The Board maintains audit, compensation and nominating and governance committees. In our fiscal year 2010 all directors other than Dr. Durham and Mr. McKinnies qualified as “independent directors” as defined in NASD Rule 4200(a)(15), and each Board committee was comprised solely of independent directors. The charters of each committee are available on our website at www.adaes.com under “Investor Relations.”

Board Meetings and Committees

Our Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. However, in accordance with corporate legal principles, the Board is not involved in day-to-day operating matters. Members of the Board are kept informed of the Company’s business by participating in Board and committee meetings, by reviewing analyses and reports sent to them weekly and monthly, and through discussions with the President and other officers.

The Board of Directors met eight times in 2010. At each of the Board of Directors meetings the independent directors were polled to determine if they believed an Executive Session was needed. On three occasions such sessions were held where management of the Company was excluded. Each of the Audit, Compensation and Nominating and Governance Committees met seven times in 2010. All of the directors were present for more than 75% of the meetings of the Board of Directors and the committees of which they were members held during their individual terms.

Audit Committee

Our Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which consists of Messrs. Derek Johnson, Ronald Johnson and Richard Swanson. Mr. Swanson serves as the chairman of the Audit Committee. Our Board has determined that Mr. Swanson is an Audit Committee Financial Expert. Mr. Swanson is “independent” as that term is used in the listing requirements for the Nasdaq Stock Market, and a brief listing of his relevant experience is stated in his biography above under the caption entitled “Experience and Qualifications of Director Nominees.”

The role and functions of the Audit Committee are set out in the Audit Committee Charter, as amended, originally adopted by the Company’s Board and most recently amended on September 23, 2005. The role of the Audit Committee is one of oversight of our accounting and financial reporting processes and audits of our financial statements. The Audit Committee’s functions include the following: reviewing and assessing the Audit Committee Charter annually; overseeing the Company’s compliance with legal, ethical and regulatory requirements; overseeing the Company’s processes to identify and manage business and financial risk; appointing, approving the compensation of and reviewing the Company’s relationships with its independent registered public accounting firm and/or other auditors and assessing the impact such relationships may have on the auditors’ objectivity and independence; taking other appropriate action to oversee the independence of the outside auditors; reviewing and considering the matters identified in Statement on Auditing Standards No. 61 with the outside auditors and management; reviewing and discussing the Company’s financial statements with the outside auditors and management; recommending whether the Company’s audited financial statements should be included in the Company’s Form 10-K for filing with the Securities and Exchange Commission (“SEC”); and reporting to the Board on all such matters. In performing its oversight function, the Audit Committee relies upon advice and information received in its discussions with the Company’s management and independent registered public accounting firm.

Report of the Audit Committee

We expect to include the following language in this proxy statement/prospectus after the filing of ADA-ES Annual Report on Form 10-K for the year ended December 31, 2010:

The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2010 with the Company’s management; (ii) discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) regarding communication with audit committees (AICPA Professional Standards, Vol. 1, AU section 380); and (iii) received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the Company’s independent accountants the independent accountants’ independence.

Based on the review and discussions with management and the Company’s independent registered public accounting firm referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements as of and for the years ended December 31, 2010 and 2009 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

Respectfully submitted,

The Audit Committee:	[Richard Swanson, Chairman Derek Johnson Ronald Johnson]

Nominating and Governance Committee

Our Board has appointed a Nominating and Governance Committee consisting of Messrs. Caruso, Eaves, Derek Johnson, Marcum and Smith. Mr. Smith serves as the chairman of the Nominating and Governance Committee. The responsibilities of the Committee, as set forth in the Nominating and Governance Committee Charter, include selecting director nominees for the Board, reviewing director compensation and benefits and submitting the same to the entire Board for approval, overseeing the annual self-evaluation of the Board and its committees, recommending the structure and composition of Board committees to the entire Board for approval and monitoring in conjunction with the Audit Committee compliance with our Code of Conduct and granting any waivers thereto with respect to directors and executive officers, recommending individuals to serve as Chairperson of the Board and Chief Executive Officer and reviewing the Chief Executive Officer’s recommendations for individuals to serve as executive officers and analyzing and recommending such persons to the Board.

Criteria established for the selection of candidates for the Board include:

a.	An understanding of business and financial affairs and the complexities of an organization that operates as a public company in the business of the Company;

b.	A genuine interest in representing all of our shareholders and the interests of the Company overall;

c.	A willingness and ability to spend the necessary time required to function effectively as a director;

d.	An open-minded approach to matters and the resolve and ability to independently analyze matters presented for consideration;

e.	A reputation for honesty and integrity that is above reproach;

f.	Any qualifications required of independent directors by the NASDAQ Stock Market and applicable law; and

g.	As to any candidate who is an incumbent director (who continues to be otherwise qualified), the extent to which the continuing service of such person would promote stability and continuity in the Boardroom as a result of such person’s familiarity and insight into the Company’s affairs, and such person’s prior demonstrated ability to work with the Board as a collective body.

Director nominees are generally identified by our officers, directors or shareholders based on industry and business contacts. Regardless of the source of the nomination, nominees are interviewed and evaluated by the Nominating and Governance Committee, other members of the management team and the Board as deemed appropriate by the Nominating and Governance Committee. The Nominating and Governance Committee then presents qualified candidates to the Board for a final discussion and vote.

We do not have a formal policy with respect to the consideration of diversity in the identification of director nominees, but the Nominating and Governance Committee strives to select candidates for nomination to the Board with a variety of complementary skills so that, as a group, the Board possesses the appropriate talent, skills and expertise to oversee the Company’s businesses.

Under the Nominating and Governance Committee Charter, the Nominating and Governance Committee will consider nominees submitted by our shareholders. Recommendations of individuals that meet the criteria set forth in the Nominating and Governance Committee Charter for election at our 2012 annual meeting of shareholders may be submitted to the Committee in care of Mark H. McKinnies, Secretary, at 8100 SouthPark Way, Unit B, Littleton, Colorado 80120 no later than December 12, 2011.

The Committee has recommended to our Board the slate of directors for this Annual Meeting as set forth above. No third party was used in identifying or evaluating nominees, and we received no shareholder recommendations for nominees. The initial appointment of Mr. Eaves to our Board was made pursuant to a 2003 Subscription and Investment Agreement with Arch Coal, Inc. whereby our management agreed to make available one seat on the Board for an Arch Coal designee and to vote all shares and proxies they are entitled to vote in favor of such designee for so long as Arch Coal continues to hold at least 100,000 shares of our common stock.

Compensation Committee

Our Board has appointed a Compensation Committee consisting of Messrs. Caruso, Eaves, Ronald Johnson, Marcum, Smith and Swanson. Mr. Caruso serves as the chairman of the Compensation Committee. The responsibilities of the Compensation Committee, as set forth in the Compensation Committee Charter, most recently amended on June 17, 2008, include reviewing our executive compensation programs to analyze their alignment with attracting, retaining and motivating our executive officers to achieve our business objectives; establishing annual and long-term performance goals for our executive officers and evaluating their performance in light of such goals, reviewing and making recommendations concerning our long-term incentive plans and shareholder proposals related to compensation and administering our equity-based and employee benefit plans. See “Executive Compensation” below for additional information.

Shareholder Communications to Directors

Any shareholder may communicate directly with the Board (or any individual director) by writing to the Chairman of the Board, ADA-ES, Inc., 8100 SouthPark Way, Unit B, Littleton, Colorado 80120 or by emailing the Board through the “Contact the Board” link on our website at www.adaes.com. Any such communication should state the number of shares beneficially owned by the shareholder making the communication. Provided that such communication addresses a legitimate business issue, the Company or the Chairman will forward the shareholder’s communication to the appropriate director. For any communication relating to accounting, auditing or fraud, such communication will be forwarded promptly to the Chairman of the Audit Committee.

Code of Ethics

We have adopted a Code of Conduct that applies to our officers, directors and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller or other persons performing similar functions, which includes a code of ethics as defined in Item 406(b) of SEC Regulation S-K. A copy of our Code of Conduct, which was most recently amended in January 2011, is available on our website at www.adaes.com. We intend to disclose any amendments to certain provisions of our Code of Conduct, or waivers of such provisions granted to executive officers and directors, on our website.

Board Leadership Structure and Role in Risk Oversight

We have a policy of keeping the roles of Chief Executive Officer and Chairman of the Board separate, and the roles are currently filled by two different individuals. We believe this arrangement is appropriate as it recognizes the distinction between the role played by the Chief Executive Officer, which is a position being more heavily oriented towards day-to-day management, while the Chairman’s functions as an independent director whose role is to oversee the Board of Directors and is also able to participate in and chair executive sessions of the Board.

The Board has designated the Audit Committee to take the lead in overseeing risk management, and the Audit Committee periodically reports to the Board regarding briefings provided by management and advisors as well as the Committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes. In addition to this compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s strategy and day-to-day business operations. The Board and management continually work together to assess and analyze our most likely areas of risk.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PERSONS NOMINATED BY THE BOARD FOR DIRECTORS, BEING ROBERT N. CARUSO, MICHAEL D. DURHAM, JOHN W. EAVES, DEREK C. JOHNSON, RONALD B. JOHNSON, W. PHILLIP MARCUM, MARK H. MCKINNIES, JEFFREY C. SMITH AND RICHARD J. SWANSON.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Relationship with Independent Registered Public Accounting Firm

Ehrhardt Keefe Steiner & Hottman PC (“EKS&H”) served as the Company’s independent registered public accounting firm for fiscal years 2009 and 2010 and has performed procedures related to the financial statements.

Shareholder ratification of the Audit Committee’s selection of EKS&H as our independent registered public accounting firm as requested in Proposal 3 is not required by our bylaws or otherwise. The Board is submitting this proposal to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain this firm. We anticipate that a representative of EKS&H, who conducted the audits for the years ended December 31, 2009 and 2010, will be present at the Annual Meeting of Shareholders. There have been no disagreements on matters of accounting principles or practices, financial statement disclosures or audit scope or procedures between the Company and EKS&H, during the most recent fiscal year or any subsequent interim period. The representative of EKS&H will be available to respond to shareholder questions and will have the opportunity to make a statement at that time if the representative desires to do so.

Audit Fees

	EKS&H
	2010	2009
Audit Fees (1)	$188,911	$181,750
Audit Related Fees	$—	$—
Tax Fees (2)	$5,618	$—
All Other Fees (3)	$4,000	$4,859

(1)	Includes annual and quarterly review services related to our Form 8-K, 10-Q, 10-K filings, Section 404 internal control audit service and review services related to the filings of Registration Statements on Form S-3 and Form S-8.
(2)	Includes services related to a sales and use tax audit for the years 2005 through 2009 from the state of Colorado.
(3)	Includes consultation services related to the application of certain accounting principles related to revenue recognition and financial statement disclosures.

Audit Committee Approval of Services

The Audit Committee pre-approves all audit or non-audit services performed by our independent accountant in accordance with Audit Committee policy and applicable law. The Audit Committee generally provides pre-approval of audit services and services associated with SEC registration statements, other SEC filings and responses to SEC comment letters (Audit Fees) and services related to internal control reviews, internal control reporting requirements and consultations with our management as to accounting or disclosure treatment of transactions or events and the impact of rules, standards or interpretations by the SEC and other regulatory or standard-setting bodies (Audit-Related Fees) for each 12-month period within a range of approved fees. To avoid certain potential conflicts of interest, the law prohibits us from obtaining certain non-audit services from our independent accountant. The Audit Committee has delegated authority to approve permissible services to its Chairman. The Chairman reports such pre-approvals to the full Audit Committee at its next scheduled meeting. The Audit Committee Chairman pre-approved 100% of the services provided by the independent accountants in 2010. None of the services of the independent accountants in 2010 were of the type specified in Rule 2-01(c)(7)(i)(C) of SEC Regulation S-X.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF EHRHARDT KEEFE STEINER & HOTTMAN PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

EXECUTIVE OFFICERS

Information concerning our executive officers who are not director nominees is provided below. See “Election of Directors” above for information regarding Dr. Durham and Mr. McKinnies.

Name	Age	Positions and Offices
C. Jean Bustard	53	Chief Operating Officer

Cameron E. Martin	53	Vice President Emissions Control Systems

Richard L. Miller	57	Vice President Business Development

Richard J. Schlager	59	Vice President Technology Services Division

Sharon M. Sjostrom	44	Vice President Technology

Each of the officers named above serves at the pleasure of the Board.

Ms. Bustard was appointed Chief Operating Officer of the Company in June 2004. Ms. Bustard served as Interim President of ADA-CS from October 2008 through September 2010 and has served as a member of its Board of Managers since October 2008. Prior to her appointment as COO, she served as Executive Vice President of ADA Environmental Solutions, LLC, our wholly-owned subsidiary, beginning with its formation in 1996. Ms. Bustard was employed by ADA Technologies from 1988 through 1996. Ms. Bustard holds a B.S. in Physics Education from Indiana University, an M.A. in Physics from Indiana State University and an Executive MBA from the University of Colorado.

Mr. Martin was appointed Vice President Emissions Control Systems of the Company in December 2007. Prior to that appointment he served the Company as a Director of Mercury Control since 2003, Director of Engineering since 1997 and Project Manager in 1996. Mr. Martin has a B.S. in Environmental Science from West Virginia University.

Mr. Miller has served as our Vice President Business Development since January 2011. Prior to that appointment he served as Vice President Business Development of Utility Systems from November 2005 to December 2010. He was previously employed by Hamon Research-Cottrell (HRC), a major provider of air pollution control technology solutions for utilities, refineries and other industries serving the North American market, from 1990 to November 2005, most recently as Vice President of Sales with primary responsibility in Particulate and Mercury Control Technologies. Prior to 1989, Mr. Miller was employed by Buell/General Electric Environmental Services, Inc. (now a part of Fisher-Klosterman, Inc., a CECO Environmental Company), in various technical and sales positions with direct responsibility for all fabric filter technologies. Mr. Miller currently serves as Co-Chair of ICAC’s Mercury Control division and has previously served as Chairman of ICAC’s Fabric Filter Division. Mr. Miller has an A.A.S. in Marine Science Technology from Southern Maine University, a B.S. Degree in Management from Lebanon Valley College and an Executive MBA from Colorado Technical University.

Mr. Schlager was appointed as our Vice President of Technology Services Division in August 2010. Prior to that appointment he serviced as Vice President of Administration of the Company since August 2007, served as the Vice President, Contract Research and Development from 2000 to 2007 and was employed by ADA Technologies from 1989 until that time. Mr. Schlager holds a B.S. in Chemistry and an M.S. in Metallurgical Engineering from the Colorado School of Mines.

Ms. Sjostrom served as Vice President of Technology from January 2007 to December 2010. Effective January 1, 2011, she was promoted to Chief Technology Officer. Previously she served the Company as Director, Technology Development since 2003 when we acquired her company EMC Engineering, LLC, an engineering services company, where she served as President since 2002. From 1998 until September 2002, Ms. Sjostrom served as Director of Emissions Control for Apogee Scientific, LLC, a provider of advanced engineering and environmental technologies. Ms. Sjostrom has a B.S. in Mechanical Engineering from Colorado State University, an M.S. in Mechanical Engineering from the California Institute of Technology and an Executive MBA from the University of Denver.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL SHAREHOLDERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table provides information with respect to the beneficial ownership of the Company’s common stock by (1) each of our shareholders whom we believe are beneficial owners of more than 5% of our outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. We base the share amounts shown on each person’s beneficial ownership as of February 25, 2011 (including options exercisable within 60 days thereof), unless we indicate some other basis for the share amounts. Percentage ownership is calculated based on 7,603,176 shares outstanding as of February 25, 2011. Except as noted below, each of the individuals named below has sole voting and investment power for the respective shares.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class
C. Jean Bustard (Chief Operating Officer) 8100 SouthPark Way, Littleton, CO	105,936	(1)	1.4%
Robert N. Caruso (Director) 8100 SouthPark Way, Littleton, CO	31,558	(2)	*
Michael D. Durham (Director, President and CEO) 8100 SouthPark Way, Littleton, CO	290,755	(3)	3.8%
John W. Eaves (Director) 8100 SouthPark Way, Littleton, CO	1,000	(4)	*
Derek Johnson (Director) 8100 SouthPark Way, Littleton, CO	31,550	(5)	*
Ronald B. Johnson (Director) 8100 SouthPark Way, Littleton, CO	29,363	(6)	*
W. Phillip Marcum(Director) 8100 SouthPark Way, Littleton, CO	36,849	(7)	*
Cameron E. Martin (VP Emissions Control Systems) 8100 SouthPark Way, Littleton, CO	24,882	(8)	*
Mark H. McKinnies (Director, Secretary, Senior VP and CFO) 8100 SouthPark Way, Littleton, CO	140,601	(9)	1.8%
Richard Miller (VP Business Development for Utility Systems) 8100 SouthPark Way, Littleton, CO	36,203	(10)	*
Richard J. Schlager (VP Technology Services Division) 8100 SouthPark Way, Littleton, CO	57,833	(11)	*
Sharon M. Sjostrom (VP Technology) 8100 SouthPark Way, Littleton, CO	26,656	(12)	*
Jeffrey C. Smith (Director) 8100 SouthPark Way, Littleton, CO	37,783		*
Stiassni Capital Partners, LP, Stiassni Capital, LLC and Nicholas C. Stiassni 3400 Palos Verdes Drive West, Rancho Palos Verdes, CA 90275	400,000	(13)	5.3%
Richard Swanson (Director) 8100 SouthPark Way, Littleton, CO	31,723	(14)	*
Trafelet Capital Management, L. P., Trafelet & Company, LLC and Remy Trafelet 590 Madison Avenue, 39th Floor, New York, NY 10022	377,231	(15)	5.0%
Directors and Officers as a Group (14 individuals)	882,692	(16)	11.1%

*	Less than 1%.

Notes:

(1)	Included in the amount shown are 24,543 shares to which Ms. Bustard has the right to acquire beneficial ownership through stock options, 12,000 shares of restricted stock which have not yet vested and are subject to certain repurchase rights and 16,230 shares held in Ms. Bustard’s Retirement Plan account.
(2)	Included in the amount shown are 5,000 shares to which Mr. Caruso has the right to acquire beneficial ownership through stock options and 4,509 shares held by B/3 Management Resources, LLC, which is controlled by Mr. Caruso as a Managing Director.
(3)	Included in the amount shown are 52,909 shares held in Dr. Durham’s Retirement Plan account, 15,000 shares of restricted stock which have not yet vested and are subject to certain repurchase rights, and 49,010 shares to which Dr. Durham has the right to acquire beneficial ownership through stock options.
(4)	Does not include 288,023 shares held by Arch Coal, Inc. Mr. Eaves is President, Chief Operating Officer and a director of Arch Coal, Inc. and disclaims beneficial ownership of such shares.
(5)	Included in the amount shown are 5,000 shares to which Mr. Johnson has the right to acquire beneficial ownership through stock options.
(6)	Included in the amount shown are 4,783 shares held by the Johnson Family Trust and 24,580 shares held by Twin-Kem International, Inc., which is controlled by Mr. Johnson as the President and Owner.
(7)	Included in the amount shown are 5,000 shares to which Mr. Marcum has the right to acquire beneficial ownership through stock options.
(8)	Included in the amount shown are 2,417 shares to which Mr. Martin has the right to acquire beneficial ownership through stock options, 689 shares of restricted stock which have not vested and are subject to certain repurchase rights and 9,916 shares held in Mr. Martin’s Retirement Plan account.
(9)	Included in the amount shown are 38,067 shares held in Mr. McKinnies’ Retirement Plan account, 500 shares held as trustee for the MJ Kraft Trust, 12,500 shares of restricted stock which have not vested and are subject to certain repurchase rights and 34,210 shares to which Mr. McKinnies has the right to acquire beneficial ownership through stock options.
(10)	Included in the amount shown are 13,000 shares to which Mr. Miller has the right to acquire beneficial ownership through stock options, 1,500 shares of restricted stock which have not vested and are subject to certain repurchase rights and 4,666 shares held in Mr. Miller’s Retirement Plan account.
(11)	Included in the amount shown are 28,300 shares to which Mr. Schlager has the right to acquire beneficial ownership through stock options and 17,135 shares held in Mr. Schlager’s Retirement Plan account.
(12)	Included in the amount shown are 2,363 shares to which Ms. Sjostrom has the right to acquire beneficial ownership through stock options and 5,511 shares held in Ms. Sjostrom’s Retirement Plan account.
(13)	As of December 31, 2010 per joint Schedule 13G/A filed with the SEC on January 25, 2011, which reported as follows: Stiassni Capital Partners, LP owns all of the 400,000 shares, and Stiassni Capital, LLC is the general partner of Stiassni Capital Partners, LP. Mr. Nicholas C. Stiassni is managing member of Stiassni Capital LLC. Stiassni Capital Partners, LP, Stiassni Capital, LLC and Mr. Stiassni all have shared voting and dispositive power over the 400,000 shares.
(14)	Included in the amount shown are 5,000 shares to which Mr. Swanson has the right to acquire beneficial ownership through stock options.
(15)	As of January 31, 2011 per joint Schedule 13G filed with the SEC on February 10, 2011, which reported as follows: Trafelet Capital Management, L. P. owns all of the 377,231 shares. Trafelet Capital Management, L.P., Trafelet & Company, LLC and Remy Trafelet all have shared voting and dispositive power over the 377,231 shares.
(16)	The amount shown includes options to purchase 173,843 shares of our common stock held by individuals in the group.

EXECUTIVE COMPENSATION

Our philosophy for executive compensation is set forth in a document entitled “ADA-ES Executive Compensation Plan” (the “EC Plan”) which was adopted by the Board on November 4, 2004. The EC Plan applies to the Executive Team, which includes the President/Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, and all Vice Presidents of the Company. Executives become eligible to participate in this plan after completing 12 months of continuous service with ADA-ES. Participation may be modified based on the Board’s approval.

The Compensation Committee establishes the base salary for all executive officers and establishes annual performance incentive metrics. The CEO makes recommendations as to base salary and incentive compensation of all other executive officers to the Committee. Base salary is defined as ongoing, cash compensation paid bi-weekly based on such factors as job responsibilities, external competitiveness, and the individual’s experience and performance. Pay ranges are set based on the local market for similar positions, with consideration given to regional and national rates of pay for employees serving similar functions in comparable companies. Base salary is typically increased annually based on cost of labor/living increases. In determining appropriate merit increases, we consider the actual market change for various job families in addition to published local CPI-U data. The market change is determined by tracking the year-over-year change in the median rate for a given position or job family using regional salary surveys. ADA-ES attempts to ensure middle market pay for solid performers and consider higher levels of pay for outstanding performers. ADA-ES does not intend to be a market leader in base compensation. A decision to materially increase or decrease compensation would be based on the aforementioned factors. Mountain States Employers Council, a regional compensation consultant (“MSEC”), has been engaged by the Compensation Committee and has assisted with the design and application of the EC Plan, advised on the appropriateness of incentive levels for executive positions and provided assistance in setting the weight for metrics in modeling the EC Plan.

In the second quarter of 2009 we instituted programs to conserve cash and working capital including a 30% reduction in cash compensation paid to certain executive officers. On April 13, 2010, our Board eliminated such reductions, such that such executive officers’ cash compensation was returned to their prior levels. On the same day, our Board also approved a 10% increase in the base salary of Dr. Durham, our President and CEO, and a 5% increase in the base salaries of Mr. McKinnies, our Senior Vice President and Chief Financial Officer, and Ms. Bustard, our Chief Operating Officer, based on recent market data from MSEC, the fact that we were at a critical point in implementing the Company’s growth strategy, in recognition of such executives’ recent significant achievements and to ensure retention of such individuals. On June 16, 2010 our Board approved the recoupment by the executive officers of the cash compensation they would have earned if the 30% reduction had not occurred in 2009. The reinstatement and recoupment amounts are reflected in the Summary Compensation table shown below. On July 27, 2010, the Compensation Committee approved an additional increase in Dr. Durham’s base salary to $405,000, in Mr. McKinnies’ base salary to $300,000, and in Ms. Bustard’s base salary to $255,000, all to be effective as of January 1, 2011 and increases in the salaries of the company’s other executive officers effective as of July 1, 2010. These increases were made based upon data provided by MSEC that showed higher salary levels for public company executives. Prior data considered by the Compensation Committee was primarily for private companies.

Annual performance incentives are designed to motivate the management team to achieve critical short-term goals, typically one to two years, which are expected to contribute to the long-term health and value of the organization. Incentives may be paid in cash or equity as determined by the Board. We generally grant restricted stock awards to new executives at the Board meeting following the commencement of employment.

Incentive amounts are set based on organization level and market practices. The performance metrics under the EC Plan focus on specific business objectives set during the first half of each year. Objectives are those quantitative metrics, such as revenue and working capital, which management and the Board determine are most important to the short and long term health and value of the organization. Potential incentive amounts for 2009 and 2010 performance were established at 50% and 40% of base salary for the CEO and other members of the executive team, respectively.

In 2004, we adopted the Executive Stock Option Plan (the “2004 ESO Plan”) discussed below, and granted all 200,000 options authorized under such plan to our then five executive officers, expecting to utilize the acceleration of vesting of such options, for so long as they are available, as the means to pay any incentive amounts earned by the executive officers pursuant to the EC Plan who are also covered in the 2004 ESO Plan for the following several years. Because the exercise prices of the outstanding options far exceeded our stock price, in early 2009, the Board vested all remaining outstanding stock options including those remaining in the 2004 ESO Plan. We have not granted options to the executive officers who received options under the 2004 ESO Plan since 2004. Our share-based compensation, including options granted under the 2003 Plan and the 2004 ESO Plan, is accounted for at an estimated fair value (See Footnote 1 to the Consolidated Financial Statements included in Item 8 of our Form 10-K for the year ended December 31, 2010).

Summary of vested shares from the 2004 ESO Plan:

	Shares	Option Exercise Price
Shares on January 1, 2005	172,920	—
2005 Vested	38,428	$8.60
2006 Vested	17,258	$8.60
2007 Vested	—	—
2008 Vested	—	—
2009 Vested	117,234	$8.60

Options granted under the 2004 ESO Plan are non-qualified stock options (“NQSO”). The Compensation Committee chose NQSOs as a means to pay any incentive amounts earned by the executive officers pursuant to the EC Plan because it believed such options aligned the interests of the executive officers with the interest of our shareholders, provided potential additional value from appreciation and allowed the recipient to determine the timing of tax consequences from the award. From a practical standpoint, such an approach does not work if the market price of the stock is at or near the option exercise price.

Annual incentive awards under the EC Plan for the CEO and the other executive officers as a group are made by the Compensation Committee in January or February of each year with respect to the previous year’s performance. The CEO has the discretion to allocate the incentive pool set by the Committee to the other executive officers, subject to final approval by the Committee Chairman over such allocations. Annual incentives, if any, are planned for payment by February 28th of the calendar year following the incentive period. Incentives paid in cash are subject to payroll taxes and other customary withholdings. These incentives can be deferred and paid to a designated beneficiary, although that has not been the case with any incentives awarded thus far. In early 2010 and 2011 the Compensation Committee approved an incentive award earned by executive officers based on 2009 and 2010 performance, respectively, under the EC Plan with a value of approximately $147,641 and $626,952, respectively, in the aggregate for the CEO and the other executive officers as a group. The Compensation Committee allocated 24% and 21% of the 2009 and 2010 Incentive Awards to the CEO and gave the CEO discretion to allocate the remaining amounts to the other executive officers. Each executive received 100% of his or her portion of the 2009 Incentive Award in the Company’s stock to the extent issuance was not capped by the annual per share limit of the 2007 Plan (defined below). In 2010, each executive officer could elect to receive a portion of his or her 2010 Incentive Award in stock.

From time to time the Board may recognize exemplary performance of any executive with a cash or stock award. Exemplary performance is performance that the Board determines to have required significant effort and commitment and is determined to have had a significant positive impact on the current or future performance of the organization. No such payments were made in 2009 and 2010.

The use of equity payments, such as using accelerated vesting of options granted under the 2004 ESO Plan, to make incentive payments and the award of stock-based incentives for achieving specific project milestones, is intended to link short-term success to long-term performance and decision making, and to align management and shareholder interests. Payments may be made in shares or options, as determined by the Board, considering accounting and regulatory restrictions, and the financial condition of the Company. The stock portions of the 2010 and the 2009 Incentive Awards are shown below in the Summary Compensation table under the “Stock Awards” column. The cash portions of the 2010 and 2009 Incentive Awards are shown below in the Summary Compensation table under the “Non-Equity Incentive Plan Compensation” column.

Crowfoot Incentive Program for Certain Executive Management

In March 2008, the Compensation Committee and the Board approved an incentive program (the “Crowfoot Incentive Program”) pursuant to the 2007 Plan under which 172,500 shares of ADA-ES common stock were awarded (but not vested) to four of our executive officers and an independent consultant as an incentive for the executives and the consultant to work diligently to attain certain milestones related to progress on the development, construction and operation of an activated carbon production facility (the “Crowfoot Project”). The facility was developed by Red River Environmental Products, LLC, a wholly-owned subsidiary of ADA-CS.

The eligible recipients of awards under the Crowfoot Incentive Program, and the number of shares awarded to each, are as follows: Michael Durham – 57,500 shares, Mark McKinnies – 46,000 shares, C. Jean Bustard – 46,000 shares, Richard Miller – 11,500 shares and Financial Consultant – 11,500 shares. A portion of the shares awarded to each of the recipients “vests” upon attainment of each defined milestone. In no event will the shares attributable to a milestone vest in the recipient if the milestone is not attained by a certain date (unless the milestone due date is extended, as described below).

The milestones under the Crowfoot Incentive Program are as follows:

•	Strategic Partner Plus Promote,
•	Off-Take Contracts,
•	Financial Close,
•	Project Schedule—Plant Start Up, and
•	Commercial Production and Profitability.

Each milestone has a target date by which the milestone is intended to be satisfied. The number of shares that become eligible for vesting diminishes by five percent (5%) of the number committed to a particular milestone for each month after the target date that the milestone remains unsatisfied. Therefore, if a particular milestone remains unsatisfied for twenty months after its target date, no shares will ever vest for that milestone and all shares attributed to that milestone will be eligible for repurchase by the Company for $.01 per share. Each recipient can request that we purchase up to 35% of the shares upon vesting for the fair market value of the shares (as defined in the 2007 Plan) to assist the recipient with tax obligations that may be owing at the time of vesting. The determination as to whether to purchase such shares rests solely in our discretion.

On March 25, 2010, the Compensation Committee amended the Crowfoot Incentive Program to extend the date for attainment of the “Financial Close” milestone. The due date for the Financial Close milestone was extended by 15.5 months from the previous due date as a result of delays in obtaining project financing that we believe were primarily caused by general economic conditions, which the Compensation Committee decided should not penalize the Program grantees.

On October 12, 2010, the Compensation Committee determined that the “Financial Close” and “Project Schedule- Plant Start Up” Milestones had been attained, and 95% of the shares of Common Stock dedicated to these Milestones totaling 43,950 vested. The named executive officers whose shares vested as a result of attainment of these milestones are Dr. Michael Durham (15,750 shares), Mr. Mark McKinnies (12,600 shares) and Ms. C. Jean Bustard (12,600 shares). The remaining 3,000 shares vested to a Financial Consultant. The five percent (5%) or 2,442 shares of Common Stock committed to these milestones were returned to the 2007 Plan as the milestones were not obtained by the due date.

On November 11, 2010, the Compensation Committee waived the condition in the Crowfoot Incentive Program that each participant be “meaningfully involved” in the Crowfoot Project at the time of vesting for each milestone given the Company’s reduced ownership of ADA-CS and the participants’ significant historical contributions to the Crowfoot Project. The Compensation Committee also waived the requirement for Dr. Durham, Mr. McKinnies and Ms. Bustard that such participants had to be employed by the Company or a subsidiary at the time of vesting for the final milestone, in case any of such participants were terminated without cause prior to such time given their significant contributions and efforts to achieve such milestone to date.

Stock Price Incentive Program for Certain Executive Management

In April 2008, the Compensation Committee established a “Stock Price Incentive Program,” for which 100,000 shares were reserved under the 2007 Plan. No awards have been made, and none are expected to be made under this program given that the milestone is unlikely to be achieved on a timely basis. The milestone for this program was that the price of our common stock had to equal or exceed $35.00 a share for 20 consecutive trading days, and must have been achieved by April 15, 2011.

Refined Coal Activities Supplemental Compensation Plan

On April 20, 2010, the Compensation Committee of our Board approved a supplemental compensation plan called the “Refined Coal Activities Supplemental Compensation Plan” pursuant to which a fund was established consisting of seven percent (7%) of the net profit, on a cash received basis, resulting from the Company’s “Refined Coal Activities” (as defined in the Plan), which will be determined based on the “Net Contribution Margin,” as defined, of each activity contributing to the Plan. As of this time, Refined Coal Activities include only the activities being carried out through Clean Coal, although the Compensation Committee can designate other activities to be included in the Plan. The amount available to the fund will be based on full cost accounting from the start of the activity contributing revenue to the fund, and revenue from any given customer will be included in the Plan for three years from the date revenue is first received from the customer. The amount available for distribution under the Plan will be calculated and paid annually following the close of our fiscal year. Three percent of the net profit, if any, from Refined Coal activities (42.85% of the fund) will be paid to the Company’s Chief Executive Officer, Michael Durham, and four percent of the net profit (57.15% of the fund) will be paid to eligible Plan participants (consisting of employees, contractors and consultants) who will be chosen annually by Dr. Durham (following the end of each fiscal year), based on their contributions to our Refined Coal Activities during the prior fiscal year. In early 2011, the Compensation Committee approved the calculation of the approximately $430,000 incentive award earned under the Refined Coal Activities Supplemental Compensation Plan in 2010. $184,000 of the 2010 Refined Coal Activities Supplemental Compensation Incentive Award was paid to the CEO and the CEO allocated the remaining amount to the other executive officers and employees.

Other Aspects of Executive Employment

There is no severance pay policy or other benefits payable after termination for any executive. See “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” below regarding executives’ obligations after termination.

In the event of a restatement of income, any overpayments made to executives may be reclaimed at the discretion of the Board of Directors.

We have key person term insurance for our CEO in the amount of $5 million and for our COO and CFO in the amount of $2 million for each individual. The policies may be assigned to the individuals upon termination of employment other than for cause whereupon the executive would be responsible for any premium payments.

Executives are encouraged to own a number of shares of stock equal to a value of at least one (1) times the annual base salary as a condition of continued employment with ADA-ES. Executives have five (5) years from the later of November 4, 2004 (the date the EC Plan was adopted) or the date of hire/promotion to accomplish this level of ownership. Ownership is calculated considering holdings of restricted stock, whether or not the restrictions have expired, private holdings, and shares held in retirement accounts. Holding of options also will be considered in the ownership calculation by adding the value of the spread of in-the-money options to the total value of other holdings. The Compensation Committee reviewed executive equity ownership against the ownership goals for our executives in April 2010.

After the stock ownership guidelines have been met, executives may sell unrestricted stock they have owned for a period greater than 12 months, and may exercise vested stock options and sell shares to pay for the exercise price and withholding tax, except as otherwise provided for in the underlying stock option agreement. The Company must be advised of any sale of stock options or shares of stock at least 30 days in advance or the executive must be engaged in a pre-announced program sale in compliance with federal securities laws, and such sales must be made in compliance with our insider trading policy.

Executives leaving the Company may be required to hold their stock in the Company for at least 6 months after leaving the Company.

The ADA-ES, Inc. Profit Sharing Retirement Plan, which is a plan qualified under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”) covers all eligible employees. Pursuant to that plan, we make matching contributions to each eligible employee’s account up to 7% of the employee’s eligible compensation, and may make, at the discretion of the Board, contributions based on the profitability of the Company to those accounts. Beginning in June 2009, we have made our matching contributions in shares of the Company’s common stock. No discretionary contributions were made to the 401(k) Plan in either 2009 or 2010. Investments in an employee’s account may be made in stocks, bonds, mutual funds and other investments permitted by the Plan’s administrator.

Employee contributions to the 401(k) Plan are 100% vested. Company contributions become 100% vested if an employee’s employment ends after the date such employee attains normal retirement age (age 65), dies or becomes disabled. If an employee’s employment is terminated prior to the date the employee attains normal retirement age (65) or dies or becomes disabled, the employee will become vested in the Company’s matching contributions and any discretionary contributions according to the schedule below:

Years of Vesting Service	Vested Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

The following summary compensation table shows compensation during the fiscal years ended December 31, 2010 and 2009 of those persons who were, at December 31, 2010, our principal executive officer (“PEO”), and the two most highly compensated executive officers other than the PEO (collectively, the “NEOs”). Mark McKinnies is our principal financial officer (“PFO”). The structure of pay for each NEO is the same, although as noted above the potential incentive amounts under the EC Plan for 2009 and 2010 performance were established at 50% of base salary for the PEO and 40% of base salary for other NEOs.

Summary Compensation Table for Years Ended December 31, 2009 and 2010

Name of Individual and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Michael D. Durham	2010	$332,027	$-0-	$-0-	$-0-	$319,180	$-0-	$17,504	$668,711
President, CEO and Director (PEO)	2009	$209,651	$-0-	$53,220	$-0-	$-0-	$-0-	$13,438	$276,309

Mark H. McKinnies	2010	$266,903	$-0-	$29,860	$-0-	$105,237	$-0-	$15,056	$417,056
Senior VP, CFO and Director (PFO)	2009	$175,274	$-0-	$36,190	$-0-	$-0-	$-0-	$11,077	$222,541

C. Jean Bustard	2010	$253,199	$-0-	$29,860	$-0-	$94,408	$-0-	$13,082	$390,549
COO	2009	$164,074	$-0-	$36,190	$-0-	$-0-	$-0-	$10,517	$210,781

(1)	The 2010 amounts include deferred wages from 2009 that were earned and paid in shares of common stock in 2010 and were valued in accordance with FASB Topic 718.
(2)	Amounts equal the 2009 Incentive Award, which was paid in stock, and the portions of the 2010 Incentive Award executives elected to receive in stock, each valued in accordance with FASB Topic 718.
(3)	Includes the cash portion of the 2010 Incentive Award and the cash portion of the Refined Coal Activities Supplemental Compensation Plan.
(4)	Amounts represent matching contributions in cash or stock made or accruing to the 401(k) Plan by the Company for the benefit of the named individual.

Outstanding Equity Awards at December 31, 2010

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price per Share	Option Expiration Date	Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested	Equity Incentive Plan Award: Number of Unearned Shares That Have Not Vested (2)	Equity Incentive Plan Award: Market Value of Unearned Shares That Have Not Vested (2)
Michael D. Durham	49,010	-0-	-0-	$8.60	8/23/14	-0-	-0-	15,000	$167,400
Mark H. McKinnies	34,210	-0-	-0-	$8.60	8/23/14	-0-	-0-	12,000	$133,920
C. Jean Bustard	24,543	-0-	-0-	$8.60	8/23/14	-0-	-0-	12,000	$133,920

(1)	Represents options granted on August 23, 2004 pursuant to our 2004 ESO Plan.
(2)	The shares consist of Crowfoot Incentive Program awards granted on March 17, 2008. These shares will vest, if ever, upon the attainment of the last milestone set forth in the Program. The market value of such shares was determined based on a share price of $11.16 at December 31, 2010.

Nonqualified Deferred Compensation

Although our EC Plan allows for deferrals of payment, the Company does not currently have any deferred compensation plans that apply to the NEOs.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

We have executed employment agreements with every full-time employee, including our executive officers. The agreements with all of our executive officers contain the following provisions:

1.	Description of position, duties, authority, compensation, benefits and obligation of the employee to devote full time to the fulfillment of his/her obligations under the agreement.

2.	Obligations to disclose and Company ownership of inventions and confidential subject matter, which obligations survive for two years after termination of employment.

3.	Assignment of inventions, obligations regarding inventions and confirmation of no Company obligation to commercialize inventions, all of which survive after termination of employment.

4.	Acknowledgement that copyright works are “works for hire” and obligation of employee to maintain written records of all inventions and confidential subject matter.

5.	Restrictive obligations relating to confidential subject matter, which survive after termination of employment.

6.	Acknowledgement and agreement regarding no conflicting obligations and obligations upon termination of employment.

The agreements with our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer also contain the following provisions:

1.	Automatic extensions for one-year periods unless previously terminated with appropriate advance notice.

2.	Three months’ prior written notice of intent to terminate by either the Company other than for cause, death or permanent disability or the employee.

The compensation amounts included in the employment agreements are subject to annual adjustment and the compensation levels for the named executive officers are shown in the tables above. None of our employment contracts or other agreements contain any provisions for the payment of any amounts that result from or will result from the resignation, retirement or any other termination of any executive officer’s employment with us or from a change-in-control of the Company or a change in the named executive officer’s responsibilities following a change-in-control except as described below.

Under our stock incentive plans, unless otherwise provided in a stock option agreement, options held by a director, executive or employee are exercisable after such person’s death or permanent disability without regarding to any vesting requirements of such options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms filed or received by us, or written representations from the reporting persons, each Executive Officer, with the exception of Cameron Martin, filed two late reports each of which contained one transaction not reported on a timely basis. Cameron Martin filed three late reports containing one transaction not reported on a timely basis. Two of our Directors, Ronald Johnson and John Eaves, filed one late report contacting one transaction not reported on a timely basis.

Risks Arising from Compensation Policies and Practices

We believe that our compensation policies and practices do not motivate excessive or imprudent risk-taking. We note the following key aspects of our compensation in making this determination:

•	The Company’s EC Plan is based on balanced performance metrics that promote disciplined progress towards longer-term Company goals in addition to the short-term health of the organization;

•	We do not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;

•

Our Crowfoot Incentive Program is based on achievement of specifically identified and disclosed milestones, all of which promote the long-term achievement of the operation of the activated carbon facility;

•

Our Refined Coal Activities Supplemental Compensation Plan is based on a portion of the net profit, on a cash received basis, resulting from our “Refined Coal Activities,” which takes into account both revenues and costs associated with that business; and

•	When considering the Company’s executive share ownership and holding objectives, the Company’s compensation programs are weighted towards offering long-term incentives.

Because of these factors, we believe that our compensation policies and practices, both for our employees generally and for our executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

DIRECTOR COMPENSATION

Our Nominating and Governance Committee has responsibility for reviewing the compensation plan for our non-management directors annually and making recommendations to the entire Board for approval. The Committee has not delegated authority to any other person to determine director compensation. Our two executive officers who serve on the Board have provided their views as to the amount and form of director compensation, and Mr. McKinnies, our Chief Financial Officer, has made recommendations to the Committee regarding the form of compensation (i.e. cash or stock) and tax and accounting ramifications of awards. In addition, the two executive officers who serve on our Board vote on the recommendations for director compensation made by the Committee to the Board. In October 2010, the Committee reviewed industry data from MSEC and the National Association of Corporate Directors Director Compensation Report and Survey Data and has sought the input of representatives of MSEC on its compensation structure and amounts.

•

Annual Retainer. In 2010, each non-management director was entitled to receive a $70,000 annual retainer, at least $35,000 of which was payable in stock (not to exceed any limits in the 2007 Plan) and the remainder of which is payable in cash. In October 2010, the Board approved a $10,000 increase in its annual retainer.

•	Initial Appointment or Election. Directors receive a one-time award of options to acquire 5,000 shares of our common stock upon initial appointment or election to the Board.

•

Chairman Retainers. The Chairman of the Board and Chairman of the Audit Committee each received $10,000 per year, and the Chairman of the Compensation Committee and the Chairman of the Nominating and Governance Committee each received $5,000 per year for their services in such positions. These amounts are all paid in cash.

•

Committee Service Retainers. Directors receive $2,500, payable in cash, for each standing committee on which such director serves (unless such director is receiving compensation for acting as Chairman of such Committee, in which case no additional sum is paid). From time to time, the Board of Directors may also establish special committees. In 2010, Messrs. Caruso, Marcum and Swanson each served on a special committee established by the Board for no additional compensation.

We have maintained directors and officers insurance coverage for our directors and executive officers since May 2006. The annual cost of such coverage is approximately $110,000.

Director Compensation During the Year Ended December 31, 2010

The following amounts were earned by our non-management directors who served during 2010. Dr. Durham and Mr. McKinnies do not receive any additional compensation for their service on the Board or any special committees.

Name	Fees Earned or Paid in Cash ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert Caruso (1)	$43,750	$41,572	$-0-	$-0-	$-0-	$85,322
John Eaves (2)	$41,250	$34,215	$-0-	$-0-	$-0-	$75,465
Derek Johnson (1)	$41,250	$39,527	$-0-	$-0-	$-0-	$80,777
Ronald Johnson (3)	$43,125	$43,500	$-0-	$-0-	$-0-	$86,625
W. Phillip Marcum	$51,250	$39,407	$-0-	$-0-	$-0-	$90,657
Jeff Smith	$41,250	$34,873	$-0-	$-0-	$-0-	$76,123
Richard Swanson (4)	$48,750	$47,568	$-0-	$-0-	$-0-	$96,318

Totals	$310,625	$280,662	$-0-	$-0-	$-0-	$591,287

(1)	Cash fees are paid to a limited liability company owned by such individual.
(2)	Cash fees and shares issued for services from Mr. Eaves are paid or issued to Arch Coal, Inc.
(3)	Cash fees and shares issued for services from Mr. Ronald Johnson are paid or issued to Twin-Kem International, Inc.
(4)	Cash fees and shares issued for services from Mr. Swanson are paid or issued to R&K Corp.
(5)	Amounts represent retainers for services on the Board and on the Audit, Nominating and Governance, Compensation and special committees. Like our NEOs, the directors took reduced cash fees from the second quarter of 2009 through April 2010 as part of the Company’s cash conservation measures. The reductions were recouped in 2010 and are not included in these amounts. The 2009 cash fee reductions that were recouped in 2010 for each non-management director, in the order listed in the table are as follows: $4,958, $4,667, $4,667, $2,570, $5,833, $4,667 and $2,771. The amount in the table include fees earned in December 2010 that were paid in January 2011.
(6)	The fair value of stock awards, which represents the closing price on the date of issuance of $5.64, $5.20 and $5.07 times the number of shares issued on January 27, 2010, June 29, 2010 and September 20, 2010 respectively, in accordance with FASB ASC Topic 718, to each non-management director of shares of common stock as a portion of his compensation for services performed in 2010. The aggregate number of stock awards for each non-management director, in the order listed in the table, during the year ended December 31, 2010 was 7,718, 6,333, 7,325, 8,078, 7,342, 6,461 and 8,860. The number of shares issued was based on the market value on the dates on which such issuances were approved by the Board.
(7)	The aggregate number of fully vested outstanding stock options for each non-management director, in the order listed in the table, as of December 31, 2010 was 5,000, -0-, 5,000, -0-, 5,000, -0-, and 5,000, respectively. No options were awarded to our directors in the 2010 fiscal year.

STOCK INCENTIVE PLANS

2002 ADA-ES, Inc. Stock Option Plan

During 2003, the Company adopted the 2002 ADA-ES, Inc. Stock Option Plan, which was originally referred to as the 2002 Stock Option Plan (the “2003 Plan”), and reserved 400,000 shares of Common Stock for issuance under the plan. In general, all options granted under the 2003 Plan expire ten years from the date of grant unless otherwise specified by the Company’s Board. The exercise price of options was determined by the Compensation Committee of the Board at the time the option was granted of not less than 100% of the fair market value of a share of our Common Stock on the date the option is granted. During the first quarter of 2006, 19,900 options were granted under this plan. This plan was replaced by the 2007 Equity Incentive Plan described below, and as a result, 148,506 shares of Common Stock that were originally reserved for issuance upon exercise of options grantable under the 2003 Plan were removed from the 2003 Plan. As of December 31, 2010, 57,857 options remained outstanding and exercisable.

2004 ESO Plan

During 2004, we adopted the 2004 ESO Plan, which did not require shareholder approval. The 2004 ESO Plan authorized the grant of up to 200,000 options to purchase shares of our common stock to our executive officers. The 2004 ESO Plan is intended to promote our growth and profitability by awarding options to purchase our common stock in exchange for services performed and to be performed in the future. Options granted under the 2004 ESO Plan are generally intended to be non-qualified stock options (“NQSO”) for federal income tax purposes. The 2004 ESO Plan is administered by our Compensation Committee. In general, the exercise price of an option will be determined by the Compensation Committee at the time the option is granted and will not be less than 100% of the fair market value of a share of our common stock on the date the option is granted. Under the 2004 ESO Plan, the grant of options is limited to 60,000 per individual. The options are exercisable over a 10-year period based on a vesting schedule, typically between 5% and 20% per year, which may be accelerated based on performance of the individual recipients as determined by our Compensation Committee. During 2004, all 200,000 options were granted under the 2004 ESO Plan to five executive officers, each of whom is a full-time employee. In 2009, all options were fully vested. During 2010, 30,600 previously vested options were exercised. As of December 31, 2010, 136,063 options remain outstanding and exercisable under this plan.

2005 Directors’ Compensation Plan

During 2005 we adopted the 2005 Directors’ Compensation Plan (the “2005 Plan”), which authorized the issuance of shares of common stock and the grant of options to purchase shares of our common stock to non-management directors. The 2005 Plan was approved by our shareholders at the 2005 Annual Meeting. The 2005 Plan is intended to advance our interests by providing eligible non-management directors an opportunity to acquire or increase an equity interest in the Company, create an increased incentive to expend maximum effort for our growth and success and encourage such eligible individuals to continue to service the Company. The 2005 Plan provides a portion of the annual compensation to our non-management directors in the form of awards of shares of common stock and vesting of options to purchase common stock for services performed for the Company. Under the 2005 Plan, the award of stock is limited to 1,000 shares per individual per year, and the grant of options is limited to 5,000 per individual in total. The aggregate number of shares of common stock reserved for issuance under the 2005 Plan totals 90,000 shares (50,000 in the form of stock awards and 40,000 in the form of options). The exercise price is the market price on the date of grant, the shares of common stock underlying the option will vest at a rate of no more than 1,667 shares per annual period per individual, and any unvested shares of Stock that are outstanding at the date the individual is no longer a director are forfeited. Shares may be issued and options may be granted under the 2005 Plan only to non-management directors of the Company or its subsidiaries.

The 2005 Plan will terminate ten years after the date of its adoption, if not earlier terminated by the Board. It may be amended, modified or terminated at any time if and when it is advisable in the absolute discretion of the Board, although certain amendments are subject to approval of regulatory bodies and our shareholders. No such amendment may adversely affect any options previously granted under the Plan without the consent of the recipient(s). The 2005 Plan is administered by a committee appointed by the Board, which currently consists of all Board members. As of December 31, 2010, 20,000 options remain outstanding and exercisable under this plan.

2007 Plan

During 2007, the Company adopted the 2007 Equity Incentive Plan (the “2007 Plan”), which replaces the 2003 Plan. The 2007 Plan was further amended and restated as of August 31, 2010 to make non-material changes to assure Internal Revenue Code Section 409A compliance and to increase the non-management director annual grant limit to 15,000 shares of Common Stock from 10,000 shares. The 2007 Plan authorizes the issuance to employees, directors and consultants of up to 745,779 shares of Common Stock, either as restricted stock grants or to underlie options to purchase shares of our Common Stock. Under the 2007 Plan, the award of stock is limited to not more than 30,000 shares per individual per year with a maximum of 15,000 shares grantable in any year to non-management Directors. In general, all options granted under the 2007 Plan will expire ten years from the date of grant unless otherwise specified by the Board. The exercise price for options granted under the 2007 Plan will be the market price on the date of grant and the shares of Common Stock underlying the option will vest on the passage of specified times following the date of grant, the occurrence of one of more events, the satisfaction of performance criteria or other conditions specified by the Board. As of December 31, 2010, no options have been granted under the 2007 Plan.

In March 2008, in connection with the Crowfoot Incentive Program, 172,500 of restricted stock were awarded to four of our executive officers and an independent consultant for that Program. The shares awarded pursuant to the Crowfoot Incentive Program only vest upon attainment of certain milestones, as described above under “Executive Compensation.” As of December 31, 2010, 42,000 shares remain to be vested.

2009 Profit Sharing Retirement Plan

In June 2009, the Company revised its ADA-ES, Inc. Profit Sharing Retirement Plan, which is a plan qualified under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). The revision allows the Company to issue shares of Common Stock to employees to satisfy its obligation to match employee contributions under the terms of the 401(k) Plan in lieu of matching contributions in cash. The Company reserved 300,000 shares of its Common Stock for this purpose. The value of Common Stock issued as matching contributions under the 401(k) Plan is determined based on the per share market value of our Common Stock on the date of issuance. As of December 31, 2010, 183,794 shares of Common Stock have been reserved but not yet issued under the 401(k) Plan.

EQUITY COMPENSATION PLAN INFORMATION

AS OF DECEMBER 31, 2010

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	369,464	$9.29	42,806
Equity compensation plans not approved by security holders (2)	269,398	$6.95	181,355

Total	638,862	$8.31	289,802

(1)	Amounts shown represent options and/or shares covered under our 2003 Plan, our 2004 Plan, our 2005 Plan and our 2007 Plan described above.
(2)	Amounts shown in column (a) and column (b) represent 10-year options to purchase a total of 4,625 shares granted to two consultants in 2004 at an exercise price of $13.80 and options covered under our 2004 ESO Plan. Amounts shown in column (c) represent shares available for issuance under 2004 ESO Plan and shares under our 401(k) Plan described above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

Our Board recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written policy with respect to all related party transactions involving the Company. Under this policy, any related party transaction, as defined (which excludes transactions available to all employees generally and transactions involving less than $5,000), may be consummated or may continue only if:

1.	the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

2.	the transaction has been approved by the disinterested members of the Board; and

3.	the compensation with respect to such transaction has been approved by our Compensation Committee.

Management must recommend any related party transactions it proposes that the Company enter into to the Audit Committee at its first regularly scheduled meeting each year. After review, the Audit Committee will approve or disapprove such transactions and at each subsequently scheduled meeting, management must update the Audit Committee as to any material change to those proposed transactions. If management recommends any additional related party transactions subsequent to such meeting, such transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by such Committee. If the Audit Committee does not ratify the transaction, however, management must make all reasonable efforts to cancel or annul such transaction.

Any material related party transaction must be disclosed to our full Board of Directors, and management must assure that all related party transactions are approved in accordance with any requirements of our financing or other agreements.

2010 Related Party Transactions

Other than our compensation arrangements and employment agreements with our executive officers, described above, we did not have any related party transactions during the 2010 fiscal year except those with Arch Coal described below, for which Mr. Eaves, one of our directors, serves as President, COO and a director. Mr. Eaves had no economic interest in these transactions. Mr. Eaves abstained from voting on these transactions. In addition, as required by our related party transaction policy, these transactions were approved by our audit committee before being recommended to the Board for approval and were then approved by the disinterested members of the Board.

Private Placement to Arch Coal

On March 23, 2010, we entered into a subscription agreement (the “Subscription Agreement”) with Arch Coal for the issuance and sale in a private placement of an aggregate of 143,885 shares of our common stock at a purchase price of $6.95 per share for aggregate proceeds of $1.0 million. The per-share price for the private placement was the closing sales price of our common stock as listed on the NASDAQ Capital Market on March 22, 2010, the day before we entered into the Subscription Agreement. We used the net proceeds of the private placement to make capital contributions to Clean Coal to fund our 50% share of the repayment by Clean Coal of a loan from our joint venture partner in Clean Coal. No placement agent was involved in the transaction.

License Agreement with Arch Coal

On June 25, 2010, we entered into a Development and License Agreement (the “License Agreement”) with Arch Coal. Pursuant to the License Agreement, we provided Arch Coal with an exclusive, non-transferable license to use certain technology to enhance coal by the application of additives for coal mined by Arch Coal at mines and sites located in the PRB. We expect that the technology will reduce certain emissions from the burning of the PRB coal, which should help to meet standards that are in the process of being promulgated by the EPA. Pursuant to the License Agreement, we are providing development services to Arch Coal aimed at applying the technology to the PRB coal. In addition, if we develop improvements to the technology that are related to the reduction of certain emissions from the burning of PRB coal, that technology will either be included in the license at no additional cost, or, under certain circumstances, we will negotiate with Arch Coal to determine if Arch Coal wants to use the additional improvements. We retain all right, title and interest, including all intellectual property rights, in and to any technology we license to Arch Coal.

In consideration for the development work and the license to Arch Coal, Arch Coal paid us an initial, non-refundable license fee in cash of $2 million in June 2010. Arch Coal may be obligated to make royalty payments to us that could amount to as much as $1 per ton of coal sold by Arch Coal, depending upon the successful implementation of the technology and Arch Coal’s future sales of the resulting enhanced coal product.

Arch Coal currently produces more than 100 million tons of PRB coal per year. Any royalty ultimately payable under the License Agreement will first be subject to credit to Arch Coal of an amount equal to the initial license fee, other development and operational costs paid by Arch Coal plus a rate of return on such payments.

As a part of entering into the License Agreement we agreed to negotiate and enter into a Supply Agreement under which Arch Coal will purchase the additives described in the License Agreement exclusively from us, and we will supply Arch Coal with the additives it needs. We are still negotiating the final terms of the Supply Agreement.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT NO. 1 TO THE 2007 EQUITY INCENTIVE PLAN

Background

The Board adopted, and the Company’s shareholders approved, the ADA-ES Inc. 2007 Plan (the “Original Plan”). The Original Plan was further amended and restated as of August 31, 2010 (the “2007 Plan”) to make non-material changes to assure Internal Revenue Code Section 409A compliance and to increase the non-management director annual grant limit to 15,000 shares of Common Stock from 10,000 shares. The 2007 Plan authorizes the issuance to employees, directors and consultants (each a “Grantee”) of up to 745,779 shares (as of January 1, 2011 and subject to annual increases based on shares outstanding as of the end of each year) of Common Stock of the Company, either as restricted stock grants or to underlie options to purchase shares of our Common Stock (each an “Award”). As of January 1, 2011, only approximately 138,436 shares remain for issuance under the 2007 Plan.

Our Board approved an amendment to the 2007 Plan on January 25, 2011 (the “Amendment”), subject to approval by our shareholders at our 2011 annual meeting, that increases the aggregate maximum number of shares issuable under the 2007 Plan and caps on the number of shares that may be issued to employees and directors under the 2007 Plan. The Amendment is attached to this Proxy Statement as Annex IV. As approved by our shareholders in June 2007, the 2007 Plan initially authorized the issuance of up to 600,000 shares of Common Stock, with an “evergreen” provision pursuant to which additional shares are automatically added to the 2007 Plan on the first day of each fiscal year, beginning with the fiscal year commencing January 1, 2008, in an amount equal to ten percent (10%) of the increase in the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year over the number of outstanding shares of Common Stock on such date one year prior, or such lesser number of shares as is later ratified by the Board at their first meeting or action in such new fiscal year. The 2007 Plan provides that in no event shall any such annual increase exceed 300,000 shares and provided further, that in no event shall the total number of shares authorized for issuance under the 2007 Plan exceed 1,000,000 shares. The market value of our shares of common stock as of April [        ], 2011, was $             per share.

The Amendment provides for (1) an increase in the number of shares issuable under the 2007 Plan from 745,779 to 1,300,000, (2) an increase in the maximum total number of shares authorized for issuance under the 2007 Plan from 1,000,000 to 1,500,000, (3) an increase in the maximum number of shares with respect to which Awards may be granted to a Grantee in any fiscal year of the Company from 30,000 to 50,000, and (4) an increase in the maximum number of shares with respect to which non-management directors may be granted Awards from 15,000 to 30,000.

Why the Proposed Increase in Shares for each Proposal

We believe that increasing the number of shares reserved for issuance under the 2007 Plan as provided for in the Amendment is necessary for us to continue to offer a competitive equity incentive program. The Board believes that providing directors, officers and employees with equity incentives such as restricted stock grants and stock options will contribute substantially to our future success by further aligning the interests of such key persons with those of our shareholders and that without the Amendment, there would be an insufficient number of shares eligible for grant pursuant to the 2007 Plan in order to best satisfy the purposes of the 2007 Plan and to serve the needs of the Company.

If the shareholders do not approve the proposed share increases included in the Amendment, we believe we will not be able to continue to offer competitive equity packages to retain our current employees and hire new employees in fiscal year 2011 and future years. This could significantly hamper our plans for growth and adversely affect our ability to operate our business. In addition, if we were unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent. This could have a significant effect upon our results of operations and financial condition and cause us difficulty in remaining be competitive with other companies that offer equity-based compensation.

Summary of the 2007 Plan

The following summary of the 2007 Plan is qualified in its entirety by the specific language of the 2007 Plan as filed as exhibit 10.79 to the Form 10-Q filed with the SEC on November 12, 2010, a copy of which is available to any shareholder upon request, and which may also be viewed without charge on the SEC’s website at www.sec.gov. Capitalized terms used but not defined below have the meanings set forth in the 2007 Plan.

General Description

The 2007 Plan permits grants of “Awards,” which include the grant of (1) options to purchase Common Stock (“Options”) and (2) “restricted” shares of Common Stock (“Restricted Stock”). Under the 2007 Plan, incentive stock options (“ISO’s”), within the meaning of Section 422 of the Internal Revenue Code (the “Code”), can be granted only to our employees or employees of any parent or subsidiary corporation. Non-qualified stock options (“NSO’s”) and Restricted Stock may be granted to employees, directors and consultants. An Award may include any combination of Options or Restricted Stock depending on the status of the recipient.

The 2007 Plan provides for the grant of Options with exercise terms that include a fixed exercise price (i.e., the price an optionee must pay for the stock issued on exercise of the Option) which is related to the market price of our Common Stock on the date of grant. The exercise price is required to be no less than the fair market value of the Common Stock at that time, except in the case of owners of 10% or more of our Common Stock at the time of a grant, in which case the exercise price will be no less than 110% of the per share fair market value of the Common Stock. In addition, Awards of Options and Restricted Stock will be subject to a vesting schedule or, in the case of Restricted Stock, a “reverse” vesting schedule, which may be based on the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions.

Under the 2007 Plan, we may grant Awards to such employees, directors or consultants who are residing in foreign jurisdictions as the administrator of the 2007 Plan may determine from time to time. The 2007 Plan is not a qualifying deferred compensation plan under Section 401(a) of the Code and is not subject to the provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Shares Reserved

Currently, the number of shares of Common Stock authorized for issuance under the 2007 Plan is limited to not more than 1 million shares, which includes shares of Common Stock that may be issued upon exercise of Options or as Restricted Stock issued under the 2007 Plan. Initially, the number of shares reserved for issuance of Awards under the 2007 Plan was 600,000, but included an “evergreen” provision pursuant to which additional shares are automatically added to the 2007 Plan on the first day of each fiscal year, beginning with the fiscal year commencing January 1, 2008, in an amount equal to ten percent (10%) of the increase in the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year over the number of outstanding shares of Common Stock on such date one year prior, or such lesser number of shares as is later ratified by the Board at their first meeting or action in such new fiscal year. In no event may any annual increase exceed 300,000 shares and as currently in effect, in no event can the total number of shares authorized for issuance under the 2007 Plan exceed 1,000,000.

Administration

The 2007 Plan is administered by a “Plan Administrator,” which may be the Board or a committee designated by the Board in such a manner as to satisfy applicable laws. With respect to grants to directors or employees who are also officers or directors of the Company, such grants and related transactions under the 2007 Plan are generally exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. With respect to awards subject to Section 162(m) of the Code , the committee will be comprised solely of two or more “outside directors” as defined under Section 162(m) and applicable tax regulations. For grants of awards to individuals not subject to Rule 16b-3 and Section 162(m), our Board may authorize one or more officers to grant such awards. The Board has authorized our Compensation Committee to serve as the Plan Administrator and has also authorized a committee consisting of Dr. Durham and Mr. McKinnies to grant Awards under the 2007 Plan, subject to certain limitations.

Limitations on Award Grants

The maximum number of shares of Common Stock that may be granted as to an Award to any grantee in any fiscal year is currently limited to 30,000 shares, except for Non-Management Directors, who may be granted annual Awards covering up to 15,000 shares. However, in connection with his or her initial commencement of services with us, a participant in the 2007 Plan who is an employee may be granted up to an additional 30,000 shares, which do not count against the limit set forth in the previous statement. These limitations ensure that any Options granted under the 2007 Plan qualify as “performance-based compensation” under Section 162(m) of the Code. Under Code Section 162(m) no deduction is allowed in any taxable year for compensation in excess of $1 million paid to our chief executive officer and each of our four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by our shareholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible employees under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of our Common Stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to employees only if the stock price appreciates. If the 2007 Plan did not contain the Code Section 162(m) share limits with respect to which options may be granted to eligible employees during a specified period, any compensation expense associated with the Options granted under the 2007 Plan in excess of $1 million for any of our five highest paid officers would not be deductible to us under the Code.

Amendment and Termination

Our Board may at any time amend, suspend or terminate the 2007 Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system and the rules of any foreign jurisdiction applicable to awards granted to residents therein, we will obtain shareholder approval of any amendment to the 2007 Plan in such a manner and to such a degree as required.

The 2007 Plan will terminate as of June 18, 2017, ten years from the date the 2007 Plan was approved by our Board, unless previously terminated by the Board.

Section 409A

Certain awards granted under the 2007 Plan may be deemed to constitute deferred compensation within the meaning of Section 409A of the Code and must satisfy the requirements of Section 409A to avoid adverse tax consequences to participants who receive such awards. These requirements include limitations on election timing, acceleration of payments, and distributions. We attempt to structure any deferrals and awards under the 2007 Plan to meet the applicable tax law requirements so they avoid adverse tax consequences to participants.

Other Terms of Options

Options granted under the 2007 Plan and the rights and privileges evidenced by any Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than (i) by will or by the applicable laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder or (iii) as otherwise determined by the Plan Administrator and set forth in the applicable Option agreement. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option under the 2007 Plan or of any right or privilege conferred thereby, contrary to the Code or to the provisions of the 2007 Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred thereby shall be null and void. The designation by an Optionee of a beneficiary does not, in and of itself, constitute an impermissible transfer under the 2007 Plan.

If the Optionee’s relationship with the Company or any related corporation ceases for any reason other than termination for cause, death or total disability, and unless by its terms the Option sooner terminates or expires, then the Optionee may exercise, for a three-month period, that portion of the Optionee’s Option which is exercisable at the time of such cessation, but the Optionee’s Option shall terminate at the end of the three-month period following such cessation as to all shares for which it has not previously been exercised, unless, in the case of an NSO, such provision is waived in the agreement evidencing the Option or by resolution adopted by the Plan Administrator within 90 days of such cessation. If, in the case of an ISO, an Optionee’s relationship with the Company or related corporation changes (i.e., from employee to non-employee, such as a consultant), such change shall constitute a termination of an Optionee’s employment with the Company or related corporation and the Optionee’s ISO will become an NSO.

Options under the 2007 Plan must be issued within 10 years from the effective date of the 2007 Plan, which occurred on June 19, 2007. Options granted under the 2007 Plan cannot be exercised more than 10 years from the date of grant. Options issued to a 10% Shareholder are limited to five-year terms.

Payment of the option exercise price is generally made in full at the time the notice of exercise of the Option is delivered to the Company and is in cash, bank certified or cashier’s check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check). The Plan Administrator can determine at the time the Option is granted for ISO’s, or at any time before exercise for NSO’s, that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an Option may be exercised by delivery of shares of stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator; delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise; or delivery of a properly executed exercise notice together with instructions to the Company to withhold from the shares that would otherwise be issued upon exercise that number of shares having a fair market value equal to the option exercise price.

Any unexercised Options that expire or that terminate upon an employee’s ceasing to be employed by the Company, or shares of Restricted Stock that are repurchased by the Company again become available for issuance under the 2007 Plan.

The vesting of outstanding Options under the 2007 Plan will be subject to acceleration upon certain changes in the ownership or control of the Company. The acceleration of the vesting of Options in the event of such changes in control may be seen as an anti- takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

If the Grantee is an officer, director or owner of greater than 5% of our Common Stock at such time, and if we so request and a lead underwriter of any public offering of our Common Stock demands, the Grantee will agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any of our Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter may specify.

Other Terms Applicable to Restricted Stock

We may award Restricted Stock under the 2007 Plan on terms determined by the Plan Administrator at the time of grant. Generally, we issue shares of Restricted Stock to a grantee at a price (the “Purchase Price”) which the Plan Administrator determines at the time of grant. The shares are then classified as “Restricted Shares,” and are subject to our right to repurchase them as set forth on a schedule to the Restricted Stock Agreement entered into between us and the grantee, under which we lose our repurchase rights, and the shares are no longer classified as “Restricted Shares.” The number of shares as to which our repurchase rights lapse generally are determined by the passage of time or the happening of a specified event, such as the attainment of some predetermined performance criteria or a change in corporate ownership or control. The Plan Administrator has discretion in determining the schedule and/or the events that will specify the terms and conditions of the Company’s repurchase rights. Restricted Shares are required to be placed in escrow with us until such time as our repurchase rights lapse. We will generally be entitled to exercise our repurchase rights at any time within 90 days of the grantee’s cessation of “Continuous Service” with the Company by paying an amount equal to the price paid by the grantee for the Restricted Shares.

If the Grantee is an officer, director or owner of greater than 5% of our Common Stock at such time, and if we so request and a lead underwriter of any public offering of our Common Stock demands, the Grantee will agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any of our Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter may specify.

Certain Federal Tax Consequences

The grant of an NSO under the 2007 Plan does not typically result in any federal income tax consequences to the optionee or to us so long as the exercise price of the option is equal to or exceeds the fair market value of the underlying stock as of the date of grant. Upon exercise of an NSO, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code. Any gain or loss on the optionee’s subsequent disposition of the shares will receive long-term or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.

The grant of an ISO under the 2007 Plan does not typically result in any federal income tax consequences to the optionee or to us. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. The tax consequences of a disposition of stock acquired upon exercise of an ISO depends upon how long the optionee has held the shares. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition, which we refer to as a disqualifying disposition. The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long-term or short-term capital gain, depending on whether the stock was held for more than one year. We are entitled to a deduction equal to the amount of ordinary income recognized by the optionee in the year of the disqualifying disposition.

The “spread” under an ISO, i.e., the difference between the fair market value of the shares at exercise and the exercise price, is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax calculation of the optionee. The spread is not included in the alternative minimum tax calculation, however, in the event of an early disposition described in the immediately preceding paragraph if the exercise of the ISO and the disposition of the shares acquired upon exercise occur within the same taxable year of the optionee.

The grant of restricted stock will subject the grantee to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the grantee, subject to possible limitations imposed by Section 162(m) of the Code. Any gain or loss on the grantee’s subsequent disposition of the shares will receive long-term or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. We do not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the grantee recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain to the grantee. An election under Section 83(b) must be made within 30 days from the time the restricted stock is issued.

The foregoing is only a summary of the current effect of federal income taxation upon the grantee and us with respect to the grant and exercise of stock options and shares purchased under the 2007 Plan. You should refer to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a grantee’s death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

New Plan Benefits

Future awards under the 2007 Plan to our non-employee directors, executive officers and employees are made at the discretion of the Compensation Committee and a committee consisting of Dr. Durham and Mr. McKinnies, subject to certain limitations. At this time, therefore, the benefits that may be received by our executive officers and other employees if our stockholders approve the proposed amendment to the 2007 Plan cannot be determined, and we have not included a table reflecting such benefits and awards.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 2007 PLAN INCLUDING APPROVAL OF THE SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

PROPOSAL NO. 5

APPROVAL OF AMENDED AND RESTATED 2010 NON-MANAGEMENT

COMPENSATION AND INCENTIVE PLAN

We are asking our shareholders to vote on the proposed Amended and Restated 2010 Equity Incentive Plan (the “2010 Plan”) in order to provide us with a means to attract and maintain the best possible personnel, to provide additional incentives to employees, and to promote the success of the Company’s business. A prior version of the 2010 Plan was filed with the SEC on Form S-8 on February 9, 2010 (the “Original Plan”), but no shares of Common Stock or other Awards (as defined below) have been issued under the 2010 Plan. This Amended and Restated version of the 2010 Plan includes additional non-material changes to assure Internal Revenue Code Section 409A compliance. The text of the 2010 Plan is attached to this Proxy Statement as Annex V. Capitalized terms used but not defined in this summary have the meanings set forth in the 2010 Plan. We currently have approximately 55 employees who will be eligible to participate in the 2010 Plan. We are proposing the 2010 Plan for shareholder approval in order to provide us with needed flexibility in tailoring equity compensation awards that we expect will assist us in securing and retaining key employees needed for our business.

General Description

The 2010 Plan permits grants of “Awards,” which include the grant of (1) shares of Common Stock, (2) “restricted” share purchase rights of Common Stock (“Restricted Stock Purchase Rights”) and (3) “restricted” share bonuses (“Restricted Stock Bonus” and together with the Restricted Stock Purchase Rights, a “Restricted Stock Award”).

The 2010 Plan provides for the grant of Awards as “performance based compensation” as such term is defined under Section 162(m) of the Code. In addition, Restricted Stock Awards will be subject to a vesting schedule, which will be based on the passage of time, the occurrence of one or more events or the satisfaction of performance criteria or other conditions.

Under the 2010 Plan, we may grant Awards to such employees and consultants who are residing in foreign jurisdictions as the administrator of the 2010 Plan may determine from time to time. The 2010 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Our Original Plan was approved by our Board on January 22, 2010, and the 2010 Plan was approved on March 14, 2011; however, the 2010 Plan is subject to approval by our shareholders, which is being sought under this Proposal at this Annual Meeting.

Shares Reserved

The number of shares of Common Stock authorized for issuance under the 2010 Plan will be limited to not more than 300,000 shares.

Administration

The 2010 Plan will be administered by a “Plan Administrator,” which may be the Board or a committee designated by the Board in such a manner as to satisfy applicable laws. With respect to awards subject to Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), the committee will be comprised solely of two or more “outside directors” as defined under Section 162(m) and applicable tax regulations. For grants of awards to individuals not subject to Rule 16b-3 and Section 162(m), our Board may authorize one or more officers to grant such awards. Our Board has authorized a committee consisting of Dr. Durham and Mr. McKinnies to make Awards under the 2010 Plan.

Amendment and Termination

Our Board may at any time amend, suspend or terminate the 2010 Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system and the rules of any foreign jurisdiction applicable to awards granted to residents therein, we will obtain shareholder approval of any amendment to the 2010 Plan in such a manner and to such a degree as required.

If approved by the shareholders, the 2010 Plan shall become effective upon its adoption by the Board and its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years from the date it was first adopted, which was January 22, 2010, unless sooner terminated by the Board.

Section 409A

Certain awards granted under the 2010 Plan may be deemed to constitute deferred compensation within the meaning of Section 409A of the Code and must satisfy the requirements of Section 409A to avoid adverse tax consequences to participants who receive such awards. These requirements include limitations on election timing, acceleration of payments, and distributions. We intend to structure any deferrals and awards under the 2010 Plan to meet the applicable tax law requirements to avoid adverse tax consequences to participants.

Other Terms Applicable to Restricted Stock

We may award Restricted Stock under the 2010 Plan on terms determined by the Plan Administrator at the time of grant. Generally, we will issue shares of Restricted Stock to a grantee at a Purchase Price which the Plan Administrator determines at the time of grant. The shares are then classified as “Restricted Shares,” and are subject to a “reverse vesting schedule” pursuant to which we have a decreasing right to repurchase them as set forth on the schedule to the Restricted Stock Agreement entered into between us and the Grantee. As we lose our repurchase rights, the shares are no longer classified as “Restricted Shares.” The number of shares as to which our repurchase rights lapse will generally be determined by the passage of time or the happening of a specified event, such as the attainment of some predetermined performance criteria or a change in corporate ownership or control. The Plan Administrator will have discretion in determining the schedule and/or the events that will specify the terms and conditions of the Company’s repurchase rights. Restricted Shares are required to be placed in escrow with us until such time as our repurchase rights lapse. We will generally be entitled to exercise our repurchase rights at any time within 90 days of the grantee’s cessation of “Continuous Service” with the Company by paying an amount equal to the price paid by the Grantee for the Restricted Shares.

If the Grantee is an officer or owner of greater than 5% of our Common Stock at such time, and if we so request and a lead underwriter of any public offering of our Common Stock demands, the Grantee will agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any of our Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter may specify.

Certain Federal Tax Consequences

The grant of restricted stock will subject the Grantee to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the Grantee, subject to possible limitations imposed by Section 162(m) of the Code. Any gain or loss on the grantee’s subsequent disposition of the shares will receive long-term or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. We do not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the Grantee recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain to the grantee. An election under Section 83(b) must be made within 30 days from the time the restricted stock is issued.

The foregoing is only a summary of the current effect of federal income taxation upon the grantee and us with respect to shares purchased under the 2010 Plan. You should refer to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a grantee’s death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

2010 Plan Benefits

We have not issued or planned or committed to issue any Awards under the 2010 Plan as of the date of this Proxy Statement. At this time, therefore, the benefits that may be received by our employees if our stockholders approve the 2010 Plan cannot be determined, and we have not included a table reflecting such benefits and awards. Assuming our shareholders approve the 2010 Plan, we expect to commence to use the 2010 Plan for issuance of equity compensation shortly thereafter. The market value of our shares of common stock as of April [        ], 2011, was $             per share.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED 2010 NON-MANAGEMENT COMPENSATION AND INCENTIVE PLAN INCLUDING APPROVAL OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT THE NEXT

ANNUAL MEETING OF SHAREHOLDERS

We anticipate that our next Annual Meeting of Shareholders will be held in June 2012. Any Shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy material related to the next Annual Meeting of Shareholders must do so in writing and it must be received at our principal executive offices on or before December 12, 2011. If a shareholder intends to submit a proposal at the meeting that is not included in the Company’s proxy statement, and the shareholder fails to notify the Company prior to February 22, 2012 of such proposal, then to the extent permitted by law, the proxies appointed by the Company’s management would be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. The proponent must own 1% or more of the outstanding shares or $2,000 in market value, of our Common Stock and must have continuously owned such shares for one year and intend to continue to hold such shares through the date of the Annual Meeting in order to present a shareholder proposal to the Company.

ANNUAL REPORT ON FORM 10-K

We will provide our Annual Report on Form 10-K concerning our operations during the fiscal year ended December 31, 2010, including certified consolidated financial statements and any financial statement schedules for the year then ended, to our shareholders without charge upon request to Mark H. McKinnies, Secretary, ADA-ES, Inc., 8100 SouthPark Way, Unit B, Littleton, Colorado 80120. Exhibits listed in the Form 10-K are available upon request to shareholders at a nominal charge for printing and mailing.

OTHER MATTERS

The Board knows of no other business to be presented at the Annual Meeting of Shareholders. If other matters properly come before the Meeting, to the extent permitted by law, the persons named in the accompanying form of Proxy intend to vote on such other matters in accordance with their best judgment.

VALIDITY OF SHARES

Schuchat, Herzog & Brenman, LLC, Denver, Colorado will pass upon the validity of the shares of AES common stock offered by this proxy statement/prospectus.

EXPERTS1

WHERE YOU CAN

FIND MORE INFORMATION

Registration Statement

AES filed a registration statement on Form S-4 to register with the SEC the shares of AES common stock offered by this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of AES in addition to being a proxy statement of ADA-ES for the Annual Meeting. As permitted by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or in exhibits to the registration statement.

Other SEC Filings

ADA-ES files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of the information on file with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800- SEC-0330 for further information on the public reference room. ADA-ES’s SEC filings are also available on the SEC’s web site located at http://www.sec.gov, and certain filings are available on ADA-ES’s web site at www.adaes.com.

[1]	We expect to include the following language in this proxy statement/prospectus after the filing of ADA-ES Annual Report on Form 10-K for the year ended December 31, 2010: Our Independent Registered Public Accounting Firm has audited ADA-ES’s consolidated financial statements included in ADA-ES’s Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report dated March [ ], 2011, which is incorporated by reference in this prospectus and elsewhere in the registration statement. ADA-ES’s financial statements are incorporated by reference in reliance on such firm’s report, given on their authority as experts in accounting and auditing.

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately by ADA-ES with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus except for any information superseded by information in this proxy statement/prospectus or in any document subsequently filed with the SEC, which is also incorporated by reference. This proxy statement/prospectus incorporates by reference the documents set forth below, including the exhibits that these documents specifically incorporate by reference, that ADA-ES, Inc. has previously filed with the SEC. These documents contain important information about ADA-ES, Inc. and its financial performance.

•	ADA-ES, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010[2];

•	ADA-ES, Inc.’s Form 10-QSB filed with the SEC for the period ended September 30, 2005;

•	ADA-ES, Inc.’s Form 10-Q filed with the SEC for the period ended September 30, 2010; and

•

All reports and definitive proxy or information statements filed by ADA-ES or AES pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement/prospectus and before the date of the Annual Meeting.

Following the reorganization described in this proxy statement/prospectus, AES will become subject to the same informational requirements as ADA-ES is prior to the reorganization, and will file annual, quarterly and special reports, proxy statements and other information with the SEC in accordance with the Exchange Act and the NASDAQ Capital Market pursuant to the Exchange Act and NASDAQ Listing Rules. ADA-ES does not expect to be subject to such requirements following the reorganization.

Documents Available Without Charge from Us

You can obtain any document incorporated by reference, excluding all exhibits that have not been specifically incorporated by reference, from us or the SEC. Documents incorporated by reference are available from us without charge.

Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

ADA-ES, Inc.

8100 SouthPark Way, Unit B

Littleton, CO 80120

Telephone: (888) 822-8617

Attn: Secretary

[2]

ADA-ES’s Annual Report on Form 10-K for the year ended December 31, 2010 will be filed on or before March 31, 2011, and the Registrant does not intend that this Registration Statement shall become effective prior thereto.

If you would like to request documents from us, please do so by May 18, 2011 to receive them before the Annual Meeting. We will send requested documents by first-class mail within one business day after receiving the request.

You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus is a part to vote on the Annual Meeting proposals. No one has been authorized to provide you with information that is different from what is contained in this proxy statement/prospectus or in the incorporated documents.

This proxy statement/prospectus is dated April [4] , 2011. You should not assume the information contained in this proxy statement/prospectus is accurate as of any date other than this date, and neither the mailing of this proxy statement/prospectus to shareholders nor the issuance of the AES common stock in the reorganization shall imply information is accurate as of any other date.

BY ORDER OF THE BOARD OF DIRECTORS

By:
Mark H. McKinnies Secretary

Dated: April 8, 2010

Annex I

Reorganization Agreement

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 14, 2011, is among ADA-ES, Inc., a Colorado corporation (the “Company”), Advanced Emissions Solutions, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“HoldingCo”), and ADA Merger Corp., a Colorado corporation and a direct, wholly owned subsidiary of HoldingCo (“MergerCo”).

RECITALS

WHEREAS, as of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of common stock, no par value per share (“Company Common Stock”), of which approximately 7,604,502 shares are issued and outstanding, approximately 438,081 shares are reserved for issuance under the Company’s Plans (as defined below) and upon exercise of outstanding Company Awards (as hereinafter defined) and 122 shares are held in treasury, and (ii) 50,000,000 shares of preferred stock, no par value per share (“Company Preferred Stock”), of which none is outstanding;

WHEREAS, as of the date hereof, the authorized capital stock of HoldingCo consists of (i) 50,000,000 shares of common stock, par value $0.001 per share (“HoldingCo Common Stock”), of which one share is issued and outstanding and no shares are held in treasury, and (ii) 25,000,000 shares of preferred stock, par value $0.001 per share (“HoldingCo Preferred Stock”), of which none is outstanding;

WHEREAS, as of the date hereof, all of the issued and outstanding common stock of MergerCo (“MergerCo Common Stock”) is held by HoldingCo;

WHEREAS, HoldingCo and MergerCo are newly formed entities organized for the purpose of participating in the transactions herein contemplated;

WHEREAS, the Board of Directors of each of the Company, HoldingCo and MergerCo have unanimously determined that it is advisable and in the best interests of their respective securityholders to reorganize to create a new holding company structure by merging the Company with MergerCo with the Company being the surviving entity (sometimes hereinafter referred to as the “Surviving Company”), and converting each outstanding share of Company Common Stock into one share of HoldingCo Common Stock, all in accordance with the terms of this Agreement;

WHEREAS, the Board of Directors of the Company has unanimously determined that it is advisable and in the best interests of its shareholders to reorganize the Company’s operations, such that the public company owned by its shareholders is incorporated in the State of Delaware and, accordingly, HoldingCo has been incorporated in the State of Delaware;

WHEREAS, the Boards of Directors of each of HoldingCo, the Company and MergerCo and the sole shareholder of MergerCo have adopted or approved this Agreement and the merger of the Company with MergerCo upon the terms and subject to the conditions set forth in this Agreement (the “Merger”);

WHEREAS, the Boards of Directors of each of the Company and MergerCo have declared advisable this Agreement and the Merger upon the terms and subject to the conditions set forth in this Agreement, and the Boards of Directors of each of the Company and MergerCo have unanimously determined to recommend to their respective shareholders the approval of this Agreement and the Merger, subject to the terms and conditions hereof and in accordance with the provisions of the Colorado Business Corporation Act (the “CBCA”); and

Annex I-1

WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a)(1)(A) and (a)(2)(E) of the Code, as well as a transaction to which Section 351(a) of the Code applies.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, HoldingCo and MergerCo hereby agree as follows:

ARTICLE 1

THE MERGER

1.1 The Merger. In accordance with Section 7-111-101 of the CBCA, and subject to and upon the terms and conditions of this Agreement, the Company shall, at the Effective Time (as defined below), be merged with MergerCo, the separate corporate existence of MergerCo shall cease and the Company shall continue as the Surviving Company. At the Effective Time, the effect of the Merger shall be as provided in Sections 7-90-204 and 7-111-106(1) of the CBCA.

1.2 Effective Time. The Merger shall become effective upon the filing of a Certificate of Merger with the Secretary of the State of the State of Colorado or a later date specified therein (the “Effective Time”). It is currently anticipated by the parties that the Effective Time will be on or about June 1, 2011.

1.3 Organizational Documents of the Surviving Company.

1.3.1 From and after the Effective Time, the amended and restated articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the articles of incorporation of the Surviving Company until thereafter amended as provided therein or by applicable law.

1.3.2 From and after the Effective Time, the second amended and restated bylaws of the Company, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the bylaws of the Surviving Company (the “Surviving Company Bylaws”) until thereafter amended as provided therein or by applicable law.

1.4 Directors. The directors of MergerCo immediately prior to the Effective Time shall be the initial directors of the Surviving Company and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Company Bylaws or as otherwise provided by law.

1.5 Officers. The officers of MergerCo immediately prior to the Effective Time shall be the initial officers of the Surviving Company and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Company Bylaws or as otherwise provided by law.

1.6 Directors and Officers of HoldingCo. Prior to the Effective Time, the Company in its capacity as the sole stockholder of HoldingCo, agrees to take or cause to be taken all such actions as are necessary to cause those persons serving as the directors and executive officers of the Company immediately prior to the Effective Time to be elected or appointed as the directors and executive officers of HoldingCo, each such person to have the same office(s) with HoldingCo (and the same committee memberships in the case of directors) as he or she held with the Company, with the directors serving until the earlier of the next meeting of the HoldingCo stockholders at which an election of directors of such class is held and until their successors are elected or appointed (or their earlier death, disability or retirement).

Annex I-2

1.7 Additional Actions. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger and to comply with the requirements of the CBCA. If, at any time after the Effective Time, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of either of MergerCo or the Company acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of each of MergerCo and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of MergerCo and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

1.8 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of HoldingCo, MergerCo, the Company or the holder of any of the following securities:

1.8.1 Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares held in treasury, which shall be automatically cancelled and retired without the payment of any consideration therefor) shall be converted into one duly issued, fully paid and nonassessable share of HoldingCo Common Stock (the “Merger Consideration”).

1.8.2 The MergerCo common stock held by HoldingCo will automatically be converted into, and thereafter represent, 100% of the common stock of the Surviving Company.

1.8.3 Each share of HoldingCo Common Stock owned by the Company immediately prior to the Merger shall automatically be cancelled and retired and shall cease to exist.

1.8.4 From and after the Effective Time, holders of certificates formerly evidencing Company Common Stock shall cease to have any rights as shareholders of the Company, except as provided by law; provided, however, that such holders shall have the rights set forth in Section 1.9 herein.

1.8.5 In accordance with Section 7-113-102 of the CBCA, no appraisal rights shall be available to holders of Company Common Stock in connection with the Merger.

1.9 No Surrender of Certificates; Direct Registration of HoldingCo Common Stock. At the Effective Time, each outstanding share of Company Common Stock (other than any shares of Company Common Stock to be cancelled in accordance with Section 1.8) shall automatically represent the same number of shares of HoldingCo Common Stock without any further act or deed by the shareholders of the Company and record of such ownership shall be kept in uncertificated, book entry form by HoldingCo’s transfer agent. Until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that, immediately prior to the Effective Time, evidenced Company Common Stock shall, from and after the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of HoldingCo Common Stock.

1.10 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter shall be no further registration of transfers of shares of Company Common Stock theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided in this Agreement or by law. On or after the Effective Time, any certificates presented to the exchange agent or HoldingCo for any reason shall solely represent the right to receive the Merger Consideration issuable in respect of the shares of Company Common Stock formerly represented by such certificates without any interest thereon.

1.11 Plan of Reorganization. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). Each party hereto shall use its commercially reasonable

Annex I-3

efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Code, as well as a transaction to which Section 351(a) of the Code applies.

1.12 Successor Issuer. It is the intent of the parties hereto that HoldingCo be deemed a “successor issuer” of the Company in accordance with Rule 12g-3 under the Securities Exchange Act of 1934, as amended, and Rule 414 under the Securities Act of 1933, as amended. At or after the Effective Time, HoldingCo shall file (i) an appropriate report on Form 8-K describing the Merger and (ii) appropriate pre-effective and/or post-effective amendments, as applicable, to any Registration Statements of the Company on Forms S-3 and S-8.

ARTICLE 2

ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

2.1 Assumption of Company Awards. At the Effective Time, all unexercised and unexpired options to purchase Company Common Stock (“Company Options”) or shares of restricted stock (collectively with Company Options, “Company Awards”) then outstanding under any of the Company’s 2003 Stock Option Plan, 2003 Stock Compensation Plan #1, 2003 Stock Compensation Plan #2, 2004 Executive Stock Option Plan, 2004 Stock Compensation Plan #2, 2004 Directors Stock Compensation Plan #1, 2005 Directors’ Compensation Plan, Amended and Restated 2007 Equity Incentive Plan, as amended, 2010 Non-Management Compensation and Incentive Plan or the other rights to acquire Company Common Stock under the ADA-ES, Inc. 401(k) Profit Sharing Retirement Plan (collectively, the “Company Plans”), whether or not then exercisable, will be assumed by HoldingCo. Each Company Award so assumed by HoldingCo under this Agreement will continue to have, and be subject to, the same terms and conditions as set forth in the applicable Company Plan and any agreements thereunder immediately prior to the Effective Time (including, without limitation, the vesting schedule (without acceleration thereof by virtue of the Merger and the transactions contemplated hereby) and per share exercise price), except that each Company Award will be exercisable (or will become exercisable in accordance with its terms) for, or shall be denominated with reference to, that number of shares of HoldingCo Common Stock equal to the number of shares of Company Common Stock that were subject to such Company Award immediately prior to the Effective Time. The conversion of any Company Options that are “incentive stock options” within the meaning of Section 422 of the Code, into options to purchase HoldingCo Common Stock shall be made in a manner consistent with Section 424(a) of the Code so as not to constitute a “modification” of such Company Options within the meaning of Section 424 of the Code.

2.2 Assignment and Assumption of Agreements. Effective as of the Effective Time, the Company hereby assigns to HoldingCo, and HoldingCo hereby assumes and agrees to perform, all obligations of the Company pursuant to the Company Plans, each stock option agreement and restricted stock agreement entered into pursuant to the Company Plans, and each outstanding Company Award granted thereunder.

2.3 Reservation of Shares. On or prior to the Effective Time, HoldingCo will reserve sufficient shares of HoldingCo Common Stock to provide for the issuance of HoldingCo Common Stock upon exercise of the Company Awards outstanding under the Company Plans.

2.4 Registration Statement; Proxy/Prospectus.

2.4.1 As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement in preliminary form relating to the Shareholders’ Meeting (as hereinafter defined) (together with any amendments thereof or supplements thereto, the “Proxy Statement”) and HoldingCo shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement” and the prospectus contained in the Registration Statement together with the Proxy Statement, the “Proxy/Prospectus”), in which the Proxy Statement shall be included, in connection with the registration under the

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Securities Act of 1933, as amended (the “Securities Act”) of the shares of HoldingCo Common Stock to be issued to the shareholders of the Company as the Merger Consideration. Each of HoldingCo and the Company shall use its reasonable best efforts to cause the Registration Statement to become effective and the Proxy Statement to be cleared by the SEC as promptly as practicable, and, prior to the effective date of Registration Statement, HoldingCo shall take all actions reasonably required under any applicable federal securities laws or state blue sky laws in connection with the issuance of shares of HoldingCo Common Stock pursuant to the Merger. As promptly as reasonably practicable after the Registration Statement shall have become effective and the Proxy Statement shall have been cleared by the SEC, the Company shall mail or cause to be mailed or otherwise make available in accordance with the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Proxy/Prospectus to its shareholders; provided, however, that the parties shall consult and cooperate with each other in determining the appropriate time for mailing or otherwise making available to the Company’s shareholders the Proxy/Prospectus in light of the date set for the Shareholders’ Meeting.

2.5 Meeting of Company Shareholders; Board Recommendation.

2.5.1 Meeting of Company Shareholders. The Company shall take all action necessary in accordance with the CBCA and its amended and restated articles of incorporation and second amended and restated bylaws to call, hold and convene a meeting of its shareholders to consider the adoption of this Agreement (the “Shareholders’ Meeting”) to be held no less than 10 nor more than 60 days following the distribution of the definitive Proxy/Prospectus to its shareholders. The Company will use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the Merger. The Company may adjourn or postpone the Shareholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy/Prospectus is provided to its shareholders in advance of any vote on this Agreement and the Merger or, if as of the time for which the Shareholders’ Meeting is originally scheduled (as set forth in the Proxy/Prospectus) there are insufficient shares of Company Common Stock voting in favor of the approval of this Agreement and the Merger or represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Shareholders’ Meeting.

2.6 Section 16 Matters. Prior to the Effective Time, the Board of Directors of the Company or an appropriate committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3 promulgated under the Exchange Act) shall adopt a resolution consistent with the interpretive guidance of the SEC so that the receipt by any officer or director of the Company who is a covered person for purposes of Section 16(a) of the Exchange Act of shares of HoldingCo Common Stock in exchange for shares of Company Common Stock or Company Options pursuant to this Agreement and the Merger is intended to be an exempt transaction pursuant to Section 16b-3 of the Exchange Act. Prior to the Effective Time, the Board of Directors of HoldingCo or an appropriate committee of non-employee directors (as such term is defined for purposes of Rule 16b-3 promulgated under the Exchange Act) shall adopt a resolution consistent with the interpretive guidance of the SEC so that the receipt by any officer or director of the Company or HoldingCo who is a covered person for purposes of Section 16(a) of the Exchange Act of shares of HoldingCo Common Stock or options in exchange for shares of Company Common Stock or Company Options pursuant to this Agreement and the Merger is intended to be an exempt transaction for purposes of Section 16b-3 of the Exchange Act.

ARTICLE 3

CONDITIONS OF MERGER

3.1 Conditions Precedent. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver by the parties hereto at or prior to the Effective Time of each of the following conditions:

3.1.1 The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by

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the SEC and no proceeding for that purpose shall have been initiated or, to the knowledge of HoldingCo or the Company, threatened by the SEC and not concluded or withdrawn. No similar proceeding with respect to the Proxy Statement shall have been initiated or, to the knowledge of HoldingCo or the Company, threatened by the SEC and not concluded or withdrawn.

3.1.2 This Agreement and the Merger shall have been approved by the requisite vote of the shareholders of the Company in accordance with the CBCA.

3.1.3 The HoldingCo Common Stock to be issued pursuant to the Merger shall have been approved for listing by The NASDAQ Capital Market (“NASDAQ”).

3.1.4 No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

3.1.5 The Boards of Directors of the Company and HoldingCo shall have received a legal opinion of Sparkman + Foote LLP in form and substance reasonably satisfactory to them indicating that holders of Company Common Stock will not recognize gain or loss for United States federal income tax purposes as a result of the transactions contemplated by this Agreement.

ARTICLE 4

COVENANTS

4.1 Listing of HoldingCo Common Stock. HoldingCo will use its reasonable best efforts to obtain, at or before the Effective Time, confirmation of listing on the NASDAQ of the HoldingCo Common Stock issuable pursuant to the Merger.

4.2 The Plans. The Company and HoldingCo will take or cause to be taken all actions necessary or desirable in order to implement the assumption by HoldingCo pursuant to Section 2.2 of the Company Plans, each stock option agreement or restricted stock agreement entered into pursuant thereto, and each Company Award granted thereunder, all to the extent deemed appropriate by the Company and HoldingCo and permitted under applicable law.

4.3 Insurance. HoldingCo shall procure insurance or cause the execution, amendment or endorsement of the insurance policies of the Company such that, upon consummation of the Merger, HoldingCo shall have insurance coverage that is substantially identical to the insurance coverage held by the Company immediately prior to the Merger.

ARTICLE 5

TERMINATION AND AMENDMENT

5.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company if such Board of Directors should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of the Company or its shareholders. In the event of such termination and abandonment, this Agreement shall become void and none of the Company, HoldingCo or MergerCo or their respective securityholders, directors or officers shall have any liability with respect to such termination and abandonment.

5.2 Amendment. At any time prior to the Effective Time, this Agreement may, to the extent permitted by the CBCA, be supplemented, amended or modified by the mutual consent of the parties to this Agreement.

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ARTICLE 6

MISCELLANEOUS PROVISIONS

6.1 Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Colorado.

6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

6.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

6.4 Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

6.5 No Third-Party Beneficiaries. Nothing contained in this Agreement is intended by the parties hereto to expand the rights and remedies of any person or entity not party hereto against any party hereto as compared to the rights and remedies which such person or entity would have had against any party hereto had the parties hereto not consummated the transactions contemplated hereby.

6.6 Tax Matters. Each of the Company and HoldingCo will comply with the recordkeeping and information reporting requirements of the Code that are imposed as a result of the transactions contemplated hereby, and will provide information reporting statements to holders of Company Common Stock at the time and in the manner prescribed by the Code and applicable Treasury Regulations.

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IN WITNESS WHEREOF, the Company, HoldingCo and MergerCo have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ADA-ES, INC.
BY:

/s/ Mark H. McKinnies Mark H. McKinnies Senior Vice President and Chief Financial Officer

ADVANCED EMISSIONS SOLUTIONS, INC.
BY:

/s/ Mark H. McKinnies Mark H. McKinnies Senior Vice President, Chief Financial Officer, Secretary and Treasurer

ADA MERGER CORP.
BY:

/s/ Mark H. McKinnies Mark H. McKinnies Senior Vice President and Chief Financial Officer

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Annex II:

CERTIFICATE OF INCORPORATION OF

ADVANCED EMISSIONS SOLUTIONS, INC.

I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware (the “DGCL”), certify as follows:

ARTICLE I

NAME

The name of the corporation is ADVANCED EMISSIONS SOLUTIONS, INC. (the “Corporation”).

ARTICLE II

REGISTERED OFFICES

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent is The Corporation Trust Company.

ARTICLE III

PURPOSE

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

AUTHORIZED CAPITAL STOCK

The total number of shares of common stock which the corporation is authorized to issue is 50,000,000 at a par value of $.001 per share (the “Common Stock”) and the total number of shares of preferred stock which the corporation is authorized to issue is 25,000,000, at a par value of $.001 per share (“Preferred Stock”).

The board of directors is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Except as otherwise provided by law or by the resolution or resolutions adopted by the board of directors designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote on each matter properly submitted to the stockholders of the Corporation for their vote, and the holders of the Common Stock shall vote together as a single class.

ARTICLE V

CERTAIN DEFINITIONS

“Affiliate or Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 11, 2011.

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“Announcement Date” shall have the meaning set forth in Section 6.02(b)(i).

“Beneficial Owner or beneficially owned” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. In addition, a Person shall be the “Beneficial Owner” of any voting stock which such Person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such Person nor any such Affiliate or Associate shall be deemed to be the Beneficial Owner of any shares of voting stock solely by reason of a revocable proxy or consent granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies or consents for such meeting, and with respect to which shares neither such Person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner). Notwithstanding the foregoing, a Person shall not be a “Beneficial Owner” of any voting stock for the purposes of this Article V which such person may have the right to acquire pursuant to the rights agreement from time to time in effect and the rights issued thereunder.

“Business Combination” shall mean any of the transactions described in any one or more of clauses (a) through (f) of Section 6.01.

“Commencement Date” shall have the meaning set forth in Section 6.02(b)(i).

“Continuing Director” means any member of the Board who is unaffiliated with the Interested Stockholder and was a member of the Board before the Interested Stockholder became an Interested Stockholder, and any director who is thereafter chosen to fill any vacancy on the Board or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of Continuing Directors then on the Board.

“Determination Date” shall have the meaning set forth in Section 6.02(b)(i).

“Entity” means a corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, association or other similar entity.

“Excluded Preferred Stock” means any series of Preferred Stock with respect to which a majority of the Continuing Directors have approved a Preferred Stock Designation creating such series that expressly provides that the provisions of Article VI shall not apply.

“Fair Market Value” shall mean (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotation System, or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in accordance with Section 6.03; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in accordance with Section 6.03.

“Interested Stockholder” shall mean any Person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee or fiduciary with respect to any such plan or holding voting stock for the purpose of funding any such plan or funding other employee benefits for employees of the Corporation or any Subsidiary

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when acting in such capacity) who or which: (a) itself, or along with its Affiliates, is the Beneficial Owner, directly or indirectly, of more than 10% of the then outstanding voting stock; or (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was itself, or along with its Affiliates, the Beneficial Owner, directly or indirectly, of 10% or more of the then outstanding voting stock; or (c) is an assignee of or has otherwise succeeded to any voting stock which was at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended. For the purpose of determining whether a Person is an Interested Stockholder, the number of shares of voting stock deemed to be outstanding shall include shares deemed beneficially owned by the Interested Stockholder, but shall not include any other shares of voting stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

“Person” means an individual, governmental or regulatory body or Entity.

“Subsidiary” shall mean any Entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by the Corporation.

ARTICLE VI

HIGHER VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS

Section 6.01 Higher Vote Required for Certain Business Combinations. In addition to any affirmative vote required by applicable law or this Certificate of Incorporation, and except as otherwise expressly provided in Section 6.02 below:

(a) any merger or consolidation of the Corporation or any Subsidiary with any Interested Stockholder or any other Entity (whether or not an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder;

(b) any sale, lease, exclusive license, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of an Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of more than the lower of either (i) 10% of the market capitalization of the Corporation’s stock, excluding the value of stock held by any Interested Stockholder and any Affiliate of an Interested Stockholder, at any point during any such transaction or series of transactions or (ii) 10% of the value of the Corporation’s assets as such value is reported on the most recent balance sheet filed by the Corporation with the Securities and Exchange Commission (“SEC”) in accordance with generally accepted accounting principles (“GAAP”);

(c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of an Interested Stockholder, in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of more than the lower of either (i) 10% of the market capitalization of the Corporation’s stock, excluding the value of stock held by any Interested Stockholder and any Affiliate of an Interested Stockholder, at any point during any such transaction or series of transactions or (ii) 10% of the value of the Corporation’s assets as such value is reported on the most recent balance sheet filed by the Corporation with the SEC in accordance with GAAP;

(d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of an Interested Stockholder;

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(e) any reclassification of securities (including any reverse stock split), recapitalization of the Corporation or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not an Interested Stockholder is a party thereto) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Stockholder or any Affiliate of an Interested Stockholder; or

(f) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing (a) to (e).

shall require, except as otherwise prohibited by applicable law, the affirmative vote of the holders of at least a majority of the voting power of the then outstanding voting stock, voting together as a single class, including the affirmative vote of the holders of at least a majority of the voting power of the then outstanding voting stock not owned directly or indirectly by any Interested Stockholder or any Affiliate of an Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be permitted, by applicable law or in any agreement with any national securities exchange or otherwise.

Section 6.02 When Higher Vote Not Required. The provisions of Section 6.01 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by applicable law or any other provision of this Certificate of Incorporation, if the conditions specified in either of the following paragraphs (a) or (b) are met:

(a) The Business Combination has been approved by a majority of the Continuing Directors; or

(b) All of the following conditions have been met:

(i) The aggregate amount, as of the date (the “Consummation Date”) of the consummation of the Business Combination, of (A) the cash and (B) the Fair Market Value of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event): (x) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by them (1) within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the “Announcement Date”), or (2) in any transaction in which the Interested Stockholder became an Interested Stockholder (the “Determination Date”), whichever is higher; (y) the Fair Market Value per share of Common Stock on the Announcement Date or the Determination Date, whichever is higher; and (z) (if applicable) the price per share equal to the Fair Market Value per share of Common Stock, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of Common Stock;

(ii) The aggregate amount, as of the Consummation Date, of (A) the cash and (B) the Fair Market Value of the consideration other than cash to be received per share by holders of shares of any class or series (other than Common Stock or Excluded Preferred Stock) of outstanding capital stock shall be at least equal to the highest of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event), it being intended that the requirements of this paragraph (b)(ii) shall be required to be met with respect to every such class or series of outstanding capital stock whether or not the Interested Stockholder or any of its Affiliates has previously acquired any shares of a particular class or series of capital stock: (w) (if applicable) the price per share equal to the Fair Market Value per share of such class of capital stock, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder for any shares of such class of

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capital stock acquired by it within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of such class of capital stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of capital stock; (x) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Stockholder or any of its Affiliates for any shares of such class or series of capital stock acquired by them (1) within the two-year period immediately prior to the Announcement Date or (2) in any transactions in which it became an Interested Stockholder, whichever is higher; (y) the Fair Market Value per share of such class or series of capital stock on the Announcement Date or on the Determination Date, whichever is higher; and (z) the highest preferential amount per share, if any, to which the holders of shares of such class or series of capital stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(iii) The consideration to be received by holders of a particular class of outstanding voting stock (including Common Stock and other than Excluded Preferred Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of voting stock. If the Interested Stockholder has paid for shares of any class of voting stock with varying forms of consideration, the form of consideration for such class of voting stock shall be either cash or the form used to acquire the largest number of shares of such class of voting stock previously acquired by it;

(iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (A) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock, except as approved by a majority of the Continuing Directors; (B) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (C) there shall have been an increase in the annual rate of dividends as necessary fully to reflect any recapitalization (including any reverse stock split) or any similar reorganization which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (D) such Interested Stockholder shall not have become the Beneficial Owner of any additional voting stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder;

(v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of, or in connection with, such Business Combination or otherwise; and

(vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules or regulations) shall have been mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such act or subsequent provisions).

Section 6.03 Determination by the Continuing Directors. The Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article VI on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VI including, without limitation (a) whether a Person is an Interested Stockholder; (b) the number of shares of capital stock beneficially owned by any Person; (c) whether a Person is an Affiliate or Associate of another; (d) whether the applicable conditions set forth in Section 6.02 have been met with respect to any Business Combination; (e) the Fair Market Value of stock or other property; and (f) whether the assets that are the subject of any Business

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Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of more than the lower of either (i) 10% of the market capitalization of the Corporation’s stock, excluding the value of stock held by any Interested Stockholder and any Affiliate of an Interested Stockholder, at any point during any such transaction or series of transactions or (ii) 10% of the value of the Corporation’s assets as such value is reported on the most recent balance sheet filed by the Corporation with the SEC in accordance with GAAP. Any such determination made in good faith shall be binding and conclusive on all parties.

Section 6.04 No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article VI shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by applicable law.

Section 6.05 Amendment or Repeal. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may be permitted by applicable law, this Certificate of Incorporation or the Bylaws), but in addition to any affirmative vote of the holders of any particular class of the voting stock required by applicable law or this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of the shares of the then outstanding voting stock voting together as a single class, including the affirmative vote of the holders of at least a majority of the voting power of the then outstanding voting stock not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder, shall be required to amend, repeal or adopt any provisions inconsistent with, this Article VI or Article V.

ARTICLE VII

INCORPORATOR

The name and mailing address of the incorporator of the Corporation are:

Name	Address

Julie A. Herzog	1900 Wazee Street, Suite 300 Denver, CO 80202

ARTICLE VIII

DIRECTOR ELECTION

Unless and except to the extent that the bylaws of the Corporation (the “Bylaws”) so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE IX

DIRECTOR LIABILITY

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

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ARTICLE X

DIRECTOR INDEMNIFICATION

The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation. Any amendment, repeal or modification of this Article X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE XI

BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly empowered to adopt, amend or repeal bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the board of directors shall require the approval of a majority of the entire board of directors. Except as otherwise required by law or this certificate of incorporation, the stockholders shall also have the power to adopt, amend or repeal any provision of the bylaws of the Corporation with the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything to the contrary in this certificate of incorporation, in addition to the holders of any class or series of stock of the corporation required by law or by this certificate of incorporation, the affirmative vote of the holders of at least a majority of the voting power of the shares of the then outstanding voting stock voting together as a single class, including the affirmative vote of the holders of at least a majority of the voting power of the then outstanding voting stock not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder, shall be required to amend, repeal or adopt any provisions inconsistent with, this Article XI of this certificate of incorporation.

ARTICLE XII

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or the Bylaws, from time to time, to amend the Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

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ARTICLE XIII

OPT-OUT OF RESTRICTIONS ON BUSINESS COMBINATIONS WITH

INTERESTED STOCKHOLDERS.

The Corporation shall not be governed by or subject to Section 203 of the DGCL.

ARTICLE XIV

WRITTEN CONSENT

Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, are signed by all of the holders of outstanding stock entitled to vote with respect to the subject matter thereof and delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded.

[SIGNATURE PAGE FOLLOWS]

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I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate of Incorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate of Incorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this 10th day of March, 2011.

Incorporator

By /s/ Julie A. Herzog Name: Julie A. Herzog

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Annex III:

BYLAWS OF

ADVANCED EMISSIONS SOLUTIONS, INC.

ARTICLE I

OFFICES

Section 1.01 Offices. Advanced Emissions Solutions, Inc. (hereinafter called the “Corporation”) may have offices at such places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

Section 1.02 Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method so long as such records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

MEETINGS OF THE STOCKHOLDERS

Section 2.01 Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as is designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

Section 2.02 Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as are determined by the Board of Directors and stated in the notice of the meeting.

Section 2.03 Advance Notice of Stockholder Nominations and Proposals.

(a) Definitions.

“Affiliate or Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect March 11, 2011.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Public Disclosure” or “Publicly Disclosed” means a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(b) Timely Notice. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.03. In addition, any proposal of business (other than the nomination of persons for election to the board of directors, which shall be governed by Section 2.03(c) below) must be a proper matter for stockholder action. For business (including, but

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not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.03(b) or Section 2.03(d) below, as applicable, in writing to the secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the board of directors. To be timely, a Proposing Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation in the case of an annual meeting of the stockholders, not less than one hundred twenty (120) calendar days in advance of the date specified in the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date on which the previous year’s annual meeting was held, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).

(c) Stockholder Nominations. For the nomination of any person or persons for election to the board of directors, a Proposing Stockholder’s notice to the secretary of the Corporation shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation that are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proposing Stockholder: (A) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Corporation that are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first Publicly Disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and any of its Affiliates or Associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first Publicly Disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or any of its Affiliates or Associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or any of its Affiliates or Associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first Publicly Disclosed, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination. The Corporation may require any proposed nominee to furnish such other information as it

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may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the qualifications and independence, or lack thereof, of such nominee.

(d) Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the secretary of the Corporation shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (iii) the information required by Section 2.03(c)(vi) above.

(e) Proxy Rules. The foregoing notice requirements of Sections 2.03(c) and 2.03(d) shall be deemed satisfied by a stockholder with respect to business or a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal or make a nomination at an annual meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(f) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as has properly been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (x) by or at the direction of the board of directors or any committee thereof (or stockholders pursuant to Section 2.04 hereof) or (y) provided that the board of directors (or stockholders pursuant to Section 2.04 hereof have determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.03 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.03. If the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 2.03 shall be delivered to the secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) days prior to the special meeting at which such business will be considered or the tenth (10th) day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. The foregoing notice requirements of this paragraph (f) of this Section 2.03 shall be deemed satisfied by a stockholder with respect to a nomination if the stockholder has notified the Corporation of his, her or its intention to present a nomination at such special meeting in compliance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and such stockholder’s nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such special meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(g) Effect of Noncompliance. Notwithstanding anything in these Bylaws to the contrary: (i) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.03, and (ii) otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting pursuant to this Section 2.03 does not provide the information required under this Section 2.03 to the Corporation promptly following the later of the record date or the date notice of the record date is first Publicly Disclosed, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or

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nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. The requirements of this Section 2.03 shall apply to any business or nominations to be brought before an annual meeting by a stockholder whether such business or nominations are to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 or Rule 14a-11 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation. The requirements of the Section 2.03 are included to provide the Corporation notice of a stockholder’s intention to bring business or nominations before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an annual meeting.

Section 2.04 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called pursuant to a resolution approved by the Board of Directors or by the holders of shares entitled to cast not less than twenty percent (20%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix. The only business that may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting. If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted in compliance with the same advance notice requirements of Section 2.03(c) and 2.03(d), and shall be delivered personally or sent by certified or registered mail, return receipt requested, or by telegraphic or other facsimile transmission to the secretary of the Corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the secretary shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.07 of these Bylaws. Nothing contained in this Section 2.04 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 2.05 Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that may have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting as of the record date for notice of such adjourned meeting.

Section 2.06 Notice of Meetings. Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten days nor more than 60 days before such meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their addresses appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who, either before or after the meeting, submits a waiver of notice or attends such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

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Section 2.07 List of Stockholders. The officer of the Corporation who has charge of the stock ledger shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least ten days before any meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.08 Quorum. Unless otherwise required by law, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or these bylaws, at each meeting of the stockholders, one-third of the voting power of the outstanding shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, in the manner provided in Section 2.05, until a quorum is present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that may have been transacted at the meeting originally called.

Section 2.09 Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it deems appropriate. At every meeting of stockholders, the president or in his or her absence or inability to act, the secretary or, in his or her absence or inability to act, the person whom the president appoints, shall act as chairman of, and preside at, the meeting. The secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting appoints secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders has the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting determines; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 2.10 Voting; Proxies. Unless otherwise required by law or the Certificate of Incorporation, the election of directors and proposals so designated by the directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Certificate of Incorporation or these bylaws, any matter, other than the election of directors and proposals designated by the directors as being subject to a plurality vote, brought before any meeting of stockholders shall be approved if the votes cast favouring the matter exceed the votes cast opposing the matter at a meeting of the stockholders by the holders of stock entitled to vote thereon. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon

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after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

Section 2.11 Inspectors at Meetings of Stockholders. The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any postponement or adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder determines otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

Section 2.12 Written Consent of Stockholders Without a Meeting. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, are signed by all of the holders of outstanding stock entitled to vote with respect to the subject matter thereof and delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.12, written consents signed by all of the holders of outstanding stock entitled to vote with respect to the subject matter thereof are delivered to the Corporation as aforesaid.

Section 2.13 Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on

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which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned or postponed meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned or postponed meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned or postponed meeting.

(b) In order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting: (i) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. Delivery shall be by hand or by certified or registered mail, return receipt requested.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02 Number; Term of Office. The Board of Directors shall consist of no less than one or more than fifteen members. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.

Section 3.03 Newly Created Directorships and Vacancies. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors, may be filled by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum. A director so elected shall hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.

Section 3.04 Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified.

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Section 3.05 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors or its chairman.

Section 3.06 Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places as may be determined by the chairman or the president on at least 24 hours notice to each director given by one of the means specified in Section 3.09 hereof other than by mail or on at least three days notice if given by mail. Special meetings shall be called by the chairman or the president in like manner and on like notice on the written request of any two or more directors.

Section 3.07 Telephone Meetings. Board of Directors or Board of Directors committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 3.07 shall constitute presence in person at such meeting.

Section 3.08 Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours notice of any adjourned or postponed meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment or postponement, if such notice shall be given by one of the means specified in Section 3.09 hereof other than by mail, or at least three days notice if by mail. Any business may be transacted at an adjourned meeting that could have been transacted at the meeting as originally called.

Section 3.09 Notices. Subject to Section 3.06 and Section 3.10 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation or these bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, email or by other means of electronic transmission.

Section 3.10 Waiver of Notice. Whenever the giving of any notice to directors is required by applicable law, the Certificate of Incorporation or these bylaws, a waiver thereof, given by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 3.11 Organization. At each meeting of the Board of Directors, the chairman or, in his or her absence, another director selected by the Board of Directors shall preside. The secretary or a person designated by secretary shall act as secretary at each meeting of the Board of Directors. If the secretary is absent from any meeting of the Board of Directors, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all assistant secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.12 Quorum of Directors. The presence of a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.13 Action by Majority Vote. Except as otherwise expressly required by these bylaws, the Certificate of Incorporation or by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.14 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any

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committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 3.15 Committees of the Board of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee is absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

ARTICLE IV

OFFICERS

Section 4.01 Positions and Election. The officers of the Corporation shall be elected by the Board of Directors and shall include a president, a treasurer and a secretary. The Board of Directors, in its discretion, may also elect a chairman (who must be a director), one or more vice chairmen (who must be directors) and one or more vice presidents, assistant treasurers, assistant secretaries and other officers. Any individual may be elected to, and may hold, more than one office of the Corporation.

Section 4.02 Term. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time when it becomes effective is not specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation is not necessary to make it effective. If any vacancy occurs among the officers, the Board of Directors shall, if required by law, or may appoint a person to fill the position for the unexpired portion of the term.

Section 4.03 The President. The president shall have general supervision over the business of the Corporation and other duties incident to the office of president, and any other duties as may be from time to time assigned to the president by the Board of Directors and subject to the control of the Board of Directors in each case.

Section 4.04 Vice Presidents. Each vice president shall have such powers and perform such duties as may be assigned to him or her from time to time by the chairman of the Board of Directors or the president.

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Section 4.05 The Secretary. The secretary, or a person appointed by the secretary, president or Board of Directors, shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the president. The secretary shall keep in safe custody the seal of the Corporation and shall see that it is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is necessary or proper, and when so affixed may attest the same.

Section 4.06 The Treasurer. The treasurer shall have the custody of the corporate funds and securities, except as otherwise provided by the Board of Directors, and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her or her transactions as treasurer and of the financial condition of the Corporation.

Section 4.07 Duties of Officers May be Delegated. In the case of the absence of any officer, or for any other reason that the Board of Directors may deem sufficient, the president or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer, director or person.

ARTICLE V

STOCK CERTIFICATES AND THEIR TRANSFER

Section 5.01 Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates unless the Board of Directors provides by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the chairman, any vice chairman, the president or any vice president, and by the secretary, any assistant secretary, the treasurer or any assistant treasurer. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

Section 5.02 Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation, by such person’s attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares may be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it has been entered in the stock records of the Corporation by an entry showing from and to whom such stock was transferred. To the extent designated by the president or any vice president or the treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

Section 5.03 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 5.04 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to

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have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

GENERAL PROVISIONS

Section 6.01 Seal. The seal of the Corporation shall be in such form as is approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

Section 6.02 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 6.03 Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 6.04 Dividends. Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by applicable law or the Certificate of Incorporation.

Section 6.05 Conflict with Applicable Law or Certificate of Incorporation. These bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE VII

INDEMNIFICATION

Section 7.01 Power to Indemnify in Actions, Suits or Proceedings Other Than Those By or in the Right of the Corporation. Subject to Section 7.03, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to

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be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 7.02 Power to Indemnify in Actions, Suit or Proceedings By or in the Right of the Corporation. Subject to Section 7.03, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 7.03 Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.01 or Section 7.02, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 7.04 Good Faith Defined. For purposes of any determination under Section 7.03, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 7.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 7.01 or Section 7.02, as the case may be.

Section 7.05 Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 7.03, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification (following the final disposition of such action, suit or proceeding) to the extent otherwise permissible under Section 7.01 or Section 7.02 or for advancement of expenses to the extent otherwise

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permissible under Section 7.06. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.01 or Section 7.02, as the case may be. Neither a contrary determination in the specific case under Section 7.03 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification or advancement of expenses pursuant to this Section 7.05 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification or advancement of expenses shall also be entitled to be paid the expense of prosecuting such application to the fullest extent permitted by applicable law.

Section 7.06 Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall, to the fullest extent not prohibited by applicable law, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 7.07 Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 7.01 and Section 7.02 shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 7.01 or Section 7.02 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 7.08 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.

Section 7.09 Certain Definitions. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the

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Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

Section 7.10 Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.11 Limitation on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification and to advancement of expenses (which shall be governed by Section 7.05), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

Section 7.12 Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.

Section 7.13 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any director or officer who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such director of officer may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise.

Section 7.14 Amendment or Repeal. Any right to indemnification or to advancement of expenses of any director or officer arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these by-laws after the occurrence of the act or omission that is the subject of the action, suit or proceeding for which indemnification or advancement of expenses is sought.

ARTICLE VIII

AMENDMENTS

These bylaws may be amended, altered, changed, adopted and repealed or new bylaws adopted by the Board of Directors. The stockholders may make additional bylaws and may alter and repeal any bylaws whether such bylaws were originally adopted by them or otherwise only to the extent required or permitted by the Corporations’ Certificate of Incorporation.

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Annex IV

AMENDMENT NO. 1

TO THEADA-ES, INC.

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

The Board of Directors of ADA-ES Inc., a Colorado corporation (the “Company”), hereby adopts the following Amendment No. 1 to the ADA-ES, Inc. Amended and Restated 2007 Equity Incentive Plan (this “Amendment”), effective as of the date the shareholders approve the Amendment at the Company’s 2011 Annual Meeting.

WHEREAS, effective April 27, 2007, the Board of Directors of the Company adopted the ADA-ES, Inc. 2007 Equity Incentive Plan (the “Original Plan”), subject to approval of the shareholders of the Company;

WHEREAS, the shareholders of the Company approved the Original Plan at the Annual Meeting of Shareholders of the Company held on June 19, 2007;

WHEREAS, the Board of Directors of the Company further amended and restated the Original Plan as of August 31, 2010 ( the “Plan”) to make non-material changes to assure Internal Revenue Code Section 409A compliance and to increase the non-management director annual grant limit to 15,000 shares of Common Stock from 10,000 shares;

WHEREAS, the Plan currently has 745,779 authorized shares as of January 1, 2011and only 138,436 are left (minus some authorized for issuance);

WHEREAS, the Board of Directors of the Company believes that providing directors, officers and employees with equity incentives such as stock options will contribute substantially to our future success by further aligning the interests of such key persons with those of our shareholders and that without the Amendment, there would be an insufficient number of shares eligible for grant pursuant to the Plan in order to best satisfy the purposes of the Plan;

WHEREAS, the Board of Directors of the Company approved the Amendment in order to amend Section 3(a) of the Plan to replace the number 600,000 with 1,300,000 and to replace the number 1,000,000 at the end of that Section with 1,500,000 and to amend Section 6(f) of the Plan to replace the number 30,000 with 50,000 in two places and the number 15,000 with 25,000.

NOW, THEREFORE, intending to be legally bound hereby, the Company hereby amends the Plan as follows:

1. Section 3(a) of the Plan is hereby amended in its entirety to read as follows:

“(a) Subject to the provisions of Section 10 below, the stock subject to this Plan shall be the Company’s Common Stock, no par value per share (the “Common Stock”), presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 10 hereof, the aggregate amount of Common Stock to be delivered upon the exercise of all Awards granted under this Plan shall not exceed one million three hundred thousand (1,300,000) shares as such Common Stock as constituted on the effective date of this Plan, or the effective date of any amendment affecting this provision, and no further options shall be granted after the date on which the Company’s stockholders approve this Plan, under the ADA-ES, Inc. 2003 Stock Option Plan (in effect as of such date). In addition, the shares reserved for issuance of Awards granted under this Plan will automatically be increased on the first day of each fiscal year, beginning with the fiscal year commencing January 1, 2008, by an amount equal to ten percent (10%) of the increase in the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year over the number of outstanding shares of Common Stock on such date one year prior, or such lesser number of shares as is later ratified by the Board at their

Annex IV-1

first meeting or action in such new fiscal year; provided, that in no event shall any such annual increase exceed three hundred thousand (300,000) shares and provided further, that in no event shall the total number of shares authorized for issuance under this Plan exceed one million five hundred thousand (1,500,000) shares.

2. Section 6(f) of the Plan is hereby amended in its entirety to read as follows:

“(f) Individual Award Limits. Following the date that the exemption from application of Section 162(m) of the Code described in Section 18 (or any exemption having similar effect) ceases to apply to Awards, the maximum number of Shares with respect to which Awards (including awards for Options or Restricted Stock) may be granted to any Grantee in any fiscal year of the Company shall be fifty thousand (50,000) Shares; provided, however, that Non-Management Directors shall be entitled to receive Awards in any fiscal year for no more than twenty five thousand (25,000) Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee who is an Employee may be granted Options for up to an additional fifty thousand (50,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10 below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

3. Defined Terms. Unless otherwise stated herein, each capitalized term used in this Amendment shall have the same meaning as provided for such capitalized term in the Plan. From and after the date hereof, all references in the Plan, as amended by this Amendment, to the “Plan” shall mean the Plan, as amended by this Amendment.

4. All of the other terms of the Plan continue with full force and effect.

The undersigned, being the Senior Vice President and Chief Financial Officer of ADA-ES, Inc. hereby certifies that the foregoing is a true and correct copy of the Amendment, as adopted by the Board of Directors on January 25, 2011, and as adopted by the shareholders on                     , 2011.

ADA-ES, Inc.

By: /s/ Mark H. McKinnies
Mark H. McKinnies, Senior Vice President and Chief Financial Officer

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Annex V

ADA-ES, INC.

AMENDED AND RESTATED 2010 NON-MANAGEMENT COMPENSATION AND

INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees and Consultants and to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that (i) pursuant to a Corporate Transaction defined in Section 2(q)(i), 2(q)(ii) or 2(q)(iii), the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the purchase price thereof which preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award or (ii) pursuant to a Corporate Transaction defined in Section 2(q)(iv) or 2(q)(v), the Award is expressly affirmed by the Company.

(e) “Award” means the grant of Shares, Restricted Stock Purchase Rights, Restricted Stock Bonuses or other rights or benefits under the Plan.

(f) “Award Agreement” means the written or electronic agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust or physical or emotional harm to any person.

(i) “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:

ADA-ES, Inc – Amended and Restated 2010 Non-Management Compensation and Incentive Plan

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(i) the direct or indirect acquisition by any person or related group of persons (“Person”) (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a Person that directly or indirectly controls, is controlled by or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept;

(ii) a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For purposes of this Section 2(iii), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding anything herein to the contrary, with respect to any amounts that constitute deferred compensation under Code Section 409A, to the extent required to avoid accelerated taxation or penalties, no Change in Control will be deemed to have occurred unless such Change in Control also constitutes a change in control in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets under Code Section 409A.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee composed of Directors of the Board appointed by the Board to administer the Plan.

(l) “Common Stock” means the Company’s Common Stock, no par value per share.

(m) “Company” means ADA-ES, Inc., a Colorado corporation and any successor corporation thereto.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity

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to render consulting or advisory services to the Company or such Related Entity, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity or any successor in any capacity of Employee, Director or Consultant or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave or any other authorized personal leave for a period not to exceed six months, provided, however, that absences of six months or more shall continue to be an approved leave of absence if the Employee or Consultant has a contractual or statutory right to re-employment .

(q) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

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(s) “Director” means a member of the Board or the board of directors of any Related Entity.

(t) “Disability” means, with respect to a Grantee, the inability of such Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(u) “Employee” means any person other than an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, any of the markets operated by or for NASDAQ, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith, and in a manner that comports with the requirements of Section 409A and 422 of the Code and any Applicable Law.

(x) “Good Reason” means the occurrence after a Corporate Transaction or Change in Control of any of the following events or conditions unless consented to by the Grantee (and the Grantee shall be deemed to have consented to any such event or condition unless the Grantee provides written notice of the Grantee’s non-acquiescence within 90 days of the effective time of such event or condition and the Company cannot cure any such event or condition within 30 days upon such notice);

(i) a change in the Grantee’s responsibilities or duties which represents a material and substantial diminution in the Grantee’s responsibilities or duties as in effect immediately preceding the consummation of a Corporate Transaction or Change in Control;

(ii) a reduction in the Grantee’s base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Corporate Transaction or Change in Control or at any time thereafter; or

(iii) requiring the Grantee to be based at any place outside a 50-mile radius from the Grantee’s job location or residence prior to the Corporate Transaction or Change in Control except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Transaction or Change in Control.

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(y) “Grantee” means an Employee or Consultant who receives an Award under the Plan.

(z) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(aa) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(dd) “Plan” means this Amended and Restated 2010 Non-Management Compensation and Incentive Plan.

(ee) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(ff) “Replaced” means that (i) pursuant to a Corporate Transaction defined in Section 2(q)(i), 2(q)(ii) or 2(q)(iii), the Award is replaced with a comparable stock award or a cash incentive program of the successor entity or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule or a vesting schedule more favorable to the Grantee applicable to such Award or (ii) pursuant to a Corporate Transaction defined in Section 2(q)(iv) or 2(q)(v), the Award is replaced with a comparable stock award or a cash incentive program of the Company or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule or a vesting schedule more favorable to the Grantee applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(gg) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as established by the Administrator, as set forth in a Restricted Stock Agreement that is issued in connection with such Award.

(hh) “Restricted Stock Award” means an Award of a Restricted Stock Bonus or Restricted Stock Purchase Right.

(ii) “Restricted Stock Bonus” means Shares of Restricted Stock granted to a Grantee pursuant to this Plan.

(jj) “Restricted Stock Purchase Right” means a right to purchase Shares of Restricted Stock granted to a Grantee pursuant to this Plan.

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(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ll) “Share” means a share of the Common Stock.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10 below, the stock subject to this Plan shall be the Common Stock presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 10 hereof, the aggregate amount of Common Stock to be delivered upon the purchase of Shares pursuant to all Awards granted under this Plan shall not exceed three hundred thousand (300,000) shares as such Common Stock was constituted on the effective date of this Plan.

(b) Any Shares covered by an Award (or portion of an Award) which are forfeited, canceled or expire (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, as of and after the date that the exemption for the Plan under Section 162(m) of the Code expires, as set forth in Section 18 below, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(b) Multiple Administrative Bodies. The Plan may be administered by different bodies with respect to Consultants, Employees and Covered Employees.

(c) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees and Consultants to whom Awards may be granted from time to time hereunder;

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(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(vii) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

5. Eligibility. Awards may be granted to Employees and Consultants. An Employee or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Designation of Award. Each Award shall be designated in the Award Agreement as an Award of Shares, Restricted Stock Bonus, Restricted Stock Purchase Right or other Award.

(b) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, purchase price, if any, form of payment (cash, Shares, or other consideration) for Shares issued in connection with the Award, payment contingencies and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(c) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

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(d) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of an Award, satisfaction of performance criteria or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award (but only to the extent that such deferral programs would not result in an accounting compensation charge unless otherwise determined and specifically agreed to by the Administrator). The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. Irrespective of the rights of the Administrator to allow for the deferral of consideration hereunder, no such deferral shall be effective if it would result in the deferral constituting “nonqualified deferred compensation” within the meaning of Code Section 409A, unless such deferral has been approved by the Board and agreed to by the Grantee.

(e) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(f) Term of Award . The term of each Award shall be the term stated in the Award Agreement.

(g) Transferability of Awards. Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or to the extent and in the manner authorized by the Administrator, by gift to members of the Grantee’s Immediate Family. The Administrator may impose such additional restrictions on Shares issued in connection with an Award as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any state securities laws or foreign law as applicable to such Shares.

(h) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award or such other date as is determined by the Administrator.

7. Award Purchase Price, Consideration and Taxes.

(a) Purchase Price. The purchase price, if any, for an Award shall be as determined by the Administrator, except that in the case of Awards intended to qualify as Performance-Based Compensation, the purchase price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving an Award of Shares or Shares pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to the Company or a Related Entity or for the Company’s or a Related Entity’s benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Grantee shall furnish consideration in the form of cash or past services rendered to the Company or a Related Entity or for the Company’s or a Related Entity’s benefit having a value not less than the 100% of the Fair Market Value of the Shares subject to an Award of Shares or Restricted Stock Award. Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section6 (c), above, the purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration, if any, to be paid for the Shares to be issued upon purchase of an Award, including the method of payment, shall be determined by the Administrator.

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In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) services performed for the Company or a Related Entity or for the Company’s or a Related Entity’s benefit;

(iv) delivery of Grantee’s promissory note with such recourse, interest, security and redemption provisions as the Administrator determines as appropriate (but only to the extent that the acceptance or terms of the promissory note would not violate an Applicable Law and would not result in an accounting compensation charge with respect to the use of such promissory note to pay the purchase price unless otherwise determined by the Administrator);

(v) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate purchase price of the Shares as to which said Award relates (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the purchase price unless otherwise determined by the Administrator; generally an accounting charge will result if the Shares used to pay the purchase price were acquired less than six months before the exercise); or

(vi) any combination of the foregoing methods of payment.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares.

8. Procedure for Exercise; Rights as a Shareholder .

(a) A Restricted Stock Purchase Right granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement except that the Restricted Stock Purchase Right must be exercised no later than thirty (30) days from the effective date of the grant.

(b) An Award of Shares shall be deemed to be accepted, and a Restricted Stock Purchase Right shall be deemed to be exercised, when the Grantee executes or electronically accepts the Award Agreement and full payment, if any, for the Shares with respect to which the Award is exercised has been made. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the acceptance of an Award of Shares or exercise of a Restricted Stock Purchase Right. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 11 below. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

9. Conditions Upon Issuance of Shares. Shares shall not be issued unless the issuance and delivery of such Shares pursuant thereto comply with all Applicable Laws. Compliance with all Applicable Laws shall be determined by counsel for the Company.

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10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the purchase price of each such outstanding Award as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company and (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Changes in Control.

(a) Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) Acceleration of Award Upon Corporate Transaction or Change in Control.

(i) Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

(A) for the portion of each Award that is Assumed or Replaced, then such Award (if Assumed), the replacement Award (if Replaced) or the cash incentive program (if Replaced) automatically shall become fully vested, exercisable and payable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such Assumed or Replaced portion of the Award, immediately upon termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months after the Corporate Transaction; and

(B) for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction.

(ii) Change in Control. Except as provided otherwise in an individual Award Agreement, following a Change in Control (other than a Change in Control which also is a Corporate Transaction) and upon the termination of the Continuous Service of a Grantee if such Continuous Service is terminated by the Company or Related Entity without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months after a Change in Control, each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value), immediately upon the termination of such Continuous Service.

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12. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board and its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

13. Amendment, Suspension or Termination of the Plan; Code Section 409A Considerations.

(a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No suspension or termination of the Plan shall adversely affect any rights under Awards already granted to a Grantee.

(d) Any amendment of the Plan may be accomplished in a manner calculated to cause such amendment not to constitute an “extension,” “renewal” or “modification” (each within the meaning of Code Section 409A) of any Awards that would cause such Awards to be considered “nonqualified deferred compensation” (within the meaning of Code Section 409A). Notwithstanding the foregoing, if at any time the Board or the Administrator determines that any Award may be subject to Code Section 409A, the Board or the Administrator may, in its sole discretion, and without a Grantee’s prior consent, amend the Plan or any Award as it may determine is necessary or desirable either for the Plan and Awards to be exempt from the application of Code Section 409A or to satisfy the requirements of Code Section 409A, including by adding conditions with respect to the vesting and/or the payment of Awards.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as are sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority is not obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service and shall not interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Shareholder Approval. The grant of Awards under the Plan , shall be subject to approval of the Plan by the shareholders of the Company. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

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18. Effect of Section 162(m) of the Code. At any time while the Company is subject to the reporting obligations of Section 12 of the Exchange Act, the Plan and all Awards (except Restricted Stock Awards that vest over time) issued thereunder are intended to be exempt from the application of Section 162(m) of the Code, which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The exemption is based on Treasury Regulation Section 1.162-27(f), in the form existing on the effective date of the Plan, with the understanding that such regulation generally exempts from the application of Section 162(m) of the Code compensation paid pursuant to a plan that existed before a company becomes publicly held. Under such Treasury Regulation, this exemption is available to the Plan for the duration of the period that lasts until the earliest of (i) the expiration of the Plan, (ii) the material modification of the Plan, (iii) the exhaustion of the maximum number of shares of Common Stock available for Awards under the Plan, as set forth in Section 3(a), (iv) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Company first becomes subject to the reporting obligations of Section 12 of the Exchange Act, or (v) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder. To the extent that the Administrator determines as of the date of grant of an Award that (i) the Award is intended to qualify as Performance-Based Compensation and (ii) the exemption described above is no longer available with respect to such Award, such Award shall not be effective until any shareholder approval required under Section 162(m) of the Code has been obtained.

19. Code Section 409A Matters. Except as may be expressly provided with respect to any Award granted under the Plan, the Plan and the Awards are not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Code Section 409A, but rather are intended to be exempt from the application of Code Section 409A. To the extent that the Plan and/or Awards are nevertheless deemed to be subject to Code Section 409A, the Plan and Awards shall be interpreted in accordance with Code Section 409A and any applicable Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the grant of any Award. Notwithstanding any provision of the Plan or any Award to the contrary, if the Administrator determines that any Award may be or become subject to Code Section 409A, the Administrator may adopt such amendments to the Plan and the affected Award (as described above) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate (a) to exempt the Plan and any Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award or (b) to comply with the requirements of Code Section 409A, or (b) to comply with the requirements of Code Section 409A. Any such action may include, but is not limited to, delaying payment, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, to a Grantee who is a “specified employee” within the meaning of Code Section 409A to the first day following the six-month period (or, if earlier, the date of the Grantee’s death) on the date of the Grantee’s “separation of service” as defined in Code Section 409A. The Company shall use commercially reasonable efforts to implement the provisions of this Section 19 in good faith; provided that neither the Company, the Administrator nor any Employee, Director or representative of the Company or of any of its Affiliates shall have any liability to with respect to this Section 19.

20. Qualified Domestic Relations Orders.

(a) Anything in the Plan to the contrary notwithstanding, rights under Awards may be assigned to an Alternate Payee to the extent that a QDRO so provides. (The terms “Alternate Payee” and “QDRO” are defined in paragraph 20(c) below.) The assignment of an Award to an Alternate Payee pursuant to a QDRO shall not be treated as having caused a new grant. If an Award is assigned to an Alternate Payee, the Alternate Payee generally shall have the same rights as the grantee under the terms of the Plan; provided however, that (i) the Award shall be subject to the same vesting terms and exercise period as if the Award were still held by the grantee and (ii) an Alternate Payee may not transfer an Award.

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(b) In the event of the Administrator’s receipt of a domestic relations order or other notice of adverse claim by an Alternate Payee of a grantee of an Award, transfer of the proceeds of the exercise of such Award, whether in the form of cash, stock or other property, may be suspended. Such proceeds shall thereafter be transferred pursuant to the terms of a QDRO or other agreement between the Grantee and Alternate Payee. A Grantee’s ability to exercise an Award may be barred if the Administrator receives a court order directing the Plan administrator not to permit exercise.

(c) The word “QDRO” as used in the Plan shall mean a court order (i) that creates or recognizes the right of the spouse, former spouse or child (an “Alternate Payee”) of an individual who is granted an Award to an interest in such Award relating to marital property rights or support obligations and (ii) that the administrator of the Plan determines would be a “qualified domestic relations order,” as that term is defined in section 414(p) of the Code and section 206(d) of the Employee Retirement Income Security Act (“ERISA”), but for the fact that the Plan is not a plan described in section 3(3) of ERISA.

21. No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Related Entity’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Related Entity to take any action which such entity deems to be necessary or appropriate.

22. Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or any Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

23. Provision of Information. Each Grantee shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.

The undersigned, being the Senior Vice President and Chief Financial Officer of ADA-ES, Inc. hereby certifies that the foregoing is a true and correct copy of the ADA-ES, Inc. Amended and Restated 2010 Non-Management Compensation and Incentive Plan, as adopted by the Board of Directors on January 22, 2010 and as amended January 25 2011, and as adopted by the shareholders on                     , 2011

ADA-ES, Inc.

By:
Mark H. McKinnies,
Senior Vice President and Chief Financial Officer

ADA-ES, Inc – Amended and Restated 2010 Non-Management Compensation and Incentive Plan

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STOCK AWARD AGREEMENT

ADA-ES, INC. AMENDED AND RESTATED 2010 NON-MANAGEMENT

COMPENSATION AND INCENTIVE PLAN

NOTICE OF STOCK AWARD

Grantee’s Name and Address:

You have been granted fully-vested shares of Common Stock of the Company, subject to the terms and conditions of this Notice of Stock Award (the “Notice”), under the ADA-ES, INC. Amended and Restated 2010 Non-Management Compensation and Incentive Plan, as amended from time to time (the “Plan”) and the Stock Award Agreement (the “Agreement”) attached hereto, as follows. This grant is being made to you in partial payment of services to be rendered to the Company over the next six months, subject to your continued provision of such services during that time. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number

Grant Date

Total Number of Shares of Common Stock Awarded

Aggregate Gross Value of Stock Awarded	$

Per Share Value of Stock Awarded	$

Earning Schedule:

Subject to Grantee’s Continuous Service and other limitations set forth in this Notice, the Agreement and the Plan, the Shares will be deemed “earned” and no longer subject to the Repayment Requirement (as defined in the Agreement) in accordance with the following schedule:

16.667% of the Total Number of Shares of Common Stock Awarded shall be deemed “earned” and no longer be subject to the Repayment Requirement at the end of each month following the Grant Date.

For purposes of this Notice and the Agreement, the Grantee shall be obligated to pay the Per Share Value of Stock Awarded with respect to Shares of Common Stock Awarded that are not yet earned, or, in lieu thereof, to return such Shares to the Company if Grantee’s Continuous Service ends, in either case as provided by the Repayment Requirement in the Agreement; provided, however, that such Shares shall remain subject to other restrictions on transfer set forth in the Agreement or the Plan. Shares that are not yet earned are deemed “Unearned Shares.” If the Grantee would earn a fraction of an Unearned Share, such Unearned Share shall not become earned until the Grantee earns the entire Share.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement, and that signed copies of this Notice and the Agreement (including copies of Exhibit A thereto) have been exchanged between the parties.

Stock Award Agreement Under the

ADA-ES, Inc. Amended and Restated 2010 Non-Management Compensation and Incentive Plan

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ADA-ES, INC.

By:

Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SHALL BECOME EARNED, IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE’S CONTINUOUS SERVICE FROM THE GRANT DATE (NOT THROUGH THE ACT OF BEING ENGAGED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.

The Grantee acknowledges receipt of a copy of the Plan and the Agreement (including Exhibit A thereto) and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Agreement shall be resolved in accordance with Section 17 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:

Print Name:

Stock Award Agreement Under the

ADA-ES, Inc. Amended and Restated 2010 Non-Management Compensation and Incentive Plan

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Award Number:

ADA-ES INC. AMENDED AND RESTATED 2010 NON-MANAGEMENT

COMPENSATION AND INCENTIVE PLAN

STOCK AWARD AGREEMENT

1. Award of Shares. ADA-ES INC., a Colorado corporation (the “Company”), hereby grants, issues and sells to the Grantee (the “Grantee”) named in the Notice of Stock Award (the “Notice”), the Total Number of Shares of Common Stock Awarded set forth in the Notice (the “Shares”) in exchange for services for a deemed Purchase Price per Share set forth in the Notice (the “Total Purchase Price”), subject to the Notice, this Stock Award Agreement (the “Agreement”) and the terms and provisions of the Company’s Amended and Restated 2010 Non-Management Compensation and Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. All Shares granted hereunder will be deemed issued to the Grantee as fully paid and nonassessable shares once earned by the Grantee, and the Grantee will have the right to vote the Shares at meetings of the Company’s shareholders. The Company shall pay any applicable stock transfer taxes imposed upon the issuance of the Shares to the Grantee hereunder.

2. Consideration. The Shares are being granted to the Grantee in partial consideration of the provision of services by the Grantee to the Company for a period of six months from the Grant Date.

3. Transferability. The Shares sold to the Grantee are registered under the Company’s S-8 Registration Statement and, may be sold, transferred or otherwise disposed of (a “Transfer”) pursuant to the Form S-8 Registration Statement by the Grantee prior to the date when the Shares become earned pursuant to the Earning Schedule set forth in the Notice, subject to applicable laws, rules and regulations; provided, however, that any Unearned Shares that are Transferred remain subject to the Repayment Requirement. In furtherance, and not in limitation, of the foregoing, the Grantee acknowledges that the United States securities laws prohibit any person from trading in the securities of the Company while in possession of material, non-public information about the Company in violation of a duty of confidentiality. The Grantees further acknowledges that any proprietary information may constitute material non-public information, and agrees that he or she shall not trade any securities of the Company while in possession of material, non-public information about the Company in violation of any securities or other laws..

4. Distributions. Except as set forth in Section 7(e), the Company shall disburse to the Grantee all dividends and other distributions paid or made in cash with respect to the Shares and Additional Securities (whether earned or not), less any applicable withholding obligations.

5. Taxes. The Grantee shall be responsible for payment of, and upon request by the Company, shall immediately pay the Company the amount necessary to satisfy, any applicable foreign, federal, state, and local income and employment tax withholding obligations.

6. Additional Securities. Any securities received as the result of ownership of the Unearned Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be subject to the same conditions and restrictions as the Unearned Shares with respect to which they were issued, including, without limitation, the Earning Schedule set forth in the Notice and the Repayment Requirement. The Grantee shall be entitled to direct the Company to exercise any warrant, option or other right received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Grantee may not direct the Company to sell

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any such warrant, option or right. If Additional Securities consist of a convertible security, the Grantee may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. Appropriate adjustments to reflect the distribution of Additional Securities shall be made to the price per share to be paid in connection with the Repayment Requirement in order to reflect the effect of any such transaction upon the Company’s capital structure.

7. Repayment Requirement.

(a) Repayment Upon Termination of Continuous Service. Grantee is required to transfer and to return all of the Unearned Shares (including any Additional Securities that are Unearned Shares), or an equivalent number of shares of Company Common Stock, in either case free and clear of all liens and encumbrances and with good and marketable title, or, in lieu thereof (regardless of whether the Grantee still holds such Unearned Shares), to pay to the Company in cash the value (the “Cash Value Option”) of such Unearned Shares based on the Per Share Value of Stock Awarded (the “Repayment Requirement”) within ten (10) days following the date the Grantee’s Continuous Service terminates for any reason, with or without cause (including death or disability) (the “Termination Date”).

(b) Method of Repayment. Promptly following the date Grantee’s Continuous Service terminates, the Grantee shall give written notice to the Company indicating the date on which he or she intends to fulfill the Repayment Requirement (which such date must be a business day within ten (10) days following the date the Grantee’s Continuous Service terminates. Such notice shall be irrevocable. The notice shall indicate whether the Grantee intends to transfer and assign the Unearned Shares or exercise the Cash Value Option. On the date the Repayment Requirement is to be effected, the Grantee shall either assign and transfer to the Company the Unearned Shares, free and clear of all liens and encumbrances, or pay in immediately available funds the amount due pursuant to the Cash Value Option, as applicable. If the Grantee fails to provide such written notice to the Company within the ten business days set forth above, Grantee shall be deemed to have elected to transfer and assign the Unearned Shares back to the Company, and hereby irrevocably appoints the Company as power of attorney to take any and all actions in order to effect such transfer and assignment, including cancellation of the Unearned Shares. The Company may require the Grantee to execute and deliver such documentation as it deems reasonably necessary in connection with the Repayment Requirement.

(c) Assignment. If the Grantee intends to transfer and assign the Unearned Shares to the Company pursuant to the Repayment Requirement, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations, to receive all or a part of such Unearned Shares.

(d) Termination of the Repayment Requirement. The Repayment Requirement shall terminate with respect to any Shares and Additional Securities that become earned pursuant to the Stock Award Agreement and with respect to all Shares and Additional Securities at the end of the sixth month following the Grant Date.

(e) Corporate Transaction. The Repayment Requirement as to Unearned Shares shall apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for such Unearned Shares in consummation of a Corporate Transaction and such stock or property shall be deemed Additional Securities for purposes of this Agreement, but only to the extent the Shares are at the time covered by such Repayment Requirement. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repayment Requirement to reflect the effect of the Corporate Transaction.

8. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

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9. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

10. Lock-Up Agreement.

(a) Agreement. Grantee, if such person is an officer, director or owner of greater than 5% of the Common Stock of the Company at such time (including, for purposes of determining stock ownership, shares of Common Stock issuable upon exercise of options or warrants, or conversion of securities convertible into shares of Common Stock), and/or if requested by the Company and the lead underwriter of any public offering of the Common Stock or other securities of the Company (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter shall specify. Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject until the end of such period. The Company and Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section 10.

(b) No Amendment Without Consent of Underwriter. During the period from identification as a Lead Underwriter in connection with any public offering of the Company’s Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 10(a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 10 may not be amended or waived except with the consent of the Lead Underwriter.

11. No Contract for Continuous Service. This Agreement is not a service contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation of the Grantee to continue in the service of the Company, or of the Company to continue the services the Grantee to the Company.

12. Applicability of Plan. This Agreement is subject to all the provisions of the Plan, which provisions are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

13. No Compensation Deferral. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, but rather is intended to be exempt from the application of Code Section 409A. To the extent that the Award is nevertheless deemed to be subject to Code Section 409A for any reason, this Award shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision herein to the contrary, in the event that following the Grant Date, the Administrator (as defined in the Plan) determines that the Award may be or become subject to Code Section 409A, the Administrator may adopt such amendments to the Plan and/or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator

Stock Award Agreement Under the

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Annex V-18

determines are necessary or appropriate to (a) exempt the Plan and/or the Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to this option, or (b) comply with the requirements of Code Section 409A. Any such action may include, but is not limited to, delaying payment, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, to a Grantee who is a “specified employee” within the meaning of Code Section 409A to the first day following the six-month period (or, if earlier, the date of the Grantee’s death) on the date of the Grantee’s “separation of service” as defined in Code Section 409A. The Company shall use commercially reasonable efforts to implement the provisions of this Section 13 in good faith; provided that neither the Company, the Administrator nor any Employee, Director or representative of the Company or of any of its Affiliates shall have any liability to with respect to this Section 13.

14. Acknowledgement. By electing to accept this Agreement, you acknowledge receipt of this Agreement and hereby confirm your understanding that the terms set forth in this Agreement constitute, subject to the terms of the Plan, which terms shall control in the event of any conflict between the Plan and this Agreement, the entire agreement and understanding of the parties with respect to the matters contained herein and supersede any and all prior agreements, arrangements and understandings, both oral and written, between the parties concerning the subject matter of this Agreement. The Company may, in its sole discretion, decide to deliver any documents related to Shares awarded under the Plan or future Shares that may be awarded under the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15. Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee (including for all purposes of the Notice, the Plan and this Agreement, electronic signatures transmitted by email or any online or electronic system). These agreements are to be construed in accordance with and governed by the internal laws of the State of Colorado, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Colorado to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

16. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

17. Dispute Resolution The provisions of this Section 17 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the state or federal courts located in Denver, Colorado, and the parties shall submit to the exclusive jurisdiction of such courts. The parties irrevocably waive, to the fullest extent permitted by law, any objection the

Stock Award Agreement Under the

ADA-ES, Inc. Amended and Restated 2010 Non-Management Compensation and Incentive Plan

Annex V-19

party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 17 is for any reason held to be invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

18. Compliance with Laws. Notwithstanding anything contained in this Agreement or the Plan, the Company may not take any actions hereunder, and no award shall be granted, that would violate the Securities Act of 1933, as amended (the “Act”), the Securities Exchange Act of 1934, as amended, the Code, or any other securities or tax or other applicable law or regulation.

19. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon transmission via facsimile or email with confirmation of successful transmission by the sending machine , upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

Signature of Grantee:

[Printed Name of Grantee]

Date: ,

ADA-ES, Inc.:

By:

[Printed Name and Title of Officer]

Date: ,

Stock Award Agreement Under the

ADA-ES, Inc. Amended and Restated 2010 Non-Management Compensation and Incentive Plan

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EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned to the Company pursuant to the Repayment Requirement.]

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto Mark H. McKinnies, as trustee for ADA-ES, Inc.,                      (    ) shares of the Common Stock of ADA-ES, Inc., a Colorado corporation (the “Company”), standing in his name on the books of, the Company represented by Certificate No.              herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock in the books of the Company with full power of substitution.

DATED:

The undersigned spouse of                      joins in this assignment.

Dated:
(Spouse of )

Stock Award Agreement Under the

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EXHIBIT B

INSIDER TRADING POLICY

[See Attached]

Stock Award Agreement Under the

ADA-ES, Inc. Amended and Restated 2010 Non-Management Compensation and Incentive Plan

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STOCK AWARD AGREEMENT

ADA-ES, INC. AMENDED AND RESTATED 2010 NON-MANAGEMENT COMPENSATION AND INCENTIVE PLAN

NOTICE OF STOCK AWARD

Grantee’s Name and Address:

You have been granted an Award to purchase fully-vested shares of Common Stock of the Company, subject to the terms and conditions of this Notice of Stock Award (the “Notice”), under the ADA-ES, INC. Amended and Restated 2010 Non-Management Compensation and Incentive Plan, as amended from time to time (the “Plan”) and the Stock Award Agreement (the “Agreement”) attached hereto, as follows. Acceptance of this Award by you and issuance of the number of Shares set forth below shall constitute full payment for services to be rendered to the Company or a Related Entity in the amount set forth below as Aggregate Gross Value of Stock Awarded. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number
Grant Date
Total Number of Shares of Common Stock Awarded
Aggregate Gross Value of Stock Awarded	$
Per Share Value of Stock Awarded	$

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement, and that signed copies of this Notice and the Agreement (including copies of Exhibit A thereto) have been exchanged between the parties.

ADA-ES, INC.

By:

Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.

The Grantee acknowledges receipt of a copy of the Plan and the Agreement (including Exhibit A thereto) and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The

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Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Agreement shall be resolved in accordance with Section 17 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Print Name:

Stock Award Agreement Under the

ADA-ES, Inc. Amended and Restated 2010 Non-Management Compensation and Incentive Plan

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Award Number:

ADA-ES INC. AMENDED AND RESTATED 2010 NON-MANAGEMENT

COMPENSATION AND INCENTIVE PLAN

STOCK AWARD AGREEMENT

1. Award of Shares. ADA-ES INC., a Colorado corporation (the “Company”), hereby grants, issues and sells to the Grantee (the “Grantee”) named in the Notice of Stock Award (the “Notice”), the Total Number of Shares of Common Stock Awarded set forth in the Notice (the “Shares”) in exchange for past services for a deemed Purchase Price per Share set forth in the Notice (the “Total Purchase Price”), subject to the Notice, this Stock Award Agreement (the “Agreement”) and the terms and provisions of the Company’s Amended and Restated 2010 Non-Management Compensation and Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. All Shares granted hereunder will be deemed issued to the Grantee as fully paid and nonassessable shares, and the Grantee will have the right to vote the Shares at meetings of the Company’s shareholders. The Company shall pay any applicable stock transfer taxes imposed upon the issuance of the Shares to the Grantee hereunder.

2. Consideration. The Shares are being granted to the Grantee in full consideration for services provided by the Grantee to the Company or a Related Entity.

3. Transferability. The Shares sold to the Grantee are registered under the Company’s S-8 Registration Statement and may be sold, transferred or otherwise disposed of by the Grantee. In furtherance, and not in limitation, of the foregoing, the Grantee acknowledges that the United States securities laws prohibit any person from trading in the securities of the Company while in possession of material, non-public information about the Company in violation of a duty of confidentiality. The Grantees further acknowledges that any proprietary information may constitute material non-public information, and agrees that he or she shall not trade any securities of the Company while in possession of material, non-public information about the Company in violation of any securities or other laws..

4. Distributions. Except as set forth in Section 7(e), the Company shall disburse to the Grantee all dividends and other distributions paid or made in cash with respect to the Shares and Additional Securities (whether earned or not), less any applicable withholding obligations.

5. Taxes. The Grantee shall be responsible for payment of, and upon request by the Company, shall immediately pay the Company the amount necessary to satisfy, any applicable foreign, federal, state, and local income and employment tax withholding obligations.

6. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

7. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

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8. Lock-Up Agreement.

(a) Agreement. Grantee, if such person is an officer, director or owner of greater than 5% of the Common Stock of the Company at such time (including, for purposes of determining stock ownership, shares of Common Stock issuable upon exercise of options or warrants, or conversion of securities convertible into shares of Common Stock), and/or if requested by the Company and the lead underwriter of any public offering of the Common Stock or other securities of the Company (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter shall specify. Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject until the end of such period. The Company and Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section 8.

(b) No Amendment Without Consent of Underwriter. During the period from identification as a Lead Underwriter in connection with any public offering of the Company’s Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 8(a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 8 may not be amended or waived except with the consent of the Lead Underwriter.

9. No Contract for Continuous Service. This Agreement is not a service contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation of the Grantee to continue in the service of the Company, or of the Company to continue the services the Grantee to the Company.

10. Applicability of Plan. This Agreement is subject to all the provisions of the Plan, which provisions are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

11. No Compensation Deferral. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, but rather is intended to be exempt from the application of Code Section 409A. To the extent that the Award is nevertheless deemed to be subject to Code Section 409A for any reason, this Award shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision herein to the contrary, in the event that following the Grant Date, the Administrator (as defined in the Plan) determines that the Award may be or become subject to Code Section 409A, the Administrator may adopt such amendments to the Plan and/or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Plan and/or the Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to this option, or (b) comply with the requirements of Code Section 409A. Any such action may include, but is not limited to, delaying payment, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, to a Grantee who is a “specified employee” within the meaning of Code Section 409A to the first

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day following the six-month period (or, if earlier, the date of the Grantee’s death) on the date of the Grantee’s “separation of service” as defined in Code Section 409A. The Company shall use commercially reasonable efforts to implement the provisions of this Section 11 in good faith; provided that neither the Company, the Administrator nor any Employee, Director or representative of the Company or of any of its Affiliates shall have any liability to with respect to this Section 11.

12. Acknowledgement. By electing to accept this Agreement, you acknowledge receipt of this Agreement and hereby confirm your understanding that the terms set forth in this Agreement constitute, subject to the terms of the Plan, which terms shall control in the event of any conflict between the Plan and this Agreement, the entire agreement and understanding of the parties with respect to the matters contained herein and supersede any and all prior agreements, arrangements and understandings, both oral and written, between the parties concerning the subject matter of this Agreement. The Company may, in its sole discretion, decide to deliver any documents related to Shares awarded under the Plan or future Shares that may be awarded under the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13. Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee (including for all purposes of the Notice, the Plan and this Agreement, electronic signatures transmitted by email or any online or electronic system). These agreements are to be construed in accordance with and governed by the internal laws of the State of Colorado, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Colorado to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

14. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

15. Dispute Resolution The provisions of this Section 15 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the state or federal courts located in Denver, Colorado, and the parties shall submit to the exclusive jurisdiction of such courts. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 15 is for any reason held to be invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

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16. Compliance with Laws. Notwithstanding anything contained in this Agreement or the Plan, the Company may not take any actions hereunder, and no award shall be granted, that would violate the Securities Act of 1933, as amended (the “Act”), the Securities Exchange Act of 1934, as amended, the Code, or any other securities or tax or other applicable law or regulation.

17. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon transmission via facsimile or email with confirmation of successful transmission by the sending machine , upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

Signature of Grantee:

[Printed Name of Grantee]

Date: ,

ADA-ES, Inc.:

By:

[Printed Name and Title of Officer]

Date: ,

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EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned to the Company pursuant to the Repayment Requirement.]

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto Mark H. McKinnies, as trustee for ADA-ES, Inc.,                      (    ) shares of the Common Stock of ADA-ES, Inc., a Colorado corporation (the “Company”), standing in his name on the books of, the Company represented by Certificate No.              herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock in the books of the Company with full power of substitution.

DATED:

The undersigned spouse of                      joins in this assignment.

Dated:
(Spouse of )

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EXHIBIT B

INSIDER TRADING POLICY

[See Attached]

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RESTRICTED STOCK PURCHASE AGREEMENT

ADA-ES, INC. AMENDED AND RESTATED 2010 NON-MANAGEMENT

COMPENSATION AND INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK PURCHASE AWARD

Grantee’s Name and Address:

You have been granted the right to purchase shares of Common Stock of the Company, subject to the terms and conditions of this Notice of Restricted Stock Purchase Award (the “Notice”), under the ADA-ES, Inc. Amended and Restated 2010 Non-Management Compensation and Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Purchase Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number
Grant Date
Vesting Commencement Date
Purchase Price per Share	$0.01
Total Number of Shares of Common Stock Awarded
Total Purchase Price
Cash Award (maximum)

Vesting Schedule:

Subject to Grantee’s Continuous Service and other limitations set forth in this Notice, the Agreement and the Plan, the Shares will “vest” in accordance with the following schedule:

[INSERT INCENTIVE VESTING SCHEDULE with language after each vesting clause that states: “and a maximum of __% of the Cash Award shall be payable for withholding and employment taxes.”]

During any authorized leave of absence, the vesting of the Shares shall be suspended. Vesting of the Shares shall resume upon the Grantee’s termination of the leave of absence and return to Continuous Service. The Vesting Schedule of the Shares shall be extended to the length of the suspension. In the event of Grantee’s change in status from Employee to Consultant, the vesting of the Shares shall continue only to the extent determined by the Administrator as of such change in status.

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Shares, that such Shares are no longer subject to repurchase at the Purchase Price per Share; provided, however, that such Shares shall remain subject to other restrictions on transfer set forth in the Agreement or the Plan. Shares that have not vested are deemed “Restricted Shares.” If the Grantee would become vested in a fraction of a Restricted Share, such Restricted Share shall not vest until the Grantee becomes vested in the entire Share. Notwithstanding the foregoing, the Shares subject to this Notice will be subject to the provisions of the Agreement and Section 11 of the Plan relating to the release of repurchase and forfeiture provisions in the event of a Corporate Transaction or Change in Control.

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Cash Award:

Subject to Grantee’s Continuous Service and other limitations set forth in this Notice, the Agreement and the Plan, the amount of the Cash Award represents the maximum that the Company shall pay to the Grantee over the vesting schedule. Such amount is intended to assist with the payment of withholding and employment taxes due upon vesting of Shares and was calculated based on 20% of an assumed escalating Fair Market Value of the Common Stock at the various vesting dates. If the actual Fair Market Value of the Common Stock at any vesting date is less than the assumed amount, the Cash Award then payable shall be reduced accordingly. If the payment of any Cash Award has been so reduced, the amount of the reduction may be added to a subsequent Cash Award payment if the calculation of 20% of the then Fair Market Value of the Common Stock is in excess of the maximum percentage stated above in the vesting schedule. If the Grantee makes an election under Section 83(b) of the Internal Revenue Code of 1986 (see Exhibit B to the Agreement), the Plan Administrator shall determine an equitable payment of the Cash Award taking into account such election. In no event shall the Company pay, or be obligated to pay, a total Cash Award in excess of the amount set forth in this Notice. The Cash Award is, in itself, compensation to the Grantee that will be subject to withholding and employment taxes. No “gross up” will be added to the Cash Award to assist with the payment of taxes or other withholding on the amount paid as the Cash Award.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement, and that signed copies of this Notice and the Agreement (including signed copies of Exhibits A, B and C thereto, as applicable) have been exchanged between the parties.

ADA-ES, INC.

By:
Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Agreement (including Exhibits A, B & C thereto) and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Agreement shall be resolved in accordance with Section 21 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:

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Award Number:

ADA-ES, INC. AMENDED AND RESTATED 2010 NON-MANAGEMENT

COMPENSATION AND INCENTIVE PLAN

RESTRICTED STOCK PURCHASE AWARD AGREEMENT

1. Purchase of Shares. ADA-ES, Inc., a Colorado corporation (the “Company”), hereby issues and sells to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Purchase Award (the “Notice”), the Total Number of Shares of Common Stock Awarded set forth in the Notice (the “Shares”) for a Purchase Price per Share set forth in the Notice (the “Total Purchase Price”), subject to the Notice, this Restricted Stock Purchase Award Agreement (the “Agreement”) and the terms and provisions of the Company’s Amended and Restated 2010 Non-Management Compensation and Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Payment for the Shares in the amount of the Total Purchase Price set forth in the Notice shall be made to the Company upon execution of the Notice. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. All Shares sold hereunder will be deemed issued to the Grantee as fully paid and nonassessable shares, and the Grantee will have the right to vote the Shares at meetings of the Company’s shareholders. The Company shall pay any applicable stock transfer taxes imposed upon the issuance of the Shares to the Grantee hereunder. If a Cash Award is specified in the Notice, the Company shall pay such amounts at the time the Restricted Shares vest in a manner which, at the sole discretion of the Administrator, is deemed to aid in the satisfaction of the withholding and employment taxes due upon such vesting.

2. Method of Payment. Payment of the Total Purchase Price shall be by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such payment method does not then violate an Applicable Law:

(a) cash; or

(b) check.

3. Transfer Restrictions. The Shares sold to the Grantee hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Grantee prior to the date when the Shares become vested pursuant to the Vesting Schedule set forth in the Notice. Any attempt to transfer Restricted Shares in violation of this Section 3 will be null and void and will be disregarded. Before the Shares fully vest, the Shares will be subject to the Company’s Repurchase Rights as set forth in Section 8 below.

4. Escrow of Stock. For purposes of facilitating the enforcement of the provisions of this Agreement, the Grantee agrees, immediately upon receipt of the certificate(s) for the Restricted Shares, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed in blank by the Grantee and the Grantee’s spouse (if required for transfer) with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Restricted Shares have not vested pursuant to the Vesting Schedule set forth in the Notice and continue to be subject to the Company’s Repurchase Rights, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. The Grantee hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Grantee agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any

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signature purported to be genuine and may resign at any time. Upon the vesting of all Restricted Shares and termination of the Company’s Repurchase Right, the escrow holder will, without further order or instruction, transmit to the Grantee the certificate evidencing such Shares, subject, however, to satisfaction of any withholding obligations provided in Section 6 below.

5. Distributions. Except as set forth in Section 8(e), the Company shall disburse to the Grantee all dividends and other distributions paid or made in cash with respect to the Shares and Additional Securities (whether vested or not), less any applicable withholding obligations.

6. Section 83(b) Election and Withholding of Taxes. The Grantee shall provide the Administrator with a copy of any timely election made pursuant to Section 83(b) of the Internal Revenue Code or similar provision of state law (collectively, an “83(b) Election”), a form of which is attached hereto as Exhibit B. If the Grantee makes a timely 83(b) Election, the Grantee shall immediately pay the Company the amount necessary to satisfy any applicable foreign, federal, state, and local income and employment tax withholding obligations. If the Grantee does not make a timely 83(b) Election, the Grantee shall, as Restricted Shares vest, or at the time withholding is otherwise required by any Applicable Law, pay the Company the amount necessary to satisfy any applicable foreign, federal, state, and local income and employment tax withholding obligations. The Grantee may satisfy his or her withholding obligations by authorizing the Company to transfer to the Company the number of vested Shares held in escrow that have an aggregate Fair Market Value equal to the withholding obligations. The Grantee hereby represents that he or she understands (a) the contents and requirements of the 83(b) Election, (b) the application of Section 83(b) to the receipt of the Shares by the Grantee pursuant to this Agreement, (c) the nature of the election to be made by the Grantee under Section 83(b) and the consequences of either making or not making the 83(b) Election, and (d) the effect and requirements of the 83(b) Election under relevant state and local tax laws. The Grantee further represents that he or she intends OR does not intend to file an election pursuant to Section 83(b) with the Internal Revenue Service within thirty (30) days following the date of this Agreement, and submit a copy of such election with his or her federal tax return for the calendar year in which the date of this Agreement falls.

[NOTE: The Grantee must cross through the inapplicable language in the last sentence of the preceding paragraph, and initial here:                     .]

7. Additional Securities. Any securities received as the result of ownership of the Restricted Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued, including, without limitation, the Vesting Schedule set forth in the Notice and the Company’s Repurchase Rights. The Grantee shall be entitled to direct the Company to exercise any warrant, option or other right received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Grantee may not direct the Company to sell any such warrant, option or right. If Additional Securities consist of a convertible security, the Grantee may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. Appropriate adjustments to reflect the distribution of Additional Securities shall be made to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company’s capital structure. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.

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8. Company’s Repurchase Rights.

(a) Grant of Repurchase Rights. The Company is hereby granted the right to repurchase all or any portion of the Shares that are Restricted Shares and any Additional Securities (the “Repurchase Right”) exercisable at any time during the period commencing on the date the Grantee’s Continuous Service terminates for any reason, with or without cause (including death or disability) (the “Termination Date”) and ending ninety (90) days after the first date on which the Repurchase Right may be exercised without incurring an accounting expense with respect to such exercise (the “Share Repurchase Period”).

(b) Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Grantee prior to the expiration of the Share Repurchase Period. The notice shall indicate the number of Shares and any Additional Securities to be repurchased and the date on which the repurchase is to be effected, such date to be not later than the last day of the Share Repurchase Period. On the date on which the repurchase is to be effected, the Company and/or its assigns shall pay to the Grantee in cash or cash equivalents (including the cancellation of any purchase-money indebtedness) for Restricted Shares being repurchased, the Purchase Price per Share or Additional Securities previously paid by the Grantee to the Company for such Shares and Additional Securities. Upon such payment to the Grantee or into escrow for the benefit of the Grantee, the Company and/or its assigns shall become the legal and beneficial owner of the Shares and Additional Securities being repurchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assigns the number of Shares and Additional Securities being repurchased, without further action by the Grantee.

(c) Assignment. Whenever the Company shall have the right to purchase Shares and Additional Securities under this Repurchase Right, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations, to exercise all or a part of the Company’s Repurchase Right.

(d) Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Shares and Additional Securities for which it is not timely exercised.

(e) Corporate Transaction. The Repurchase Right as to Restricted Shares and Additional Securities shall apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the Shares and Additional Securities in consummation of a Corporate Transaction and such stock or property shall be deemed Additional Securities for purposes of this Agreement, but only to the extent the Shares are at the time covered by such Repurchase Right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of the Corporate Transaction.

9. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

10. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11. Restrictive Legends. Grantee understands and agrees that the Company may cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of

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the Shares, if applicable, together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A REPURCHASE RIGHT HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THESE SHARES.

12. Lock-Up Agreement.

(a) Agreement. Grantee, if such person is an officer, director or owner of greater than 5% of the Common Stock of the Company at such time (including, for purposes of determining stock ownership, shares of Common Stock issuable upon exercise of options or warrants, or conversion of securities convertible into shares of Common Stock), and if requested by the Company and the lead underwriter of any public offering of the Common Stock or other securities of the Company (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or such shorter period of time as the Lead Underwriter shall specify. Grantee further agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agrees that the Company may impose stop-transfer instructions with respect to such Common Stock subject until the end of such period. The Company and Grantee acknowledge that each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section 12.

(b) No Amendment Without Consent of Underwriter. During the period from identification as a Lead Underwriter in connection with any public offering of the Company’s Common Stock until the earlier of (i) the expiration of the lock-up period specified in Section 12(a) in connection with such offering or (ii) the abandonment of such offering by the Company and the Lead Underwriter, the provisions of this Section 12 may not be amended or waived except with the consent of the Lead Underwriter.

13. Grantee’s Representations. If the Shares purchasable pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended, at the time of purchase, the Grantee shall, if required by the Company, concurrently with the purchase of the Shares, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit C.

14. Transferability. No benefit payable under, or interest in, this Agreement or in the shares of Common Stock that are scheduled to be issued hereunder shall be subject in any manner to anticipation,

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alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, your or your beneficiary’s debts, contracts, liabilities or torts; provided, however, nothing in this Section 14 shall prevent transfer (i) by will, (ii) by applicable laws of descent and distribution or (iii) to an Alternate Payee to the extent that a QDRO so provides, as further described in Section 20 of the Plan.

15. No Contract for Employment. This Agreement is not an employment or service contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation of the Grantee to continue in the employ or service of the Company, or of the Company to continue to employ Grantee.

16. Applicability of Plan. This Agreement is subject to all the provisions of the Plan, which provisions are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control.

17. No Compensation Deferral. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A, but rather is intended to be exempt from the application of Code Section 409A. To the extent that the Award is nevertheless deemed to be subject to Code Section 409A for any reason, this Award shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision herein to the contrary, in the event that following the Grant Date, the Administrator (as defined in the Plan) determines that the Award may be or become subject to Code Section 409A, the Administrator may adopt such amendments to the Plan and/or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Plan and/or the Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to this option, or (b) comply with the requirements of Code Section 409A. Any such action may include, but is not limited to, delaying payment, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, to a Grantee who is a “specified employee” within the meaning of Code Section 409A to the first day following the six-month period (or, if earlier, the date of the Grantee’s death) on the date of the Grantee’s “separation of service” as defined in Code Section 409A. The Company shall use commercially reasonable efforts to implement the provisions of this Section 17 in good faith; provided that neither the Company, the Administrator nor any Employee, Director or representative of the Company or of any of its Affiliates shall have any liability to with respect to this Section 17.

18. Acknowledgement. By electing to accept this Agreement, you acknowledge receipt of this Agreement and hereby confirm your understanding that the terms set forth in this Agreement constitute, subject to the terms of the Plan, which terms shall control in the event of any conflict between the Plan and this Agreement, the entire agreement and understanding of the parties with respect to the matters contained herein and supersede any and all prior agreements, arrangements and understandings, both oral and written, between the parties concerning the subject matter of this Agreement. The Company may, in its sole discretion, decide to deliver any documents related to Shares awarded under the Plan or future Shares that may be awarded under the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19. Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior

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undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee (including for all purposes of the Notice, the Plan and this Agreement, electronic signatures transmitted by email or any online or electronic system). These agreements are to be construed in accordance with and governed by the internal laws of the State of Colorado, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Colorado to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

20. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

21. Dispute Resolution. The provisions of this Section 21 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the state or federal courts located in Denver, Colorado, and the parties shall submit to the jurisdiction of such courts. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 21 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

22. Compliance with Laws. Notwithstanding anything contained in this Agreement or the Plan, the Company may not take any actions hereunder, and no award shall be granted, that would violate the Securities Act of 1933, as amended (the “Act”), the Securities Exchange Act of 1934, as amended, the Code, or any other securities or tax or other applicable law or regulation. Notwithstanding anything to the contrary contained herein, the shares issuable upon vesting shall not be issued unless such shares are then registered under the Act, or, if such shares are not then so registered, the Company has determined that such vesting and issuance would be exempt from the registration requirements of the Act.

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23. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon transmission via facsimile or email with confirmation of successful transmission by the sending machine, upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

Signature of Grantee:

[Printed Name of Grantee]

Date: ,

ADA-ES, Inc.:

By:

[Printed Name and Title of Officer]

Date: ,

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EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

FOR VALUE RECEIVED,                     hereby sells, assigns and transfers unto Mark H. McKinnies, as trustee for ADA-ES, Inc.,                     (    ) shares of the Common Stock of ADA-ES, Inc., a Colorado corporation (the “Company”), standing in his name on the books of, the Company, represented by Certificate No.     herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock in the books of the Company with full power of substitution.

DATED:

The undersigned spouse of                     joins in this assignment.

Dated:	(Spouse of )

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EXHIBIT B

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to the Internal Revenue Code, to include in gross income for 20     the amount of any compensation taxable in connection with the taxpayer’s receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are:

TAXPAYER’S NAME:

SPOUSE’S NAME:

TAXPAYER’S SOCIAL SECURITY NO.:

SPOUSE’S SOCIAL SECURITY NO.:

TAXABLE YEAR: Calendar Year 20

ADDRESS:

2. The property which is the subject of this election is                     shares of common stock of ADA-ES, Inc..

3. The property was transferred to the undersigned on                     , 20    .

4. The property is subject to the following restrictions.

5. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is:

$            per share x             shares = $            .

6. The undersigned paid $0.01 per share x             shares for the property transferred or a total of $            .

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned taxpayer is the person performing the services in connection with the transfer of said property.

The undersigned will file this election with the Internal Revenue Service office to which he files his annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his income tax return for the taxable year in which the property is transferred. The undersigned understands that this election will also be effective as an election under             law.

Dated:
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:
Spouse of Taxpayer

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EXHIBIT C

ADA-ES, INC. Amended and Restated 2010 Non-Management Compensation and Incentive Plan

INVESTMENT REPRESENTATION STATEMENT

GRANTEE	:
COMPANY	:	ADA-ES, INC.
SECURITY	:	COMMON STOCK
AMOUNT	:
DATE	:

In connection with the purchase of the above-listed Securities, the undersigned Grantee represents to the Company the following:

(a) Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Grantee is acquiring these Securities for investment for Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Grantee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Grantee’s investment intent as expressed herein. In this connection, Grantee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Grantee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Grantee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Grantee further acknowledges and understands that the Company is under no obligation to register the Securities. Grantee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

(c) Grantee is familiar with the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires (i) the resale to occur not less than six months after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; (ii) in the case of acquisition of the Securities by a non-affiliate who subsequently holds the Securities less than one year, the availability of certain public information about the Company; and (iii) in the case of acquisition of the Securities by an affiliate: (A) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934), (B) the availability of certain public information about the Company, (C) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (D) the timely filing of a Form 144, if applicable. Other restrictions may also apply to sales of the Securities, and Grantee understands that the Securities may not be readily resold, and that delays may occur in selling the Securities, even if they are eligible for sale under Rule 144.

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(d) Grantee further understands that if all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Grantee understands that no assurances can be given that any such other registration exemption will be available in such event, and that the Securities may not be salable by Grantee.

(e) Grantee represents that he or she is a resident of the State of                     .

Signature of Grantee:

[Print Name]

Date:

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Officers and Directors

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the company, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

AES’s bylaws require us to fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of ours, or is or was a director of officer of ours, serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that the personal liability of our directors is limited to the fullest extent permitted under the DGCL. This provision of our certificate of incorporation does not eliminate all fiduciary duties of our directors to us and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available to us.

We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

INDEX TO EXHIBITS

Exhibit Number	Description of Document
2.1*	Agreement and Plan of Merger, dated as of March 14, 2011, by and among ADA-ES, Inc., Advanced Emissions Solutions, Inc. and ADA Merger Corp. (attached as Annex I to the proxy statement/prospectus included in the Registration Statement and incorporated by reference).

3.1*	Certificate of Incorporation of Advanced Emissions Solutions, Inc. (attached as Annex II to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference).

1

Exhibit Number	Description of Document
3.2	Amended and Restated Articles of Incorporation of ADA-ES, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 filed on November 10, 2005 (File No. 000-50216).

3.3	Second Amended and Restated Bylaws of ADA-ES, Inc. (incorporated by reference to Exhibit 3.2 to the Quarterly report on Form 10-Q for the period ended September 30, 2010, filed on November 12, 2010 (File No. 000-50216).

3.3*	Bylaws of Advanced Emissions Solutions, Inc. (attached as Annex III to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference).

4.1**	Specimen Common Stock Certificate

4.2*	Amendment No. 1 to the ADA-ES 2007 Equity and Incentive Plan (attached as Annex IV to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference)

4.3*	Amended and Restated 2010 Non-Management Compensation and Incentive Plan (attached as Annex V to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference)

4.4	Amended and Restated 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.79 to the Quarterly report on Form 10-Q for the period ended September 30, 2010, filed on November 12, 2010 (File No. 000-50216).

5.1**	Opinion of Schuchat, Herzog & Brenman, LLC as to the validity of the shares being offered.

8.1**	Opinion of Sparkman + Foote LLP

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Schuchat, Herzog & Brenman, LLC (to be included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page).

99.1*	Form of Proxy Card

*	Filed herewith.
**	To be filed by amendment

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(a) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

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(c) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d) That every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

3

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, State of Colorado on March 14, 2011.

ADVANCED EMISSIONS SOLUTIONS, INC.

By:	/s/ Michael D. Durham
Michael D. Durham President (Chief Executive Officer

By:	/s/ Mark H. McKinnies
Mark H. McKinnies Senior Vice President and Chief Financial Officer

SIGNATURES

(INCLUDING POWER OF ATTORNEY)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Durham and Mark H. McKinnies, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ John W. Eaves	/s/ Walter P. Marcum
John W. Eaves, Director	Walter P. Marcum, Director
Date: March 14, 2011	Date: March 11, 2011

/s/ Jeffrey C. Smith	/s/ Michael D. Durham
Jeffrey C. Smith, Director	Michael D. Durham, Director
Date: March 10, 2011	Date: March 11, 2011

/s/ Mark H. McKinnies	/s/ Ronald B. Johnson
Mark H. McKinnies, Director	Ronald B. Johnson, Director
Date: March 11, 2011	Date: March 11, 2011

/s/ Robert N. Caruso	/s/ Richard Swanson
Robert N. Caruso, Director	Richard Swanson, Director
Date: March 11, 2011	Date: March 11, 2011

/s/ Derek C. Johnson
Derek C. Johnson, Director
Date: March 11, 2011

4

INDEX TO EXHIBITS

Exhibit Number	Description of Document
2.1*	Agreement and Plan of Merger, dated as of March 14, 2011, by and among ADA-ES, Inc., Advanced Emissions Solutions, Inc. and ADA Merger Corp. (attached as Annex I to the proxy statement/prospectus included in the Registration Statement and incorporated by reference).

3.1*	Certificate of Incorporation of Advanced Emissions Solutions, Inc. (attached as Annex II to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference).

3.2	Amended and Restated Articles of Incorporation of ADA-ES, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 filed on November 10, 2005 (File No. 000-50216).

3.3	Second Amended and Restated Bylaws of ADA-ES, Inc. (incorporated by reference to Exhibit 3.2 to the Quarterly report on Form 10-Q for the period ended September 30, 2010, filed on November 12, 2010 (File No. 000-50216).

3.3*	Bylaws of Advanced Emissions Solutions, Inc. (attached as Annex III to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference).

4.1**	Specimen Common Stock Certificate

4.2*	Amendment No. 1 to the ADA-ES 2007 Equity and Incentive Plan (attached as Annex IV to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference)

4.3*	Amended and Restated 2010 Non-Management Compensation and Incentive Plan (attached as Annex V to the proxy statement/prospectus included in this Registration Statement and incorporated herein by reference)

4.4	Amended and Restated 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.79 to the Quarterly report on Form 10-Q for the period ended September 30, 2010, filed on November 12, 2010 (File No. 000-50216).

5.1**	Opinion of Schuchat, Herzog & Brenman, LLC as to the validity of the shares being offered.

8.1**	Opinion of Sparkman + Foote LLP

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Schuchat, Herzog & Brenman, LLC (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page).

99.1*	Form of Proxy Card

*	Filed herewith.
**	To be filed by amendment

5